UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PRE-PAID LEGAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

Common stock, par value $0.01 per share, of Pre-Paid Legal Services, Inc. (the “Company”)

	(2)	Aggregate number of securities to which the transaction applies:

9,789,269 shares of common stock issued and outstanding.

(3)
Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value of the transaction was determined based upon 9,789,269 shares of common stock issued and outstanding and owned by persons other than the Company, MidOcean PPL Holdings Corp. (“Parent”) or any other direct or indirect wholly owned subsidiary of the Company or Parent on February 18, 2011, multiplied by the merger consideration of $66.50 per share. The filing fee equals the product of 0.00011610 multiplied by the maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of the transaction: $650,986,388.50

	(5)	Total fee paid: $75,579.52

☐		Fee paid previously with preliminary materials.

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRE-PAID LEGAL SERVICES, INC.
One Pre-Paid Way
Ada, Oklahoma 74820

[●], 2011

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Pre-Paid Legal Services, Inc. (the “Company”) to be held at One Pre-Paid Way, Ada, Oklahoma, on [●], [●], 2011, at [●] a.m., local time.

     At the special meeting, you will be asked to consider and vote upon a proposal to approve a merger pursuant to which the Company will merge with PPL Acquisition Corp., a wholly owned subsidiary of MidOcean PPL Holdings Corp, which we refer to as Parent. We entered into a merger agreement (the “Merger Agreement”) with Parent and its subsidiary PPL Acquisition Corp., which we refer to as Merger Sub, on January 30, 2011. If the merger is approved and is completed, you will be entitled to receive $66.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock owned by you as of the effective time of the merger, unless you have properly exercised your appraisal rights with respect to such shares.

     Our board of directors, acting on the unanimous recommendation of a special committee composed of disinterested and independent directors, unanimously approved the Merger Agreement, determined that the Merger Agreement and the merger are fair to and in the best interests of the Company and its shareholders, directed that the Merger Agreement be submitted to our shareholders for their adoption. Our board of directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement at the special meeting and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

     Your vote is very important, regardless of the number of shares you own. The proposal to adopt the Merger Agreement must be approved by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting.

     If you do not return your proxy card, submit a proxy via the Internet or by telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement.

     Only shareholders who owned shares of the Company’s common stock at the close of business on [●], 2011, the record date for the special meeting, will be entitled to vote at the special meeting.

     To vote your shares, you may return your proxy card, submit a proxy via the Internet or by telephone or attend the special meeting and vote in person. Even if you plan to attend the special meeting, we urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.

     If you received your proxy card or voting instructions relating to shares allocated to your account under the Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan (the “ESOP”) or your interests in the Associate Invesment Club, please follow the instructions provided to ensure that shares of stock allocated to your ESOP account and your Associate Investment Club shares are voted properly.

     If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. Accordingly, you should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee.

     The enclosed notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials (including the annexes) carefully.

     If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or emailing proxy@mackenziepartners.com.

     On behalf of your board of directors, thank you for your continued support.

Sincerely,

[●]
Harland C. Stonecipher
Chairman of the Board
Pre-Paid Legal Services, Inc.

     Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or the Merger Agreement, passed upon the merits or fairness of the merger or the Merger Agreement or passed upon the adequacy or accuracy of the disclosures in the enclosed Proxy Statement. Any representation to the contrary is a criminal offense.

     The enclosed Proxy Statement is dated [●], 2011 and is first being mailed to shareholders of the Company on or about [●], 2011.

PRE-PAID LEGAL SERVICES, INC.
One Pre-Paid Way
Ada, Oklahoma 74820

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [●], 2011

To the Shareholders of Pre-Paid Legal Services, Inc.:

     NOTICE IS HEREBY GIVEN THAT a special meeting of the shareholders of the Pre-Paid Legal Services, Inc., an Oklahoma corporation (the “Company”), will be held at One Pre-Paid Way, Ada, Oklahoma, on [●], 2011 at [●] a.m., local time, for the following purposes:

1.	To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of January 30, 2011, by and among the Company, MidOcean PPL Holdings Corp. (“Parent”) and PPL Acquisition Corp. (“Merger Sub”), as such agreement may be amended from time to time (the “Merger Agreement”);

2.	To consider and vote upon any proposal to authorize the Company’s board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting; and

3.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Company’s board of directors.

     All shareholders of record of our common stock at the close of business on [●], 2011 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on [●], 2011 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. A complete list of these shareholders will be available at One Pre-Paid Way, Ada, Oklahoma for at least ten days prior to the special meeting. Such list will also be produced and kept at the meeting site during the special meeting.

     Your vote is important, regardless of the number of shares you own. The merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. We urge you to complete, sign, date and return your proxy card as promptly as possible by mailing the card in the enclosed postage prepaid envelope, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. You may also submit a proxy by telephone or through the Internet by following the instructions on your proxy card. If you fail to return your proxy card, or submit your proxy by phone or the Internet, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

     If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your share of our common stock “FOR” the proposal to adopt the Merger Agreement will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

     If you received your proxy card relating to shares allocated to your account under the Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan (the “ESOP”) or your interests in the Associate Investment Club, please follow the voting instructions provided. The failure to vote the shares allocated to your ESOP account or your Associate Investment Club shares in accordance with the instructions provided will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

     Our board of directors, acting on the unanimous recommendation of a special committee composed of disinterested and independent directors (the “Special Committee”), unanimously approved the Merger Agreement, determined that the Merger Agreement and the merger are fair to and in the best interests of the Company and its shareholders and directed that the Merger Agreement be submitted to our shareholders for their adoption. Our board of directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement at the special meeting and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

     Under Oklahoma law, if the merger is completed, holders of the Company’s common stock who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by an Oklahoma District Court. In order to exercise your appraisal rights, you must submit a written demand for an appraisal prior to the shareholder vote on the Merger Agreement, not vote in favor of adoption of the Merger Agreement and you must comply with other Oklahoma law procedures explained in the accompanying proxy statement.

     The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

By Order of the Board of Directors

[●]
Kathleen S. Pinson, Secretary

[●], 2011
Ada, Oklahoma

YOUR VOTE IS IMPORTANT

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope, or submit a proxy by telephone or through the Internet by following the instructions on your proxy card. Giving your proxy now will not affect your right to vote in person if you attend the special meeting other than with respect to shares allocated to your account under the ESOP or the Associate Investment Club shares which can only be voted in accordance with instructions provided.

PRE-PAID LEGAL SERVICES, INC.
One Pre-Paid Way
Ada, Oklahoma 74820

SUMMARY TERM SHEET	1
The Parties to the Merger	1
Voting of Proxies and Revocation of Proxies	2
The Merger	3
Reasons for the Merger and Recommendation of Our Board of Directors	3
Opinion of the Special Committee’s Financial Advisor	4
Financing of the Merger	4
Limited Guarantee	5
Interests of Our Directors and Executive Officers in the Merger	5
The Merger Agreement	6
Litigation Related to the Merger	10
Material United States Federal Income Tax Consequences of the Merger	11
Regulatory Matters	11
Appraisal Rights	12
Market Price of Common Stock	12
Delisting and Deregistration of Company Common Stock	12
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	13
The Proposed Merger	13
The Special Meeting	14
Voting and Proxy Procedures	15
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION	19
THE SPECIAL MEETING	20
Date, Time and Place of the Special Meeting	20
Purpose of the Special Meeting	20
Recommendation of Our Board of Directors	20
Record Date; Shares Entitled to Vote	20
Quorum	21
Vote Required	21
Voting by the Company’s Directors and Executive Officers	21
Abstentions and Broker Non-Votes	21
Voting of Proxies	22
Revocation of Proxies	23
Rights of Shareholders Who Object to the Merger	23
Solicitation of Proxies	23
Other Matters	24

i

Shareholder List	24
Availability of Documents	24
THE PARTIES TO THE MERGER	25
Pre-Paid Legal Services, Inc.	25
MidOcean PPL Holdings Corp.	25
PPL Acquisition Corp.	25
THE MERGER	26
Background of the Merger	26
Reasons for the Merger and Recommendation of Our Board of Directors	35
Opinion of the Special Committee’s Financial Advisor	38
Financial Projections	41
Financing of the Merger	43
Limited Guarantee	45
Litigation Related to the Merger	46
Payment of Merger Consideration and Surrender of Stock Certificates	46
Interests of Our Directors and Executive Officers in the Merger	47
Effects on Us if the Merger is Not Completed	50
Delisting and Deregistration of Our Common Stock	50
Material United States Federal Income Tax Consequences of the Merger	51
Regulatory Matters	53
THE MERGER AGREEMENT	54
Explanatory Note	54
The Merger	54
Effective Time of the Merger	54
Merger Consideration	55
Payment Procedures	55
Appraisal Rights	56
Treatment of Equity Awards	56
Representations and Warranties	57
Covenants Relating to the Conduct of Our Business	60
Restrictions on Solicitation of Alternative Transaction Proposals	63
Restrictions on Change of Recommendation to Shareholders	64
Shareholders Meeting	66
Reasonable Best Efforts; Notification	66
Financing	67
Employee Benefits	69
Indemnification	70
Conditions to the Closing of the Merger	70
Termination of the Merger Agreement	72

ii

Fees and Expenses	74
Remedies	76
Amendment and Waiver	77
APPRAISAL RIGHTS	78
MARKET PRICES AND DIVIDEND DATA	80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	81
Security Ownership of Greater than 5% Owners	81
Security Ownership of Directors and Named Executive Officers	82
AUTHORITY TO ADJOURN THE SPECIAL MEETING	83
OTHER MATTERS	83
HOUSEHOLDING OF PROXY STATEMENT	83
FUTURE SHAREHOLDER PROPOSALS	83
MISCELLANEOUS	84
WHERE YOU CAN FIND MORE INFORMATION	85

ANNEXES

Annex A -	Agreement and Plan of Merger
Annex B -	Opinion of Berenson & Company, LLC
Annex C -	18 Oklahoma Statutes §1091 Appraisal Rights

iii

SUMMARY TERM SHEET

     This Summary Term Sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the transaction, you should read carefully this entire proxy statement and the annexes to this proxy statement. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of the item in this proxy statement. Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Pre-Paid Legal Services, Inc. In addition, we refer to Pre-Paid Legal Services, Inc. as the “Company,” to MidOcean PPL Holdings Corp. as “Parent” and to PPL Acquisition Corp. as “Merger Sub.” The Company, as the surviving corporation of the merger, is also referred to as the “surviving corporation.”

The Parties to the Merger (page 25)

Pre-Paid Legal Services, Inc.
One Pre-Paid Way
Ada, Oklahoma 74820
Telephone: (580) 436-1234

     We were one of the first companies in the United States organized solely to design, underwrite and market legal expense plans. Our life events legal plans (referred to as “memberships”) provide for a variety of legal services. In most states and provinces, standard plan benefits include preventive legal services, motor vehicle legal defense services, trial defense services, Internal Revenue Service audit services and a 25% discount off legal services not specifically covered by the membership. Additionally, in approximately 49 states, the District of Columbia and four Canadian provinces, a rider can be added to the standard plan that provides members with 24-hour access to a toll-free number for attorney assistance if the member is arrested or detained. We also offer our Identity Theft Shield which includes a credit report and related instructional guide, a credit score and related instructional guide, credit report monitoring with daily online and monthly offline notification of any changes in credit information and comprehensive identity theft restoration services.

     Our website is located at http://www.prepaidlegal.com. Our website address is included in this proxy statement as a textual reference only, and the information available on our website is not incorporated by reference into this proxy statement. Additional information regarding the Company is contained in our filings with the Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information” beginning on page 85.

MidOcean PPL Holdings Corp.
320 Park Avenue, 16th Floor
New York, New York
Telephone: (212) 497-1400

     MidOcean PPL Holdings Corp., or Parent, is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement, by affiliates of MidOcean Associates, SPC, which, with their affiliates we refer to as MidOcean. MidOcean is a premier private equity firm focused on the middle market. MidOcean is committed to investing in high quality companies with stable market positions and multiple opportunities for growth in the United States and Europe. Upon completion of the merger, the Company will be a direct, wholly owned subsidiary of Parent. We sometimes refer to the Company following the merger as the surviving corporation.

PPL Acquisition Corp.
320 Park Avenue, 16th Floor
New York, New York
Telephone: (212) 497-1400

     PPL Acquisition Corp., or Merger Sub, is an Oklahoma corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Upon consummation of the merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

The Special Meeting (page 20)

     Date, Time and Place. A special meeting of our shareholders will be held on [●], 2011, at One Pre-Paid Way, Ada, Oklahoma, at [●] a.m., local time, to consider and vote on:
  adoption of the Merger Agreement; and

  authorizing our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.
     Shareholders will also consider and act upon such other business that may properly come before the special meeting or any adjournment or postponement thereof.

     Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [●], 2011, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were [●] shares of our common stock outstanding and entitled to vote at the special meeting. A quorum is present if the holders of one-third of the outstanding shares of our common stock entitled to vote on the record date are present at the meeting, either in person or represented by proxy.

     Required Vote. The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Approval of any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter.

     As of [●], 2011 the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [●] shares of our common stock, representing [●] % of the outstanding shares of our common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

     If you do not return your proxy card, submit a proxy via the Internet or by telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement.

Voting of Proxies and Revocation of Proxies (page 22)

     Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you received your proxy card with respect to shares allocated to your account under the ESOP or with respect to your Associate Investment Club shares, please follow the voting instructions provided. If you fail to submit a proxy or to vote in person at the special meeting or in accordance with instructions provided, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of our common stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, and your shares of our common stock will not have an effect on any vote or a proposal to adjourn the special meeting.

     You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy by:
  delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary, Kathleen S. Pinson, at our corporate offices at One Pre-Paid Way, Ada, Oklahoma 74820, or by fax to the attention of Kathleen S. Pinson at (580) 436-7409, on or before the business day prior to the special meeting;

  delivering a new, later dated proxy by telephone or via the Internet through 11:59 p.m., eastern time, the day prior to the special meeting;

  delivering a written revocation or later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

  attending the special meeting and voting in person.
     If you have instructed a bank, brokerage firm or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your bank, brokerage firm or other nominee to change those instructions.

     You may revoke your proxy with respect to shares allocated to your account under the ESOP or your Associate Investment Club shares only by following the instructions provided.

     Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

The Merger (page 26)

     Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the merger, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation. If the merger is completed, the Company will cease to be a publicly-traded company.

     If the merger is completed, you will be entitled to receive $66.50 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock that you own as of the effective time of the merger and for which you have not properly exercised appraisal rights. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

     A copy of the Merger Agreement is attached as Annex A to this proxy statement. Please read it carefully.

Reasons for the Merger and Recommendation of Our Board of Directors (page 35)

     The board of directors of the Company, which we refer to as the board of directors, after considering the unanimous recommendation of the Special Committee and the various factors described in the section entitled “The Merger—Reasons for the Merger and Recommendation of Our Board of Directors,” unanimously (i) determined that the merger is fair to and in the best interests of the Company and our shareholders, (ii) approved and declared advisable the Merger Agreement and the merger (iii) directed that the Merger Agreement be submitted for consideration by the shareholders of the Company at a special meeting of shareholders and (iv) resolved to recommend that our shareholders vote to adopt the Merger Agreement. The Special Committee made its recommendation to the board of directors after consideration of the factors described in the section entitled “The Merger—Reasons for the Merger and Recommendation of Our Board of Directors”. The Special Committee is comprised entirely of disinterested and independent directors of the Company. Members of the Special Committee are also independent of Parent, Merger Sub and MidOcean Investors.

     In considering the recommendation of the board of directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the merger, and in recommending that the Merger Agreement be adopted by the shareholders of the Company. See the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 47.

     The board of directors recommends that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.

Opinion of the Special Committee’s Financial Advisor (page 38)

     Berenson & Company, LLC (“Berenson”) served as the Special Committee’s financial advisor in connection with the merger. On January 30, 2011, Berenson rendered to the Special Committee its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the merger consideration of $66.50 in cash to be received by the holders of our common stock pursuant to the merger was fair from a financial point of view to the holders of such shares. The Berenson written opinion, dated January 30, 2011, is sometimes referred to herein as the Berenson opinion.

     The full text of the Berenson opinion, which sets forth the assumptions made, matters considered, and limitations on the scope of review undertaken by Berenson in rendering its opinion, is attached to this proxy statement as Annex B. The Berenson opinion was provided to the Special Committee in connection with its consideration of the merger. The Berenson opinion does not constitute a recommendation as to how any shareholder should vote on the merger or any other matter. The Company encourages the Company’s shareholders to read the Berenson opinion carefully and in its entirety. The summary of the Berenson opinion in this proxy statement is qualified in its entirety by reference to the full text of the Berenson opinion.

Financing of the Merger (page 43)

     The total amount of funds necessary to pay the aggregate merger consideration as well as related transaction charges, fees and expenses is estimated to be approximately $[●]. Parent has informed us that it intends to fund the transaction with equity and debt financing, together with unrestricted cash and cash equivalents held by us and our subsidiaries, which will be available to Parent following consummation of the merger. Consummation of the merger is not conditioned on the funding of Parent’s financing or on Parent obtaining financing.

     Parent has obtained an equity commitment letter and a debt commitment letter, which we refer to collectively as the commitment letters. The funding under those commitment letters is subject to certain conditions, including conditions that do not relate directly to the Merger Agreement. We believe the amounts committed under the commitment letters will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, we have substantially less cash on hand or one or more of the parties to the commitment letters fails to fund the committed amounts in breach of such commitment letters or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including the financing under the commitment letters, is not a condition to the completion of the merger, the failure of Parent and Merger Sub to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay the Company a reverse termination fee of $50.0 million as described under “The Merger Agreement—Fees and Expenses” beginning on page 74. The obligation of Parent to pay the reverse termination fee is guaranteed by the guarantor referred to below.

     Equity Financing. Parent has entered into an equity commitment letter with MidOcean Partners III, L.P., MidOcean Partners III-A, L.P. and MidOcean Partners III-D, L.P. (collectively with their affiliates, the “MidOcean Investors”), dated January 30, 2011, pursuant to which they have severally and not jointly committed to provide equity financing up to a specified dollar amount. The funding of the financing contemplated by the equity commitment letter is subject to several conditions, including the satisfaction or waiver by Parent and Merger Sub (with the prior written consent of the MidOcean Investors in the case of any waiver) of each of the conditions to the obligations of Parent and Merger Sub to consummate the merger (other than any condition that by its nature is to be satisfied at the closing of the merger), the concurrent closing of the merger and the contemporaneous consummation of the debt financing. The obligation of the MidOcean Investors to fund their respective equity commitments will expire upon certain events, including the termination of the Merger Agreement in accordance with its terms and the consummation of the merger after giving effect to the equity contributions.

     Debt Financing. In connection with Parent’s entry into the Merger Agreement, Parent received a debt commitment letter, dated January 29, 2011, from Macquarie Capital (USA) Inc. and MIHI LLC (acting through such of its affiliates or branches as it deems appropriate) (collectively, the “Commitment Parties”). The debt commitment letter provides in the aggregate up to $440 million in debt financing to Parent, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $410 million and (ii) a senior secured revolving credit facility with a maximum availability of $40 million (which may not be drawn at the closing of the merger). The debt commitment terminates automatically upon the earlier to occur of 5:00 p.m., New York City time, on July 31, 2011, the closing of the merger and the termination of the Merger Agreement in accordance with its terms.

     The availability of the facilities contemplated by the debt commitment letter is subject to certain conditions described beginning on page 44. There is a risk that one or more of the conditions to the debt financing will not be satisfied and the debt financing may not be funded when required.

     If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, Parent will, at our request, use its reasonable best efforts to arrange and obtain alternative debt financing from alternative debt sources in an amount sufficient to consummate the merger with terms and conditions not less favorable, taken as a whole, to Parent and Merger Sub than the terms and conditions in the existing debt commitment letter. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

Limited Guarantee (page 45)

     The MidOcean Investors have entered into a limited guarantee in favor of the Company in an aggregate amount of $50 million. Under the limited guarantee, each of the MidOcean Investors guarantees, severally and not jointly, and subject to the terms and conditions of the limited guarantee and up to the specified portion of the maximum amount set forth therein, the payment of any termination fee that may become payable by Parent under certain specified circumstances and certain other specified obligations of Parent under the Merger Agreement. In the event that Parent breaches the Merger Agreement or fails to pay us any termination fee that it becomes obligated to pay under the Merger Agreement, our only recourse would be against Parent for specific performance or to seek $50 million from the MidOcean Investors under the limited guarantee.

Interests of Our Directors and Executive Officers in the Merger (page 47)

     When considering the recommendation of the Company’s board of directors, you should be aware that the Company’s directors and executive officers have interests in the merger other than their interests as the Company shareholders generally, as described below. These interests may be different from, or in conflict with, your interests as a shareholder of the Company. The members of our board of directors and the Special Committee were aware of these additional interests, and considered them, when they unanimously approved the Merger Agreement. These interests include the following:
  enhanced severance payments and benefits upon a qualifying termination of employment;

  payment of retention bonuses following the merger;

  following the effective time of the merger, Parent and the surviving corporation of the merger will provide continued indemnification to directors and officers for the period prior to the effective time of the merger;

  although no understanding has been reached, the MidOcean Investors have offered Harland C. Stonecipher, the Chairman of our board of directors, the opportunity to participate in the transaction by exchanging a portion or all of his shares of Company common stock for equity in Parent at the closing of the merger, in lieu of receiving the per share cash merger consideration;

  although no understanding has been reached, the MidOcean Investors discussed with Mr. Stonecipher the possibility of Mr. Stonecipher having a continuing role with the Company subsequent to the closing;
  following the effective time of the merger it is anticipated that Mr. Stonecipher will serve on the board of directors of the surviving corporation; and

  Mr. Stonecipher may also be entitled to special payments under his employment agreement if his employment is terminated following the transaction.
The Merger Agreement (page 54)

     Treatment of Common Stock and Equity Awards (page 56)

     Common Stock. At the effective time of the merger, each share of our common stock issued and outstanding (other than (i) shares owned by Parent or any direct or indirect subsidiary of Parent, (ii) shares owned by the Company or any direct or indirect subsidiary of the Company and (iii) shares owned by shareholders who have perfected and not otherwise waived, withdrawn or lost their rights as dissenting shareholders, if any, to demand to be paid the “fair value” of their shares of common stock under Oklahoma law) will convert into the right to receive the per share merger consideration of $66.50 in cash, without interest, less any applicable withholding taxes.

     Stock Options. The Merger Agreement provides that immediately prior to the effective time of the merger, each option then outstanding (whether or not vested) will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the amount by which $66.50 exceeds the applicable per share exercise price (if any) multiplied by (ii) the number of shares of common stock issuable upon exercise of such stock option, without interest and less any applicable withholding taxes. Parent, or the surviving corporation acting on its behalf, will make such cash payments within 10 business days of the closing of the merger. As of the date of this proxy statement, there were no options outstanding under our stock option plan.

     Conditions to the Closing of the Merger (page 70)

     The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our shareholders, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), approvals from the Commissioner of the Oklahoma Insurance Department and the Commissioner of the Florida Office of Insurance Regulation the absence of any statute, rule, regulation or order that restrains, enjoins or otherwise prohibits the consummation of the merger, the accuracy of the representations and warranties of the parties contained in the Merger Agreement and compliance by the parties with their respective obligations under the Merger Agreement.

     Restrictions on Solicitation of Alternative Transaction Proposals (page 63)

     We have agreed that from the date of the Merger Agreement until the effective time of the merger, we, our subsidiaries and our and our subsidiaries’ respective directors, officers, employees, advisors and representatives shall not, directly or indirectly:
   initiate, solicit, propose or knowingly encourage or knowingly facilitate any “alternative transaction proposal”, or any inquiries or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an “alternative transaction proposal”;

  engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish any person any information concerning the Company or any of its subsidiaries with respect to, any “alternative transaction proposal” or any proposal or offer that could reasonably be expected to lead to an “alternative transaction proposal”;

  grant any waiver, amendment or release under any standstill or confidentiality agreement or anti-takeover statute;

  approve, endorse, recommend, or execute or enter into any agreement relating to an “alternative transaction proposal” or that contradicts the Merger Agreement or requires the Company to abandon the Merger Agreement; or

  resolve, propose, commit or agree to do any of the foregoing.
     However, prior to the adoption of the Merger Agreement by the Company’s shareholders, under certain circumstances specified in the Merger Agreement, we may respond to certain unsolicited “alternative transaction proposals” or participate in discussions or negotiations with person making any such proposals and our board of directors or the Special Committee may modify or withdraw its recommendation in favor of the merger and, with respect to a “superior proposal” we may terminate the Merger Agreement to enter into an agreement with respect to such proposal. See “The Merger Agreement—Restrictions on Change of Recommendation to Shareholders” beginning on page 64. We must notify Parent at least three business days prior to effecting a “Company adverse recommendation change” or a “change of recommendation” in response to an “intervening event” or terminating the Merger Agreement to enter into an agreement with respect to a “superior proposal”. We must then negotiate in good faith with Parent (to the extent Parent desires to negotiate) during such period to make such revisions to the Merger Agreement as would permit the board of directors not to take such action. See “The Merger Agreement—Restrictions on Change of Recommendation to Shareholders” beginning on page 64.

     Termination of the Merger Agreement (page 72)

     Parent and the Company (upon approval of the Special Committee) may, by mutual written consent, terminate the Merger Agreement and abandon the merger at any time prior to the effective time of the merger, whether before or after the adoption of the Merger Agreement by our shareholders.

     The Merger Agreement may also be terminated by either Parent or the Company (and the merger abandoned at any time prior to the effective time of the merger) if:
  the merger has not been consummated by the “outside date” (which, unless extended as provided in the Merger Agreement, is July 31, 2011), but this right to terminate the Merger Agreement will not be available to any party whose breach of or failure to fulfill any obligation under the Merger Agreement has been a principal cause of or resulted in the failure of the merger to be consummated by such date, and if the Company has brought any litigation against Parent seeking to specifically enforce its rights as provided under the Merger Agreement and such litigation is pending on such date, this right to terminate the Merger Agreement will not be available to Parent until the third business day after Parent and Merger Sub shall have complied with any all orders included in the final ruling in such litigation;

  an injunction, judgment or order of a governmental entity permanently restraining enjoining or otherwise prohibiting the merger shall have become final or nonappealable or any law makes the consummation of the merger illegal or otherwise prohibited, unless the consummation of the merger in violation of such law would not have a Company material adverse effect, (but this termination right shall not be available to a party unless, prior to such termination, such party shall have used its reasonable best efforts to oppose any such injunction, judgment or order or law or to have such injunction, judgment or order or law vacated or made inapplicable to the merger and shall have complied in all material respects with its obligations to use reasonable best efforts to consummate the Merger contained in the Merger Agreement, and this termination right shall not be available to any party whose breach of any provision of the Merger Agreement results in the imposition of any such injunction, judgment or order or the failure of such injunction, judgment or order to be resisted, resolved or lifted, as applicable); or

  at the special meeting of our shareholders, a proposal to adopt the Merger Agreement shall have been voted upon and our shareholders shall not have adopted the Merger Agreement at such meeting or any adjournment of such meeting.

     The Merger Agreement may also be terminated by Parent (and the merger abandoned at any time prior to the effective time of the merger) if:
  the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or the compliance by it with its obligations under the Merger Agreement, and such breach or failure to perform is incapable of being cured, or if capable of being cured, is not cured by the earlier to occur of 30 days (or, in the case of a breach of the Company’s obligations not to solicit “alternative transaction proposals”, five days) after the Company receives notice of such breach from Parent or Merger Sub and the “outside date”; provided that each of Parent and Merger Sub is not then in breach of the Merger Agreement so as to cause any of the parties’ mutual conditions to the closing of the merger or either condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or the compliance by Parent and Merger Sub with their obligations under the Merger Agreement not to be satisfied; or

  prior to the adoption of the Merger Agreement by the Company’s shareholders our board of directors or the Special Committee shall have effected a Company adverse recommendation change or a change of recommendation in response to an intervening event, or Parent shall have received written notice from the Company to the effect that the Company intends to terminate the Merger Agreement in connection with entering into an agreement with respect to a “superior proposal”.
     The Merger Agreement may also be terminated by the Company (and the merger abandoned at any time prior to the effective time of the merger) if:
  prior to the adoption of the Merger Agreement by the Company’s shareholders, our board of directors or the Special Committee shall have determined, in good faith, that an “ alternative transaction proposal” is a “superior proposal” and the Company shall have complied with the restrictions in the Merger Agreement on the solicitation of “alternative transaction proposals” and on our board of directors or the Special Committee changing the recommendation to our shareholders and paid a termination fee of $21.5 million to MidOcean US Advisor, LP;

  if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or the compliance by them with their obligations under the Merger Agreement, and is incapable of being cured, or if capable of being cured, is not cured by the earlier to occur of 30 days after Parent or Merger Sub receives notice of such breach from the Company and the “outside date”; provided that the Company is not then in breach of the Merger Agreement so as to cause any of the parties’ mutual conditions to the closing of the merger or either condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or the compliance by the Company with its obligations under the Merger Agreement not to be satisfied; or

  if (i) the parties’ mutual conditions to the closing of the merger and the additional conditions to the closing of the merger of Parent and Merger Sub have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the merger), (ii) the Company has irrevocably confirmed in writing that all of its additional conditions to the closing of the merger have been satisfied or that it is willing to waive all such conditions that may be unsatisfied provided that the closing of the merger occurs by the close of business on the second business day following the date of such notice, (iii) Parent’s marketing period has ended or will end on the date of such notice, and (iv) by the close of business on the second business day after the Company has delivered written notice to Parent of the satisfaction of such conditions and such confirmation, the merger shall not have been consummated; provided that the conditions described in clause (i) remain satisfied and the Company’s certification described in clause (ii) remains in full force and effect at the close of business on such second business day; provided, further, that during such two-business-day period, no party shall be entitled to terminate the Merger Agreement for the failure of the merger to be consummated by the “outside date” until after the close of business on the business day immediately following the last day of such period.
     Fees and Expenses (page 74)

     Termination Fee Payable by Parent. Parent will be required to pay the Company a termination fee equal to $50 million if:
  the Company terminates the Merger Agreement because Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or the compliance by them with their obligations under the Merger Agreement, and is incapable of being cured, or if capable of being cured, is not cured by the earlier to occur of 30 days after Parent or Merger Sub receives notice of such breach from the Company and the “outside date”; provided that the Company is not then in breach of the Merger Agreement so as to cause any of the parties’ mutual conditions to the closing of the merger or either condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or the compliance by the Company with its obligations under the Merger Agreement not to be satisfied; or

  the Company terminates the Merger Agreement because (i) the parties’ mutual conditions to the closing of the merger and the additional conditions to the closing of the merger of Parent and Merger Sub have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the merger), (ii) the Company has irrevocably confirmed in writing that all of its additional conditions to the closing of the merger have been satisfied or that it is willing to waive all such conditions that may be unsatisfied provided that the closing of the merger occurs by the close of business on the second business day following the date of such notice, (iii) Parent’s marketing period has ended or will end on the date of such notice, and (iv) by the close of business on the second business day after the Company has delivered written notice to Parent of the satisfaction of such conditions and such confirmation, the merger shall not have been consummated; provided that the conditions described in clause (i) remain satisfied and the Company’s certification described in clause (ii) remains in full force and effect at the close of business on such second business day; provided, further, that during such two-business-day period, no party shall be entitled to terminate the Merger Agreement for the failure of the merger to be consummated by the “outside date” until after the close of business on the business day immediately following the last day of such period.

     Termination Fee Payable by the Company. The Company will be required to pay MidOcean US Advisor, LP a termination fee equal to $21.5 million if:
  prior to the adoption of the Merger Agreement by the Company’s shareholders, the Company terminates the Merger Agreement because our board of directors or the Special Committee shall have determined, in good faith, that an “alternative transaction proposal” is a “superior proposal” and we shall have complied with the restrictions in the Merger Agreement on the solicitation of “alternative transaction proposals” and on our board of directors or the Special Committee changing the recommendation to our shareholders;

  Parent terminates the Merger Agreement because prior to the adoption of the Merger Agreement by the Company’s shareholders our board of directors or the Special Committee shall have effected a Company adverse recommendation change or a change of recommendation in response to an intervening event, or Parent shall have received written notice from the Company to the effect that the Company intends to terminate the Merger Agreement in connection with entering into an agreement with respect to a “superior proposal”;

  Parent or the Company terminates the Merger Agreement because the Company’s shareholders shall have voted not to adopt the Merger Agreement at the meeting of Company shareholders (or any adjournment of such meeting) and prior to such meeting our board of directors shall have made a change of recommendation based on an intervening event; or

  (i) after the date of the Merger Agreement (and in the case of a termination of the Merger Agreement by Parent or the Company on account of the Company’s shareholders voting not to adopt the Merger Agreement at the meeting of Company shareholders, prior to such meeting (or any adjournment of such meeting)) an “alternative transaction proposal” shall have become publicly known and not withdrawn, (ii) thereafter, the Merger Agreement is terminated by Parent or the Company because the merger shall not have been consummated by the “outside date” or the Company’s shareholders shall have voted not to adopt the Merger Agreement at the meeting of Company shareholders (or any adjournment of such meeting) or the Merger Agreement is terminated by Parent because of the Company’s uncured material breach, in any case, such termination being made in accordance with the Merger Agreement and (iii) within 12 months after such termination, the Company enters into a definitive agreement providing for any transaction contemplated by any “alternative transaction proposal”, regardless of when made (which transaction is thereafter consummated) or consummates any “alternative transaction proposal” regardless of when made (for purposes of clause (iii), the term “alternative transaction proposal” shall have the meaning set forth in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Alternative Transaction Proposals” beginning on page 63, except that all references to “20%” shall be deemed to be references to “50%”.
     In addition, if the Merger Agreement is terminated under certain circumstances and we are not otherwise required to pay the $21.5 million termination fee, we will be required to pay MidOcean US Advisor, LP reimbursement for the transaction expenses incurred by Parent and its related parties, up to an aggregate limit of $5 million. In the event we shall later be required to pay the $21.5 million termination fee, the aggregate amount of transaction expense reimbursement paid by us shall be credited against the amount of such termination fee.

Litigation Related to the Merger (page 46)

     Oklahoma District Court of Oklahoma County

     On February 8, 2011, a putative shareholder class action complaint was filed in the Oklahoma District Court of Oklahoma County by Andrew D. McMullan and James E. McCurdy, individually and on behalf of all others similarly situated, against the Company and each member of the Company’s board of directors (case number CJ-2011-871). The complaint generally alleges that the directors breached their fiduciary duties to the shareholders by agreeing to sell the Company pursuant to an unfair process and at an unfair price. The complaint alleges that the directors breached their fiduciary duties of care, loyalty, candor, good faith and independence and have acted to put their personal interests ahead of the interests of the Company’s shareholders, and that the Company has aided and abetted such breaches. The complaint seeks injunctive relief, rescission of any barriers to the maximization of shareholder value and attorneys’ fees.

     Oklahoma District Court of Pontotoc County

     On February 11, 2011, a putative shareholder class action complaint was filed in the Oklahoma District Court of Pontotoc County by Czar Fredrik D. Reyes, individually and on behalf of all others similarly situated, against the Company, each member of the Company’s board of directors and Parent and Merger Sub (case number CJ-11-26). The complaint generally alleges that the directors breached their fiduciary duties to the shareholders by agreeing to sell the Company pursuant to an unfair process and at an unfair price. The complaint alleges that the directors breached their fiduciary duties of loyalty, due care, independence, good faith and fair dealing, and that the Company, Parent and Merger Sub have aided and abetted such breaches. The complaint also alleges that the defendants agreed to onerous and preclusive deal protection devices as part of the Merger Agreement, including the “no solicitation” provision, the requirement to notify Parent and Merger Sub of any competing proposals and negotiate in good faith with Parent to amend the terms of the Merger Agreement so that the competing proposal would not be a “superior proposal” and the $21.5 million termination fee. The complaint seeks injunctive relief, damages and costs of the action, including attorneys’ fees.

     The Company and its board of directors believe that these lawsuits are without merit and intend to vigorously defend themselves.

Material United States Federal Income Tax Consequences of the Merger (page 51)

     The receipt of cash in exchange for common stock of the Company will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, United States holders of the Company’s common stock who receive cash in exchange for their shares pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received. If the United States holder holds the Company’s common stock as a capital asset, any gain or loss generally should (determined before the deduction of any applicable withholding taxes) be capital gain or loss. If the United States holder has held the shares for more than one year, any gain or loss generally should be long-term capital gain or loss. The deductibility of capital losses is subject to limitations. You should read “The Merger—Material United States Federal Income Tax Consequences of the Merger” for a more detailed discussion.

     Tax matters are very complex, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the federal, state, local and foreign tax consequences of the merger.

Regulatory Matters (page 53)

     Under the terms of the Merger Agreement, the merger cannot be completed until (i) the waiting period (and any extensions thereof) applicable to the merger under the HSR Act and the rules and regulations promulgated thereunder have terminated or expired, (ii) the Commissioner of the Oklahoma Insurance Department has approved the merger, (iii) the Commissioner of the Florida Office of Insurance Regulation has approved the merger and (iv) any other consent from or with any governmental entity that is required to be obtained or made in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the merger, that, if not obtained would materially impair the benefits, taken as a whole, that Parent or Merger Sub reasonably expects to derive from the consummation of the transactions has been obtained.

     Under the HSR Act, each party must file a pre-merger notification with the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”). A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. The parties to the merger originally filed their respective notification and report forms pursuant to the HSR Act with the FTC and DOJ on  [●], 2011 and the initial 30-day waiting period will expire on  [●], 2011 unless earlier terminated or extended by the DOJ requesting additional information from the parties.

     The Company has filed the required “applications for approval” with the States of Oklahoma and Florida but has not received the required approvals as of the date of this proxy statement. In addition, the Company will be required to provide certain notifications, prior to and following the merger, to government agencies in other jurisdictions where it operates.

Appraisal Rights (page 56)

     Holders of our common stock who do not vote in favor of the Merger Agreement may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration under the Merger Agreement, but only if they comply with the procedures required under Oklahoma law. In order to qualify for these rights, you must (1) not vote in favor of adoption of the Merger Agreement (although you may choose not to vote), (2) deliver to us a written demand for appraisal prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting, and (3) otherwise comply with the procedures of Oklahoma law regarding the exercise of appraisal rights. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for the adoption of the Merger Agreement and will disqualify the shareholder submitting that proxy from demanding appraisal rights.

     A copy of Section 1091 of the Oklahoma General Corporation Act is included as Annex C to this proxy statement. Failure to follow the procedures set forth therein will result in the loss of appraisal rights.

Market Price of Common Stock (page 80)

     The closing price of our common stock on the New York Stock Exchange, or NYSE, on January 28, 2011, the last trading day prior to the public announcement of the Merger Agreement, was $60.26 per share of common stock. On [●], the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for Company common stock on the NYSE was $[●] per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

Delisting and Deregistration of Company Common Stock (page 80)

     If the merger is completed, our common stock will be delisted from and no longer be traded on the NYSE and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we would no longer file periodic reports with the SEC on account of our common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

     The following questions and answers are intended to address some commonly asked questions regarding the special meeting of shareholders and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement.

The Proposed Merger

Q:	What will happen in the proposed merger?

A:	Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. We have been advised by Parent that it expects to continue to operate the surviving corporation under the name Pre-Paid Legal Services immediately following the merger.

Q:	What will I receive for my shares of our common stock in the merger?

A:	As a result of the merger, shareholders of the Company will be entitled to receive $66.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own as of the effective time of the merger. For example, if you own 1,000 shares of our common stock, you will be entitled to receive $66,500 in cash, less any applicable withholding taxes, in exchange for your 1,000 shares.

Q:	What effects will the proposed merger have on the Company?

A:	Upon completion of the proposed merger, the Company will cease to be a publicly traded company and will be wholly owned by Parent. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Exchange Act are expected to be terminated. In addition, upon completion of the proposed merger, shares of our common stock will no longer be listed on the NYSE.

Q:	How does the Company’s board recommend that I vote?

A:	Our board of directors, acting on the unanimous recommendation of the Special Committee, determined that the Merger Agreement and the merger are fair to and in the best interests of the Company and its shareholders. Our board of directors has unanimously approved the Merger Agreement. Our board of directors recommends that you vote “FOR” the adoption of the Merger Agreement at the special meeting and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	The merger is subject to compliance with the applicable requirements of the HSR Act and of the Oklahoma Insurance Department and the Office of Insurance Regulation of the Financial Services Commission of the State of Florida. See “The Merger—Regulatory Matters” beginning on page 53.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger by July 31, 2011. In addition to obtaining shareholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals, and Parent’s marketing period in connection with its debt financing for the merger must have expired or terminated.

Q:	What happens if the merger is not completed?

A:	If the Merger Agreement is not adopted by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, upon the termination of the Merger Agreement, the Company will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under specified circumstances, the Company may be required to pay Parent a termination fee or certain of Parent’s expenses or Parent may be required to pay the Company a termination fee, in each case, as described in “The Merger Agreement—Fees and Expenses” beginning on page 74.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share cash merger consideration for my shares?

A:	Our shareholders are entitled to appraisal rights under Oklahoma law by following the requirements specified in Section 1091 of the Oklahoma General Corporation Act. A copy of Section 1091 is attached as Annex C to this proxy statement. See “Appraisal Rights” beginning on page 78.

Q:	What is the Special Committee?

A:	It is a committee of our board comprised of disinterested and independent directors that was formed to make decisions with respect to the Company’s strategic alternatives. See “The Merger—Background of the Merger” beginning on page 26.

Q:	Do any of the Company’s directors or officers have interests in the merger that may differ from those of the Company shareholders?

A:	Certain of our directors and executive officers have interests in the merger that may differ from those of the Company’s shareholders. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 47 for a description of these and other rights of our directors and executive officers that come into effect in connection with the merger.

Q:	What are the United States federal income tax consequences of the merger to holders of our common stock?

A:
The receipt of cash in exchange for our common stock will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, United States holders of our common stock who receive cash in exchange for their shares pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received. If the United States holder holds the common stock as a capital asset, any gain or loss generally should be capital gain or loss. If the United States holder has held the shares for more than one year, any gain or loss generally should be long-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Tax matters are very complex, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the federal, state, local and foreign tax consequences of the merger. See “The  Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 51.

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of shareholders, or at any adjournments or postponements of the special meeting. This document contains important information about the merger and the special meeting of shareholders, and you should read it carefully.

Q:	Where and when is the special meeting of shareholders?

A:	The special meeting of our shareholders will be held on [●], 2011 at [●] a.m., local time, at One Pre-Paid Way, Ada, Oklahoma.

Q:	What am I being asked to vote on?

A:	You will be asked to consider and vote on the following proposals:

  to adopt the Merger Agreement; and

  to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.
Shareholders will also consider and act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

Q:	What is a quorum?

A:	A quorum of the holders of the outstanding shares of the Company’s common stock must be present for the special meeting to be held. A quorum is present if the holders of one-third of the outstanding shares of our common stock entitled to vote on the record date are present at the meeting, either in person or represented by proxy. Abstentions and broker non-votes, if any, are counted as present for the purpose of determining whether a quorum is present. Broker non-votes occur in respect of shares held in “street name” when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter.

Voting and Proxy Procedures

Q:	Who is entitled to vote at the special meeting?

A:	Only shareholders of record as of the close of business on [●], 2011 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	What vote is required to adopt the Merger Agreement?

A:	The proposal to adopt the Merger Agreement must be approved by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting.

Q:	What vote is required to approve any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies?

A:	Any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. Brokerage firms have the authority under the rules of the NYSE to vote their clients’ unvoted shares on certain routine matters. However, the proposal to approve the merger and to adjourn the meeting are not routine under the NYSE rules, and your broker does not have discretionary authority to vote on either of these proposals. Accordingly, without instructions from you, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement; such an occurrence will have no effect on the voting on any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Q:	How do I vote shares allocated to my account under the ESOP?

A:	You may vote shares allocated to your account under the ESOP only in accordance with instructions provided. You must also follow instructions to revoke your proxy or change your vote after you have submitted a proxy card in accordance with instructions provided.

Q:	How do I vote my Associate Investment Club shares?

A:	You may vote your Associate Investment Club shares only in accordance with instructions provided. You must also follow instructions to revoke your proxy or change your vote after you have submitted a proxy card in accordance with instructions provided.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed postage prepaid return envelope as soon as possible, or submit a proxy via the Internet or by telephone, so that your shares can be voted at the special meeting of our shareholders. Please do not send your stock certificates with your proxy card.

Q:	May I vote in person?

A:	Yes. If your shares are registered in your name, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card by mail or submitting a proxy via the Internet or by telephone. If your shares are held in “street name,” you must obtain a proxy from your bank, brokerage firm or other nominee in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy by mail or submit a proxy via the Internet or by telephone to ensure that your shares will be represented at the special meeting.

Q:	May I submit a proxy via the Internet or by telephone?

A:	If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card by mail or vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet or by telephone. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or by telephone. If your shares are held in “street name” through a bank, brokerage firm or other nominee, you may provide voting instructions by completing and returning the voting form provided by your bank, brokerage firm or other nominee, or via the Internet or by telephone through your bank, brokerage firm or other nominee if your bank, brokerage firm or other nominee provides such a service. To provide voting instructions via the Internet or by telephone through your bank, brokerage firm or other nominee, you should follow the instructions on the voting form provided by your bank, brokerage firm or other nominee.

Q:	What happens if I do not return my proxy card by mail, submit a proxy via the Internet or by telephone or attend the special meeting and vote in person?

A:	The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

If you do not return your proxy card, submit a proxy via the Internet or by telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement.

In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the special meeting, approval of any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on a vote on any proposal to adjourn the meeting. If you do not vote in person or by proxy, it will have no effect on the voting on any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy by:

  delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary, Kathleen S. Pinson, at our corporate offices at One Pre-Paid Way, Ada, Oklahoma 74820, or by fax to the attention of Kathleen S. Pinson at (580) 436-7409, on or before the business day prior to the special meeting;

  delivering a new, later dated proxy by telephone or via the Internet through 11:59 p.m., eastern time, the day prior to the special meeting;

  delivering a written revocation or later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

  attending the special meeting and voting in person.

If you have instructed a bank, brokerage firm or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your bank, brokerage firm or other nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return by mail (or submit via the Internet or by telephone) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my shares of our common stock before the special meeting?

A:	The record date for the special meeting, [●], 2011, is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the per share cash merger consideration.

Q:	Should I send in my stock certificates now?

A:	No. Assuming the merger is completed, you will receive written instructions after the completion of the merger for exchanging your shares of our common stock for the merger consideration of $66.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:	Will a proxy solicitor be used?

A:	Yes. the Company has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the special meeting and the Company estimates that it will pay MacKenzie a fee of approximately $[●] plus reimbursement for disbursements.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact the following:

For Additional Copies
Pre-Paid Legal Services, Inc.
Attention: Janice Stinson
One Pre-Paid Way
Ada, Oklahoma 74820
(580) 436-1234

or

For Additional Copies or Questions About the Merger
MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016-7418
(800) 322-2885 (toll-free)
(212) 929-5500 (collect)
email: proxy@mackenziepartners.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

     This proxy statement contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements:
  the risk that the merger may be delayed or may not be consummated;

  the risk that the Merger Agreement may be terminated in circumstances that require us to pay a termination fee of $21.5 million;

  the risk that if Parent breaches the Merger Agreement, the maximum amount the Company could recover from Parent is $50 million;

  risks related to the diversion of management’s attention from our ongoing business operations;

  risks regarding the failure of Parent to obtain the necessary financing to complete the merger;

  the effect of the announcement of the proposed merger or operational activities taken in anticipation of the merger on our business relationships (including, without limitation, employees, members, associates and provider law firms), operating results and business generally;

  the outcome of any legal proceedings that have been or may be instituted against us related to the Merger Agreement;

  the amount of the costs, fees, expenses and charges related to the merger; and

  risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.
     Additional risk factors that may affect future results are contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by the Company. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

THE SPECIAL MEETING

     The enclosed proxy is solicited on behalf of the board of directors of the Company for use at the special meeting of shareholders or at any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

     We will hold the special meeting at our offices at One Pre-Paid Way, Ada, Oklahoma, at [●] a.m., local time, on [●], [●], 2011.

Purpose of the Special Meeting

     The purposes of the special meeting are to consider and act upon the following matters:
  Proposal 1: To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 30, 2011, by and among the Company, Parent and Merger Sub, as described in this proxy statement, as it may be amended from time to time. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

  Proposal 2: To consider and vote upon any proposal to authorize the Company board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.
     Shareholders will also consider and act on any other matters that may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Company’s board of directors.

Recommendation of Our Board of Directors

     At a meeting of our board of directors on January 30, 2011, our board of directors, after considering the unanimous recommendation of the Special Committee and the various factors described in the section entitled “The Merger—Reasons for the Merger and Recommendation of Our Board of Directors,” unanimously (i) determined that the merger is fair to and in the best interests of the Company and our shareholders, (ii) approved and declared advisable the Merger Agreement and the merger (iii) directed that the Merger Agreement be submitted for consideration by the shareholders of the Company at a special meeting of shareholders and (iv) resolved to recommend that our shareholders vote to adopt the Merger Agreement. Our board of directors unanimously recommends that our shareholders vote “FOR” the adoption of the Merger Agreement.

     Our board of directors has unanimously determined and believes that giving it the discretionary authority to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the Merger Agreement is advisable and in the best interests of the Company and our shareholders and has unanimously approved such a proposal. Our board of directors unanimously recommends that shareholders vote “FOR” the proposal to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the Merger Agreement.

Record Date; Shares Entitled to Vote

     Only holders of record of our common stock at the close of business on [●], 2011, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, [●] shares of our common stock were issued and outstanding and held by approximately [●] holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the Merger Agreement and any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Quorum

     A quorum of shareholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present if the holders of one-third of the outstanding shares of our common stock entitled to vote on the record date are present at the meeting, either in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions and broker non-votes, if any, will be counted as shares present. Broker non-votes occur in respect of shares held in “street name” when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter.

Vote Required

     The following votes are required to approve the proposals:

     Proposal 1: The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Adoption of the Merger Agreement is a condition to the closing of the merger.

     Proposal 2: Approval of any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter.

Voting by the Company’s Directors and Executive Officers

     As of February 18, 2011, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 954,892 shares of our common stock, representing 9.8% of our outstanding common stock. The directors and executive officers have informed us that they currently intend to vote all of their shares of our common stock “FOR” the adoption of the Merger Agreement and “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting.

Abstentions and Broker Non-Votes

     For the proposal to adopt the Merger Agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to approve the merger, but will count for purposes of determining whether a quorum is present.

     Completion of the merger requires the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, assuming a quorum is present. Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

     If your shares are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes (if any) will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

     Shares allocated to your account under the ESOP and your Associate Investment Club shares must be voted in accordance with instructions provided. If you do not vote the shares in accordance with those instructions, it will have the same effect as a vote “AGAINST” the merger.

     For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote FOR, AGAINST or ABSTAIN. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast on the matter at the special meeting. For purposes of this proposal, abstentions will not be counted in tabulating the votes cast therefor and will have no effect on any vote on this proposal. Broker non-votes will not be counted in tabulating the votes cast, and will not have an effect on the proposal to adjourn the special meeting.

Voting of Proxies

     If your shares are registered in your name, you may cause your shares to be voted by mailing a signed proxy card in the enclosed postage prepaid envelope or by voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet or by telephone. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or by telephone.

     If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting in person.

     Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the Merger Agreement and “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

     If your shares are held in street name, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares voted. If you do not instruct your bank, brokerage firm or other nominee to vote your shares, it has the same effect as a vote against the proposal to adopt the Merger Agreement, and will not count as a vote cast on the proposal to adjourn the meeting. If you plan to attend the special meeting and hold your shares in street name, you will need a proxy from your bank, brokerage firm or other nominee in order to be given a ballot to vote the shares.

     Shares allocated to your account under the ESOP and your Associate Investment Club shares  may only be voted in accordance with the voting instructions provided. If you do not following the voting instructions provided, it has the same effect as a vote against the proposal to adopt the Merger Agreement and will not count as a vote cast on the proposal to adjourn the meeting.

     If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or emailing proxy@mackenziepartners.com.

     IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF OUR COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON. VOTE ALL SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP AND YOUR ASSOCIATE INVESTMENT CLUB SHARES IN ACCORDANCE WITH INSTRUCTIONS PROVIDED.

Revocation of Proxies

     Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

     If your shares are registered in your name, you may revoke your proxy by:
  delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary, Kathleen S. Pinson, at our corporate offices at One Pre-Paid Way, Ada, Oklahoma 74820, or by fax to the attention of Kathleen S. Pinson at (580) 436-7409, on or before the business day prior to the special meeting;

  delivering a new, later dated proxy by telephone or via the Internet through 11:59 p.m., eastern time, the day prior to the special meeting;

  delivering a written revocation or later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

  attending the special meeting and voting in person.
     If you have instructed a bank, brokerage firm or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your bank, brokerage firm or other nominee to change those instructions.

     If you have voted the shares allocated to your account under the ESOP or your Associate Investment Club shares, you may revoke your proxy only by following the voting instructions provided.

     Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Rights of Shareholders Who Object to the Merger

     Shareholders are entitled to appraisal rights under Oklahoma law in connection with the merger. This means that you are entitled to have the “fair value” of your shares determined by an Oklahoma District Court and to receive payment based on that valuation. The ultimate amount you receive as a dissenting shareholder in an appraisal proceeding may be more than, the same as, or less than the amount you would have received under the Merger Agreement.

     To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement, you must not vote in favor of adoption of the Merger Agreement, and you must comply with the other Oklahoma law procedures. Your failure to follow all of the procedures specified under Oklahoma law may result in the loss of your appraisal rights. The text of the Oklahoma appraisal rights statute is reproduced in its entirety as Annex C to this proxy statement.

Solicitation of Proxies

     The expense of soliciting proxies in the enclosed form will be paid by the Company. We have retained MacKenzie to assist in the solicitation of proxies for the special meeting and we estimate that we will pay MacKenzie a fee of approximately $[●]. The Company will reimburse MacKenzie for reasonable out-of-pocket expenses and will indemnify MacKenzie and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to beneficial owners of our common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Other Matters

     We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted in accordance with the recommendations of our board of directors.

Shareholder List

     A list of our shareholders entitled to vote at the special meeting will be available for examination by any shareholder of the Company at the special meeting.

     For ten days prior to the special meeting, this shareholder list will be available for inspection by any shareholder for any purpose germane to the special meeting during ordinary business hours at One Pre-Paid Way, Ada, Oklahoma 74820.

Availability of Documents

     The reports, opinions or appraisals referenced in this proxy statement will be made available for inspection and copying during ordinary business hours at our corporate offices located at One Pre-Paid Way, Ada, Oklahoma 74820 by any interested holder of our common stock.

     Other than with respect to parties participating in the Company’s process of reviewing strategic alternatives who properly executed non-disclosure agreements pursuant to this process, to the Company’s knowledge, no provision has been made by the Company to grant the unaffiliated shareholders of the Company access to the files of the Company, Parent or Merger Sub or to obtain counsel or appraisal services at the expense of any of the foregoing.

THE PARTIES TO THE MERGER

Pre-Paid Legal Services, Inc.

     We were one of the first companies in the United States organized solely to design, underwrite and market legal expense plans. Our predecessor commenced business in 1972 and began offering legal expense reimbursement services as a “motor service club” under Oklahoma law. In 1976, we were formed and acquired our predecessor in a stock exchange. We began offering memberships independent of the motor service club product by adding a legal consultation and advice service, and in 1979, we implemented a legal expense benefit that provided for partial payment of legal fees in connection with the defense of certain civil and criminal actions. Our life events legal plans (referred to as “memberships”) provide for a variety of legal services. In most states and provinces, standard plan benefits include preventive legal services, motor vehicle legal defense services, trial defense services, Internal Revenue Service audit services and a 25% discount off legal services not specifically covered by the membership. Additionally, in approximately 49 states, the District of Columbia and four Canadian provinces, a rider can be added to the standard plan that provides members with 24-hour access to a toll-free number for attorney assistance if the member is arrested or detained. We also offer our Identity Theft Shield which includes a credit report and related instructional guide, a credit score and related instructional guide, credit report monitoring with daily online and monthly offline notification of any changes in credit information and comprehensive identity theft restoration services.

     Our principal executive offices are located at One Pre-Paid Way, Ada, Oklahoma 74820 and our website is located at http://www.prepaidlegal.com. Our website address is included in this proxy statement as a textual reference only, and the information available on our website is not incorporated by reference into this proxy statement. Additional information regarding the Company is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 85.

MidOcean PPL Holdings Corp.

     MidOcean PPL Holdings Corp., or Parent, is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement, by affiliates of MidOcean Associates, SPC, which, with their affiliates we refer to as MidOcean. MidOcean is a private equity investment firm based in New York and London. Upon completion of the merger, the Company will be a direct, wholly owned subsidiary of MidOcean. MidOcean’s principal executive offices are located at 320 Park Avenue, 16th Floor, New York, New York.

     MidOcean is a premier private equity firm focused on the middle market. MidOcean is committed to investing in high quality companies with stable market positions and multiple opportunities for growth in the United States and Europe. Targeted sectors include consumer and leisure, business and financial services, media and communications and industrials. MidOcean utilizes a broad foundation of expertise in its focus industries and its transatlantic platform to create value for its investors and partners.

PPL Acquisition Corp.

     PPL Acquisition Corp., or Merger Sub, is an Oklahoma corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon consummation of the merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of securing debt financing and engaging in the transactions described in this proxy statement and has not engaged in any business activities or conducted any operations other than in connection with the debt financing and such transactions.

THE MERGER

     The following discussion summarizes the material terms of the merger. We urge you to read carefully the copy of the Merger Agreement, which is attached as Annex A to this proxy statement.

     Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. If the merger is completed, you will be entitled to receive $66.50 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock that you own as of the effective time of the merger and for which you have not properly exercised appraisal rights.

     After the merger is completed, you will have the right to receive the merger consideration of $66.50 per share in cash, but you will no longer have any rights as a shareholder of the Company and will have no rights as a shareholder of the surviving corporation as a result of the merger. Our shareholders will receive the per share cash merger consideration after surrendering their shares in accordance with the instructions contained in the letter of transmittal to be sent to our shareholders shortly after closing of the merger. As a result of the merger, the Company will cease to be a publicly-traded company.

Background of the Merger

     Our senior management and board of directors periodically review and discuss our business strategy and prospects with the goal of maximizing shareholder value. In the course of these discussions, our senior management and board of directors have periodically considered various strategic alternatives for the Company.

     At a regularly scheduled meeting on February 26, 2010, our board of directors discussed options for strategic alternatives for the Company and expressed to our management a continued openness to examining them.

     In February and March 2010, we received inquiries from multiple private equity firms, including MidOcean, as to whether we would be interested in engaging in a strategic transaction. MidOcean was introduced to Randy Harp, who was then our chief operating officer, by one of our primary outside vendors. MidOcean sent representatives to our headquarters in Ada, Oklahoma to meet with certain members of our management in March 2010. MidOcean also sent representatives to attend our annual sales convention in April 2010. In connection with these preliminary contacts with MidOcean, MidOcean did not make an offer to acquire the Company and we did not engage in any substantive discussions with MidOcean with respect to a possible strategic transaction.

     Consistent with our openness to exploring possible strategic alternatives, on April 27, 2010, Harland C Stonecipher, our founder and Chairman of the board of directors, met with representatives of Bidder A in Ada, Oklahoma to discuss a possible strategic transaction between the Company and Bidder A. The meeting was arranged by a representative of one of our provider law firms who also attended the meeting.

     On May 4, 2010, we received a follow-up letter from Bidder A stating that it would like to learn more about the Company so as to possibly facilitate making an offer to acquire all of the outstanding common stock of the Company at a “substantial premium” to the then-current market price. Attached to the letter was a proposed confidentiality agreement to be signed by the Company and Bidder A to allow for it to conduct due diligence with respect to the Company.

     On May 6, 2010, Randy Harp, now our Co-Chief Executive Officer and President, sent an email to our board of directors attaching the letter received from Bidder A as well as describing the inquiries that had been received from other parties, including MidOcean.

     On May 7, 2010, the Company and Bidder A executed a confidentiality agreement, and Bidder A’s due diligence review of the Company commenced. Bidder A retained financial, legal and other advisors to assist in its due diligence review and consideration of a possible transaction with the Company. This due diligence review continued through Summer 2010. Bidder A sent representatives to our headquarters for meetings with our management and other due diligence review in June 2010. Other discussions between Bidder A and management and Mr. Stonecipher continued periodically through Summer 2010 as well.

     On May 21, 2010, at a regularly scheduled meeting of our board of directors, our board discussed the fact that inquiries with respect to potential strategic transactions and/or financing alternatives had been received from several parties, though there was not yet any proposal with respect to any particular transaction. The board determined that while the Company might or might not be interested in pursuing any such transaction, management should continue discussions with interested parties in order to gather more information about the transactions, if any, in which these parties might be interested.

     As contacts with Bidder A intensified through Summer 2010, our management stopped responding to inquiries from MidOcean about a possible strategic transaction with us.

     At a meeting of the Audit Committee of the board of directors held on July 21, 2010, Mr. Harp informed the Audit Committee that Bidder A had been conducting due diligence to determine if it wanted to purchase some or all of the Company’s stock. Mr. Harp then described the due diligence process conducted by Bidder A and told the Audit Committee that Bidder A indicated that it would provide a proposal with respect to a possible transaction as early as the next regularly scheduled August board meeting.

     At a meeting of the Audit Committee of the board of directors held on August 19, 2010, the Audit Committee discussed Bidder A’s interest in acquiring shares of the Company’s stock as well as its due diligence involving accountants and financial advisors. Later on August 19, 2010, at a regularly scheduled meeting of our board of directors, at the request of our management outside corporate, business and securities counsel to the Company, provided the directors with an overview of their legal duties in the context of evaluating strategic alternatives. In response to an inquiry from a member of the Audit Committee who was following up on the discussion in the Audit Committee meeting earlier that day, management told the full board that it had expected an offer from Bidder A by the time of the meeting but that the offer had been delayed. The board also discussed a presentation with respect to the Company’s strategic alternatives that Goldman Sachs & Co. had prepared and sent to the Company on an unsolicited basis. At the time of this discussion, the members of the Audit Committee understood that Goldman Sachs was the financial advisor to Bidder A.

     On September 22, 2010, Bidder A sent a letter to Mr. Stonecipher proposing a transaction pursuant to which Bidder A would acquire 100% of the outstanding common stock of the Company for an amount in cash equal to $60 per share. Attached to the letter was a commitment for debt financing from Morgan Stanley Senior Funding, Inc. as well as a proposed merger agreement. The proposed merger agreement provided for a 30-day “go shop” period during which the Company could actively solicit alternative offers after the signing of a merger agreement with Bidder A. If the go-shop period resulted in an offer being made that was superior to the proposed transaction with Bidder A, the Company could terminate the agreement with Bidder A and accept the superior offer, subject to paying Bidder A an unspecified break-up fee. The proposed merger agreement also provided that Bidder A’s sole liability for not closing on account of a failure to obtain financing was an unspecified termination fee and that Bidder A’s sole liability for breaching the agreement and not closing was an unspecified higher termination fee. The letter from Bidder A was forwarded to the members of our board of directors on the same day.

     Upon receiving the offer letter from Bidder A, our board of directors, acting by unanimous written consent on September 22 after conversations among individual directors and among individual directors and members of management, formed the Special Committee in order to review and respond to the offer from Bidder A and to make decisions with respect to, the Company’s strategic alternatives more generally. The composition of the Special Committee was based on the board’s determinations regarding independence and disinterestedness including the possibility that Mr. Stonecipher might at some point decide to invest with a bidder or otherwise have interests in a potential transaction that would be different from, and possibly in conflict with, the interests of the other shareholders of the Company. Additionally, it was determined that director John Hail, who is an independent sales associate for the Company, might not be seen to be independent.

     The Special Committee was comprised of Orland G. Aldridge, Martin H. Belsky, Peter K. Grunebaum and Duke R. Ligon, all of whom were determined by the board to be independent and disinterested directors with respect to the offer from Bidder A and a potential transaction generally. Mr. Ligon was selected to act as the Chairman of the Special Committee. The Special Committee was authorized to review and evaluate a possible transaction with Bidder A and the Company’s strategic alternatives.

     On September 23, 2010, a meeting of the Special Committee was held. At this meeting, the Special Committee determined that it should retain a financial and legal advisor to assist the Special Committee in reviewing and responding to the offer from Bidder A and to review, and make decisions with respect to, the Company’s strategic alternatives more generally. The Special Committee decided to retain Berenson & Company, LLC as its financial advisor and Mayer Brown LLP as its legal advisor. At this meeting, the Special Committee also discussed the scope of the Special Committee’s objectives and responsibilities, including the review of the proposal received by the Company from Bidder A and the assessment of other strategic alternatives for the Company.

     On September 27, 2010, counsel for Bidder A sent a letter to counsel for the Company stating, among other things, that if the Company publicly disclosed Bidder A’s offer, the offer would be “deemed withdrawn.”

     On September 28, 2010, the Special Committee met together with representatives of Berenson and Mayer Brown. At this meeting, various topics related to the Special Committee’s objectives and responsibilities were discussed. Mayer Brown provided the members of the Special Committee with an overview of their legal duties in connection with their service on the Special Committee, their review of the offer from Bidder A and their exploration of strategic alternatives for the Company generally. The Special Committee decided to ask the board of directors to clarify the Committee’s powers and make clear that the board delegated to the Special Committee the exclusive power and authority to make decisions and take actions with respect to a potential strategic transaction involving the Company. The Special Committee and its advisors also discussed the timing of Berenson’s preparation of a financial analysis with respect to the Company and the absence of a requirement that Bidder A’s offer be publicly disclosed at that time.

     On October 11, 2010, the Special Committee again met together with its financial and legal advisors. At this meeting, representatives of Berenson discussed with the Special Committee certain of Berenson’s preliminary views with respect to the offer from Bidder A, the valuation of the Company and possible strategic alternatives for the Company that the Special Committee should consider. Representatives of Berenson also reported to the Special Committee on Berenson’s initial discussions with Bidder A’s financial advisor. Also at this meeting, the Special Committee discussed three primary options in response to the offer from Bidder A: (1) decide that this is not the right time to sell the Company and have the Company remain owned by public shareholders, (2) decide that it is potentially the right time to sell the Company and commission Berenson to conduct an exploratory sale process to check the market for other bids prior to entering into any merger agreement or (3) decide that it is potentially the right time to sell the Company and engage in discussions about entering into an agreement with Bidder A that would allow the Company to subsequently check the market through a go-shop clause. The Committee made no decision at this meeting as to which of these options to pursue.

     On October 14, 2010, the Special Committee held a meeting, together with its financial and legal advisors, at which the Special Committee decided to meet with certain members of the Company’s management and Mr. Stonecipher to discuss, among other things, the near-term and long-term prospects of the Company’s business. The Special Committee also discussed recent developments relating to Bidder A’s proposal and the expected timeline for the Special Committee to arrive at a preliminary determination with respect to its consideration of strategic alternatives for the Company.

     On October 15, 2010, the board of directors, acting by unanimous written consent, adopted resolutions clarifying the Special Committee’s powers and making clear that the board delegated to the Special Committee the exclusive power and authority to make decisions and take actions with respect to a potential strategic transaction involving the Company.

     The Special Committee and its financial and legal advisors met with Mark Brown, the Company’s Co-Chief Executive Officer, and Steve Williamson, the Company’s Chief Financial Officer, at a meeting on October 17, 2010, and with Mr. Harp and Mr. Stonecipher at a meeting on October 18, 2010. During these meetings, which were held with each of Mr. Brown, Mr. Williamson, Mr. Harp and Mr. Stonecipher separately, the Special Committee asked a range of questions and discussed a variety of topics with respect to the Company and its prospects, the recent downward trends in the Company’s business, the possibility of the Company engaging in various strategic transactions such as a self-tender for its shares, and management’s interactions with Bidder A to date.

     On October 18, 2010, the Special Committee met together with its financial and legal advisors. Berenson provided the Special Committee with a preliminary report and analysis with respect to the offer from Bidder A, the Company’s valuation, and other possible strategic alternatives for the Company. The Special Committee deliberated further with respect to how to respond to the offer from Bidder A, the downward trends in the Company’s business and issues with respect to the disclosure of Bidder A’s offer. Also at the October 18th meeting, the Special Committee and its advisors discussed the Special Committee’s legal duties, different ways of performing a market check and how Bidder A might respond in different scenarios.

     On October 22, 2010, the Special Committee met together with its financial and legal advisors and discussed the fact that the SEC had requested that the Company provide the SEC with documents received by the Company related to going private transactions. The Special Committee further discussed the fact that the Company had determined to provide the offer letter from Bidder A in response to the SEC’s request. The Special Committee then invited Mr. Harp and Mr. Williamson to jointly attend a portion of this meeting to enable the Special Committee to ask follow-up questions from the meetings with Mr. Harp and Mr. Williamson the previous week.

     After Messrs. Harp and Williamson left the meeting, the Special Committee engaged in a discussion of its options and unanimously determined to authorize Berenson to immediately initiate an exploratory sale process (although no decision to sell was reached) to determine whether other strategic or financial buyers would be interested in making an offer to acquire the Company before entering into any merger agreement. Because of the need to provide the Bidder A offer to the SEC and the desire to avoid the possibility that the SEC would require disclosure of the Bidder A offer in the middle of the exploratory sale process, the Special Committee determined that the Company would publicly announce that it had received an offer from a private equity firm (without naming Bidder A) for $60 per share and that, in response to this offer, the Special Committee had determined that the Company would explore strategic alternatives. The Special Committee further determined that, in light of the September 27th letter previously received from counsel to Bidder A stating that Bidder A’s offer would be deemed withdrawn if it was publicly disclosed by the Company, the public announcement would include a statement that counsel for Bidder A had notified the Company that in the event of a public disclosure by the Company of Bidder A’s proposal the proposal would be deemed withdrawn. A press release containing this information was issued by the Company on the morning of October 25, 2010.

     On October 26, 2010, at the direction of the Special Committee, Berenson formally commenced an exploratory sale process, though the Special Committee had not at that time made a decision that the Company should be sold. Throughout the course of this process, Berenson contacted and sought bids from a total of 75 parties, 62 of which were financial buyers and 13 of which were strategic buyers. Of these 75 parties, 36 executed confidentiality agreements and received a confidential information memorandum and other information with respect to the Company. Of these 36 parties, 35 were financial buyers and one was a strategic buyer.

     On October 27, 2010, one of the Mayer Brown partners advising the Special Committee informed its members that he had learned that day that Mayer Brown represented two entities that were controlled by Bidder A in litigation matters. The Mayer Brown partner explained that Mayer Brown did not represent Bidder A, that one of the partners at the firm responsible for addressing conflicts issues did not believe that these facts created a conflict for Mayer Brown under the attorney conflicts rules, that neither he nor the other Mayer Brown partner that the members of the Special Committee were receiving advice from had anything to do with these litigation matters, that the revenue generated from these engagements constituted a very small percentage of Mayer Brown’s aggregate revenues and that consequently it would be difficult to sustain an argument that they would be unable to be independent with respect to Bidder A. Mr. Ligon responded that he thought that there was no conflict as a result of these facts, and Mayer Brown continued to represent the Special Committee.

     On October 28, 2010, the Company replaced its previous outside corporate, business and securities counsel with Fellers, Snider, Blankenship, Bailey & Tippens, P.C.

     On October 30, 2010, the Special Committee received a letter from Prescott Investors, which, according to public filings, owned, together with former director Thomas Smith and other affiliated investors, approximately 25% of the Company’s outstanding common stock. In the letter, Prescott Investors urged the Special Committee to move expeditiously in its evaluation of strategic alternatives. Prescott Investors also stated in the letter that it believed that the $60 per share offer price stated in the October 25th press release was “appropriate.” Prescott Investors filed this letter with the SEC on an amendment to its Schedule 13D with respect to its ownership interest in the Company.

     On November 2, 2010, the Special Committee met together with its financial and legal advisors to discuss the letter from Prescott Investors as well as the possibility of implementing severance and retention arrangements for certain of the Company’s management and other employees in light of the pending review of strategic alternatives. Berenson also provided the Special Committee with an update relating to the exploratory sale process and the difficulty that several bidders were experiencing in obtaining the financing necessary to engage in a business transaction involving the Company.

     Also on November 2, 2010, the Special Committee received a letter from Alan Weber, who at the time of the letter purported to own, together with certain affiliated investors, 270,500 shares of the Company’s common stock. The letter from Mr. Weber was in response to the October 30th letter from Prescott Investors. In the letter, Mr. Weber asked the Special Committee to undertake a careful and deliberate process and suggested that the $60 per share offer price stated in the October 25th press release was too low.

     On November 8, 2010, an email on behalf of Mr. Stonecipher was sent to Mr. Ligon stating that Mr. Stonecipher had retained a personal attorney to advise him and that Mr. Stonecipher wished to meet as quickly as possible with the Special Committee. Around this time, Mr. Stonecipher expressed concern to the Special Committee that he should be part of the exploratory sale process, that the Special Committee was unnecessary and that the exploratory sale process was taking too long, was putting at risk the possibility of a $60 per share bid from Bidder A and could result in the loss of members of the Company’s sales force. He further expressed the view that the Company’s shareholders should be given the opportunity to vote on Bidder A’s offer as soon as possible.

     On November 10, 2010, Mr. Stonecipher communicated to the members of the Special Committee a request that the Special Committee cease efforts to solicit buyers. The Special Committee noted the request but continued its ongoing exploratory sale process.

     On November 11, 2010, Mr. Stonecipher sent an email communication to the members of the Special Committee stating that he had notified Mr. Harp and the management team of Mr. Stonecipher’s desire that they start preparing a proxy statement for the purpose of submitting the transaction proposed by Bidder A to the Company’s shareholders.

     Also on November 11, 2010, the Special Committee held a meeting with representatives of Berenson and Mayer Brown. At this meeting, representatives of Berenson provided the Special Committee with an update on the exploratory sale process, including the process by which potential bidders would conduct due diligence, and representatives of Mayer Brown discussed the progress with respect to the proposed severance and retention arrangements. The Special Committee discussed the current state of the Company’s business and operations and the concerns Mr. Stonecipher had previously expressed regarding the effect that the exploratory sale process was having on the Company’s employees, sales associates and provider law firms. The Special Committee also discussed the importance of involving Prescott Investors in the process given Prescott’s substantial ownership interest in the Company, and the possibility that Prescott, either individually or through a partnership with another interested party, could be a buyer, rather than a seller, in a potential transaction.

     Mr. Stonecipher attended a portion of November 11 meeting, although he was not in attendance during the portion of the meeting at which the items described in the preceding paragraph were discussed. He told the Special Committee about his concerns. Mr. Stonecipher and the Special Committee discussed the need for better communications between the Special Committee, Mr. Stonecipher and the Company’s management.

     On November 14, 2010, Mr. Harp distributed to the members of the board of directors a notice of a board meeting that had been called for November 18, 2010. The agenda item for this board meeting was the termination of the Special Committee under certain circumstances.

     On November 16, 2010, at the request of Fellers Snider, Mr. Ligon and a lawyer from Mayer Brown met with Mr. Stonecipher, Mr. Harp, Keri Prince, the General Counsel of the Company, and three lawyers from Fellers Snider. At this meeting, Mr. Stonecipher reiterated his concerns. Mr. Ligon and the lawyer from Mayer Brown responded that, in their judgment, the Special Committee was taking the right approach with respect to exploring the Company’s strategic alternatives and that disbanding the Special Committee would be a mistake. Mr. Ligon and the lawyer from Mayer Brown further stated that they agreed with Mr. Stonecipher that it would be helpful to improve communications between the Special Committee and Mr. Stonecipher.

     Also on November 16, 2010, the Special Committee held a meeting together with its financial and legal advisors. Mr. Ligon and the lawyer from Mayer Brown who had attended the meeting with Mr. Stonecipher and others earlier in the day reported on that event and Mr. Stonecipher’s concerns. The Special Committee discussed the general outcome of the earlier meeting and the need to continue the work and maintain the independence of the Special Committee in connection with the exploratory sale process.

     On November 17, 2010, Mr. Stonecipher expressed his thanks to Mr. Ligon and the Mayer Brown lawyer for coming to the November 16 meeting, and stated that the meeting had been positive and further stating that it was not his intention to impede the progress of the Special Committee.

     Mr. Ligon and Mr. Stonecipher met on November 18, 2010 and discussed the issues raised at the November 11 and 16 meetings. Mr. Stonecipher made clear that his concerns had been ameliorated. At the meeting of our board of directors later on November 18, 2010, the topic of terminating the Special Committee was neither discussed nor acted on by the board.

     On November 22, 2010, four parties submitted non-binding indications of interest with respect to an acquisition of the Company. The per share cash consideration reflected in these indications of interest were as follows: (1) Bidder A - $60 per share, (2) Bidder B - $60-65 per share, (3) Bidder C - $62-63 per share and (4) MidOcean - $61-$63 per share.

     On November 23, 2010, the Special Committee, together with Berenson and Mayer Brown, met to review the indications of interests. After discussion and consideration of a variety of factors, including the input and advice from its financial advisor, the Special Committee decided to invite each of the four parties that submitted indications of interest to proceed with the process, receive management presentations in Ada, Oklahoma, and conduct additional due diligence.

     Starting in early December 2010 and continuing through late January 2011, the four bidders conducted due diligence on the Company via an electronic data room and by attending management presentations and other due diligence meetings with the Company at the Company’s headquarters in Ada, Oklahoma and at other locations.

     The Special Committee met on December 6, 2010 together with its financial and legal advisors. The Special Committee discussed the status of ongoing management presentations that were being conducted in Ada, Oklahoma. The Special Committee also discussed the possibility of arranging stapled financing to facilitate the sale of the Company. In addition, the Special Committee discussed the possibility of asking Prescott whether it would be willing to roll its current equity holdings in the Company with the potential bidders. Representatives of Mayer Brown provided the Special Committee with an update relating to the proposed severance and retention arrangements.

     On December 9, 2010, the Special Committee, together with its financial and legal advisors, met to discuss current developments with respect to MidOcean and Bidders A, B and C. Berenson provided the Special Committee with a summary of conversations that had recently been held between Berenson and Prescott relating to Prescott’s potential participation in the exploratory sale process as an rollover equity investor with the bidders and Prescott’s concern that a prolonged exploratory sale process could jeopardize Bidder A’s continued interest in pursuing a transaction at $60 per share. During these discussions, Prescott expressed to Berenson an openness to having discussions with bidders with respect to a possible rollover investment.

     On December 13, 2010, a proposed non-binding letter of intent was sent to Mr. Ligon by a group of investors, one of whom was an existing shareholder of the Company. In this proposed letter of intent, the group proposed to acquire substantially all of the assets of the Company for a value of $65-70 per share. Upon receipt of this proposed letter of intent, Berenson followed up with this group and was informed that the group was not able to obtain the financing necessary to pursue the transaction outlined in its proposed letter of intent. Discussions with this group therefore did not continue.

     On December 16, 2010, the Special Committee convened a meeting with its financial and legal advisors to discuss developments in the exploratory sale process relating to Bidder B. Berenson informed the Special Committee that Bidder B had dropped out of the exploratory sale process due to the lack of financing and certain identified business risks. The Special Committee and its advisors also discussed the estimated costs to the Company of the proposed severance and retention arrangements and the relative merits of adopting such arrangements in connection with the potential sale of the Company.

     On December 21, 2010, MidOcean met with Prescott and Tom Smith, at the suggestion of Berenson, which was also in attendance, to explore whether Prescott would be interested in rolling over some of its equity and investing in the Company with MidOcean, although the specific amount of any rollover and other deal terms were not discussed. No agreement whether Prescott would participate in a MidOcean bid was reached at this meeting. Also on December 21, 2010, Berenson facilitated a similar discussion between Prescott and Bidder C.

     On December 22, 2010, the Special Committee and its financial and legal advisors met to discuss the status of the exploratory sale process and the proposed severance and retention arrangements. Berenson reported to the Special Committee that, based on an understanding that Bidder A had held discussions with Prescott with respect to a possible rollover investment and consistent with the Special Committee’s prior instructions, Berenson had facilitated discussions between Prescott and each of Bidder C and MidOcean. Berenson also reported the current status of Bidder C’s and MidOcean’s efforts to secure the financing necessary to complete a transaction.

     On December 29, 2010, Mr. Harp sent an email to Mr. Ligon, Mr. Stonecipher, Ms. Prince and three outside lawyers expressing his dissatisfaction with the Special Committee’s authority to make determinations with respect to who should receive retention payments and the size of those payments, and his view that since the Company’s management was in a better position to make such assessments, it could proceed without the approval of the Special Committee. On January 18, 2011, the four members of the Special Committee sent a letter to Mr. Harp instructing Mr. Harp that management should not proceed on its own on this matter and stating that while the Special Committee had committed to give serious consideration to management’s recommendation, the legal authority to make the final decision in this regard had been delegated by the board of directors to the Special Committee.

     On December 30, 2010, the Special Committee, together with its financial and legal advisors, held a meeting at which Berenson provided an update on the exploratory sale process. The Special Committee then discussed the proposed severance and retention arrangements, after which it voted on and approved those arrangements.

     On January 3, 2011, the Special Committee, together with Berenson and Mayer Brown, met to discuss a request from MidOcean that the Company agree to reimburse MidOcean for up to $750,000 of expenses incurred by MidOcean in connection with its due diligence investigation of the Company. The Special Committee considered the request and instructed Berenson to inform MidOcean that its request had been denied.

     On January 6, 2011, the Special Committee met with Mayer Brown and Berenson to discuss matters related to the disclosure of the severance and retention arrangements and other matters related to the proposed transaction.

     On January 9, 2011, Bidder A, Bidder C and MidOcean, which were the three remaining bidders were provided with a proposed form of merger agreement that they were instructed to review and mark-up in connection with the submission of their final bids.

     On January 19, 2011, Prescott Investors filed an amendment to its Schedule 13D with respect to the Company announcing that it had entered into an exclusivity agreement with Bidder A in connection with a potential transaction. Neither the Special Committee nor the Company played any role in the decision of Prescott Investors to enter into the exclusivity agreement. The exclusivity agreement provided that Prescott Investors was prohibited from entering into an arrangement related to a possible acquisition of the Company with a party other than Bidder A. The exclusivity agreement did not, however, preclude Prescott Investors from voting its shares in favor of a transaction with a party other than Bidder A.

     On January 20, 2011, Mr. Harp and Mr. Brown, accompanied by representatives of Berenson, met with MidOcean at MidOcean’s offices in New York as part of MidOcean’s confirmatory due diligence process.

     Also on January 20, 2011, on a conference call arranged by Berenson at MidOcean’s request, representatives of MidOcean spoke with Mr. Stonecipher to review the status of MidOcean’s business diligence, which they had substantially completed, and inform Mr. Stonecipher of their intent to submit a bid to acquire the Company by the January 21st deadline. During the course of this discussion, MidOcean also indicated that MidOcean would welcome Mr. Stonecipher’s continued involvement with the Company subsequent to a closing if MidOcean was the ultimate buyer as well as a co-investment by Mr. Stonecipher, although MidOcean’s offer to acquire the Company would not be conditioned on any rollover. The amount and terms of any rollover were not discussed. As of the date of this proxy statement, there is no agreement or understanding between MidOcean and Mr. Stonecipher for a rollover of his shares.

     On January 21, 2011, each of MidOcean and Bidder A submitted a definitive offer to acquire the Company in an all-cash merger, together with a proposed merger agreement, a proposed form of guarantee and debt and equity financing commitments. MidOcean’s offer was for $65 per share, was conditioned on obtaining financing (without a “reverse termination fee” payable to the Company if the financing could not be obtained) and was subject to certain remaining due diligence. Bidder A’s offer was for $60.50 per share not being rolled over by Prescott Investors, contained a $30 million reverse termination fee if Bidder A was not able to obtain the financing necessary to close the transaction and a $60 million reverse termination fee (plus up to $2.5 million in reimbursed expenses) if Bidder A materially breached the merger agreement. Also, though Bidder A did submit a proposed merger agreement, it did not mark up the form of agreement provided on January 9th to all the remaining bidders in the exploratory sale process but rather submitted a modified version of the proposed merger agreement that it provided to the Company with its initial offer in September 2010. Bidder C informed Berenson that it was not prepared to submit a bid.

     On January 22, 2011, after discussions with Berenson and obtaining additional due diligence materials, MidOcean revised its offer to eliminate its due diligence requirement and include a $38 million reverse termination fee payable to the Company in the event that MidOcean failed to obtain financing or materially breached the merger agreement.

     On January 23, 2011, the Special Committee, together with Berenson and Mayer Brown, met to discuss the bids that were received from MidOcean and Bidder A as well as to provide an update on Bidder C. Berenson provided the Special Committee with a summary of the financial implications of the two bids and a summary of the various discussions with each of MidOcean, Bidder A and Bidder C. The Special Committee and its advisors reviewed the key terms of the proposed merger agreements and other documents submitted by each party and discussed various issues and concerns in connection therewith. Mr. Ligon informed the other members of the Special Committee that it was his understanding that management and Mr. Stonecipher preferred a transaction with MidOcean over a transaction with Bidder A. After discussion and consideration of a variety of factors, including MidOcean’s significantly higher offer price and the other terms of MidOcean’s proposal, the need for the Special Committee to focus on the interests of shareholders rather than management’s preference for one bidder over another, and receiving input and advice from its financial and legal advisors, the Special Committee instructed its advisors to engage with MidOcean and its advisors on its proposed merger agreement and other terms of a potential transaction while continuing discussions with Bidder A.

     On January 25, 2011, Bidder A increased its offer to $65 per share. Also on January 25, Mayer Brown sent to Kirkland & Ellis LLP, counsel for MidOcean , a revised version of the proposed merger agreement submitted by  MidOcean  with its bid.

     Also on January 25, the Special Committee held a meeting, together with Berenson and Mayer Brown. At this meeting, Berenson informed the Special Committee that Bidder A had increased its offer to $65 per share. Because of this increase, the Special Committee instructed Berenson and Mayer Brown to work with both MidOcean and Bidder A in an effort to negotiate the best possible terms for a potential transaction.

     Representatives of Mayer Brown and Kirkland & Ellis had a conference call on January 26, 2011 to discuss the proposed merger agreement between the Company and MidOcean . Also on January 26, Bidder A increased the reverse termination fee that it would pay in the event it materially breached the merger agreement or was unable to obtain financing to consummate the transaction to $117 million.

     Also on January 26, the Special Committee held a meeting, together with Berenson and Mayer Brown. At this meeting, Mayer Brown reported to the Special Committee that discussions with MidOcean and its counsel were progressing. Berenson informed the Special Committee that Bidder A had increased the reverse termination fee that it would pay in the event it materially breached the merger agreement or was unable to obtain financing to consummate the transaction to $117 million. Given the revised terms of Bidder A’s offer and the fact that Bidder A had previously submitted its form of merger agreement with its bid, the Special Committee instructed Mayer Brown to send to counsel for Bidder A a form of merger agreement that was substantially the same as the merger agreement being negotiated with MidOcean so as to facilitate more ready comparisons between the two bidders’ proposed agreements. In the evening of January 26, 2011, Mayer Brown sent such a merger agreement to counsel for Bidder A.

     Discussions continued with each of MidOcean and Bidder A and their respective counsel and, in the case of Bidder A, financial advisors, on January 27, 2011 and January 28, 2011. The Company’s management continued to respond to the due diligence inquiries of both bidders.

     On January 28, 2011, the Special Committee, together with Berenson and Mayer Brown, met to discuss the status of the discussions with the two bidders and to determine a path forward for bringing the process to a successful conclusion. The Special Committee and its advisors engaged in a discussion with respect to the extensive discussions with the two bidders and their respective advisors over the previous several days. It was noted that while discussions with counsel for Bidder A on the merger agreement were progressing, there were still a number of open issues and progress on completing the agreement significantly lagged behind progress on completing the MidOcean merger agreement. After discussion and careful deliberation, the Special Committee determined that Berenson should instruct each bidder that it should submit its best and final bid (including the merger agreement and related documents) by 5pm central time on January 29, 2011. After the meeting Berenson delivered that message to each of the two bidders.

     At approximately 5pm central time on January 29, 2011, MidOcean submitted a bid in response to the Special Committee’s instructions. MidOcean increased its offer price from $65.00 per share to $66.50 per share and increased the amount of the reverse termination fee that it would pay in the event it materially breached the merger agreement or was unable to obtain financing to consummate the transaction to $50 million. MidOcean also submitted a proposed merger agreement and related documents that were close to complete based on the ongoing discussions that had been occurring between Mayer Brown and Kirkland & Ellis.

     At approximately 11pm central time on January 29, 2011, Bidder A submitted a bid in response to the Special Committee’s instructions. Bidder A maintained the $65.00 per share price that had been previously communicated. Bidder A also submitted a proposed merger agreement and related documents that still contained significant issues including, among others, significant conditions to Bidder A’s obligation to close the transaction that were not contained in the MidOcean agreement.

     In the early morning hours of January 30, 2011, Mayer Brown and Kirkland & Ellis had a conference call to discuss the remaining open issues on the merger agreement and other documents.

     The Special Committee met at 8am central time on January 30, 2011 with representatives of Berenson and Mayer Brown. A lawyer from Fellers Snider also attended a portion of the meeting. There was a discussion with respect to the current state of the two bidders’ proposals, the directors’ legal duties that apply in the context of the potential transaction and the need to focus only on what was best for shareholders and no other factors, including that management and Mr. Stonecipher appeared to prefer a transaction with MidOcean over a transaction with Bidder A. The Special Committee then discussed the extensive process that the Special Committee had undertaken since being formed in late September 2010 upon receipt of the initial offer from Bidder A, including how the Special Committee had met over 20 times during that period, and the key terms of documentation with respect to a potential transaction with MidOcean, including the merger agreement, equity commitment letter, debt commitment letter and limited guarantee.

     Berenson then reviewed the various key events leading up to the receipt of the final MidOcean proposal and provided the Special Committee with a summary of various methodologies that Berenson used in evaluating the proposed transaction, including an analysis of the Company’s historical stock price, premiums paid analysis, a discounted cash flow analysis and a leveraged buyout analysis. Thereafter, Berenson orally stated to the Special Committee, which was confirmed in writing later that day, that it was the opinion of Berenson that the merger consideration being offered by MidOcean was fair, from a financial point of view, to the Company’s shareholders.

     The Special Committee, meeting without its advisors, then made a final decision that it was advisable to enter into an agreement to sell the Company. The Special Committee then engaged with its advisors in a discussion with respect to the proposed transaction with MidOcean , including that the proposed transaction offered a higher per share offer price than the proposal from Bidder A. After that discussion, based on its determination that, among other things, the transaction proposed by MidOcean represented the best price reasonably available for the Company, the Special Committee unanimously approved and declared advisable the merger agreement with MidOcean and recommended that the board of directors approve the merger agreement with MidOcean and submit it to the Company’s shareholders.

     Later that day, the board of directors met at 1:30pm central time with Fellers Snider and Mayer Brown. Berenson and the following members of the Company’s management also attended a portion of the meeting:  Randy Harp, Mark Brown, Steve Williamson, Kathy Pinson, Melanie Lawson, John Long and Keri Prince. Mr. Ligon reported the recommendation of the Special Committee that the board of directors approve the merger agreement with MidOcean and submit the merger agreement with MidOcean to the Company’s shareholders. An attorney from Fellers Snider gave an overview of the directors’ legal duties that apply in the context of the potential transaction and reviewed the key terms of the merger agreement, Berenson reviewed the financial analysis that it had provided to the Special Committee, and told the board that it had expressed its opinion to the Special Committee that the merger consideration being offered by MidOcean was fair, from a financial point of view, to the Company’s shareholders. After a discussion, the board of directors, acting on the unanimous recommendation of the Special Committee, unanimously approved and declared advisable the merger agreement with MidOcean and directed that the merger agreement with MidOcean be submitted to the Company’s shareholders.

     At approximately 5:45pm central time, the parties executed the merger agreement and related documents.

     The Company and MidOcean issued a joint press release announcing the transaction on the morning of January 31, 2011.

Reasons for the Merger and Recommendation of Our Board of Directors

     Recommendation of Our Board of Directors

     At a meeting held on January 30, 2011, our board of directors, after considering the unanimous recommendation of the Special Committee, unanimously:
  approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement;

  declared that it was in the best interests of the Company’s shareholders that the Company enter into the Merger Agreement and consummate the merger and the other transactions contemplated by the Merger Agreement;

  directed that the Merger Agreement be submitted to the holders of our common stock for their adoption; and

  resolved to recommend to the shareholders that they vote in favor of adopting the Merger Agreement
     Accordingly, our board of directors unanimously recommends that you vote “FOR” adoption of the Merger Agreement and “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

     Reasons for the Merger

     In reaching its determination to recommend that our board of directors approve and declare advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and to recommend that you vote in favor of the proposal to adopt the Merger Agreement, the Special Committee consulted with members of our senior management, as well as the Special Committee’s financial and legal advisors. These consultations included discussions regarding our strategic business plan, the historical and expected future price for our common stock, our past and current business operations and financial condition and performance, our future prospects, other potential strategic transactions, the possible sale of the Company to companies other than Parent and the potential transaction with Parent.

     The Special Committee considered a number of positive factors in its deliberations, including the following:
  the Special Committee’s solicitations of interest from a total of 75 parties and its conduct of a process in which all interested parties were given an opportunity to conduct an investigation of the Company and make a bid;

  at the conclusion of this process, Parent offered the highest price to the Company’s shareholders;

  the quality of Parent’s equity and debt financing for the merger;

  Parent is obligated to pay us a termination fee of $50 million if we terminate the Merger Agreement under certain circumstances or if the merger has not been consummated under certain circumstances, including if Parent’s financing for the merger fails, as more fully described under “The Merger Agreement—Fees and Expenses” beginning on page 74;

  the Company’s ability, under certain circumstances, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement;

  the April 2010 resignation of Harland Stonecipher as our chief executive officer, his age and health, and his desire to take a less active role in our daily management and operations;

  the potential shareholder value that could be expected to be generated from the other strategic options available to us, including remaining independent and continuing to implement our present strategy or pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives;

  the merger consideration consists solely of cash, which provides certainty of value to our shareholders compared to a transaction in which shareholders would receive stock or other consideration;

  our ability under the Merger Agreement to furnish information to and conduct negotiations with a third party, as more fully described under “The Merger Agreement— Restrictions on Solicitation of Alternative Transaction Proposals” beginning on page 63;

  the board of directors’ and the Special Committee’s ability to modify and change their respective recommendations of the transaction in certain circumstances or if otherwise required by their respective fiduciary obligations to our shareholders; and

  the opinion of Berenson, dated January 30, 2011, to the Special Committee as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by the holders of our common stock in the merger, as more fully described under “Opinion of the Special Committee’s Financial Advisor” beginning on page 38.
     The Special Committee also determined that sufficient procedural safeguards were and are present to permit the Special Committee to represent effectively the interests of the Company’s shareholders. These procedural safeguards include:
  the Special Committee is comprised of four disinterested and independent directors who are not affiliated with either Parent or Merger Sub and are not employees or significant shareholders of the Company or any of its subsidiaries;

  other than their receipt of board of directors and Special Committee fees (which are not contingent upon the consummation of the merger or the Special Committee’s or board of directors’ recommendation of the merger), members of the Special Committee do not have interests in the merger different from, or in addition to, those of the Company’s shareholders; and

  the Special Committee had the authority not to recommend the approval of the merger or any other transaction.
     The Special Committee also considered potential drawbacks or risks relating to the merger, including the following:
  while the merger is expected to be consummated, there can be no assurance that financing will be available or that all conditions to the parties’ obligations to consummate the merger will be satisfied, and as a result, it is possible that the merger may not be consummated even if the Merger Agreement is adopted by our shareholders;

  in the event that Parent breaches the Merger Agreement, is unable to obtain financing for the merger or fails to pay us any termination fee that it becomes obligated to pay under the Merger Agreement, our only recourse would be to seek specific performance against Parent or to seek $50 million from the MidOcean Investors under the limited guarantee;

  if the merger is consummated, we will no longer exist as an independent company and our shareholders will no longer participate in our growth;

  the Merger Agreement precludes us from soliciting alternative proposals;

  we are obligated to pay Parent a termination fee of $21.5 million if we or Parent terminate the Merger Agreement under certain circumstances, as more fully described under “The Merger Agreement—Fees and Expenses” beginning on page 74, which may deter others from proposing an alternative transaction that might be more advantageous to our shareholders;

  the risk that the Merger will not be approved by the appropriate governmental authorities; and

  if the merger does not close, we may incur significant risks and costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on business and customers, sales associate and provider law firm relationships.
     The Special Committee also considered that certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other shareholders. See “—Interests of Our Directors and Executive Officers in the Merger” beginning on page 47.

     After taking into account all of the factors set forth above, as well as others, our board of directors, acting on the unanimous recommendation of the Special Committee, unanimously agreed that the benefits of the merger outweigh the risks and that the transactions contemplated by the Merger Agreement, including the merger, are advisable and in the best interests of our shareholders. Our board of directors has unanimously approved the Merger Agreement and the merger and recommends that our shareholders vote to adopt the Merger Agreement and the merger at the special meeting.

     The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and principal factors considered by the Special Committee in its consideration of the merger. In view of the number and variety of factors and the amount of information considered, the Special Committee did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching their respective determinations. In addition, the Special Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to their respective ultimate determinations, and individual members of the Special Committee may have given different weights to different factors. The Special Committee made its recommendation to our board of directors based on the totality of information presented to, and the investigation conducted by, the Special Committee.

Opinion of the Special Committee’s Financial Advisor

     The Special Committee retained Berenson & Company, LLC to serve as the Special Committee’s financial advisor in connection with the merger and to render an opinion to the Special Committee as to the fairness from a financial point of view to the holders of the common stock of the Company of the merger consideration to be received pursuant to the merger by the holders of such shares. On January 30, 2011, Berenson rendered to the Special Committee its opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the merger consideration to be received by the holders of the common stock of the Company pursuant to the merger was fair from a financial point of view to the holders of such shares.

     The full text of the Berenson opinion, which sets forth the assumptions made, matters considered, and limitations on the scope of review undertaken by Berenson in rendering its opinion, is attached to this proxy statement as Annex B. The Company encourages the Company’s shareholders to read the Berenson opinion carefully and in its entirety. The summary of the Berenson opinion in this proxy statement is qualified in its entirety by reference to the full text of the Berenson opinion.

     The Berenson opinion was provided to the Special Committee in connection with its consideration of the merger and addresses only the fairness, from a financial point of view, as of the date of the Berenson opinion, of the merger consideration to be received by the holders of the Company’s common stock, and does not address any other term or aspect of the Merger Agreement or the merger. The Berenson opinion does not constitute a recommendation as to how any shareholder should vote on the merger or any other matter.

     In connection with its opinion, Berenson, among other things:
  reviewed the Merger Agreement;

  reviewed, and discussed with members of management of the Company, certain publicly available business and financial information relating to the Company that Berenson deemed to be relevant, including the Company’s recent public filings and financial statements;

  reviewed, and discussed with members of management of the Company, certain information, including financial forecasts, relating to the business, earnings, cash flow, capital structure, assets, liabilities and prospects of the Company, furnished to Berenson by the Company;

  participated in certain discussions and negotiations among representatives of the Company and Parent and their advisors; and

  reviewed such other information, performed such other analyses and took into account such other factors Berenson deemed relevant.
     In its review and analysis and in rendering its opinion, Berenson assumed and relied upon the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided or otherwise made available to Berenson, discussed with or reviewed by or for Berenson, or publicly available and Berenson did not assume any responsibility for independent verification of such information. Berenson did not obtain any independent valuation or appraisal of any assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor was Berenson furnished with any such valuations or appraisals. Berenson did not evaluate the solvency or fair value of the Company under any laws relating to bankruptcy, insolvency or similar matters. Furthermore, Berenson did not assume any obligation to, and accordingly did not, conduct any physical inspection of the properties or facilities of the Company.

     With respect to the financial forecast information furnished to or discussed with Berenson by the Company, Berenson assumed, and relied upon the fact, that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the Company’s senior management as to the expected future financial performance of the Company. Berenson expressed no opinion as to any financial forecasts or the assumptions on which they were made.

     In rendering its opinion, Berenson also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have a materially adverse effect on the Company.

     The Berenson opinion was based on economic, monetary, market and other conditions, and on information made available to it, as of the date of its opinion. Berenson expressly disclaimed any responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of the opinion. Berenson made no independent investigation of any legal, tax, accounting or regulatory matters affecting the Company, and Berenson relied on the assessments of other advisors to the Company and the Special Committee with respect to such issues. In addition, in preparing its opinion Berenson did not take into account any tax consequences of the transaction to any holder of the Company’s common stock.

     The Berenson opinion was solely for the use and benefit of the Special Committee in its consideration of the merger, and does not address the merits of the underlying decision by the Company to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may have been available to the Company. In addition, the Berenson opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the shares of the Company’s common stock. Berenson’s opinion has been authorized by the fairness committee of Berenson.

     In preparing its opinion, Berenson performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Berenson believes that its analyses must be considered as a whole. Considering any portion of Berenson’s analyses or the factors considered by Berenson, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in the Berenson opinion. In addition, Berenson may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Berenson’s view of the Company’s actual value. Accordingly, the conclusions reached by Berenson are based on all analyses and factors taken as a whole and also on the application of Berenson’s own experience and judgment.

     In performing its analyses, Berenson made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Berenson’s or the Company’s control. The analyses performed by Berenson are not necessarily indicative of actual values or actual future results of the Company, which may be significantly more or less favorable than those suggested by those analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold and are inherently subject to uncertainty. The analyses performed were prepared solely as part of Berenson’s analysis of the fairness from a financial point of view of the merger consideration and were provided to the Special Committee in connection with the delivery of Berenson’s opinion.

     The following is a summary of the material financial and comparative analyses performed by Berenson that were presented to the Special Committee on January 30, 2011 in connection with the delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Berenson’s financial analyses, any table must be read together with the text of the summary. Any table alone does not constitute a complete description of the financial analysis. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Berenson’s financial analyses.

     Transaction Overview. Based upon the merger consideration of $66.50 per share, approximately 9.8 million shares of common stock outstanding as of January 30, 2011 on a fully diluted basis (calculated using the treasury stock method), and approximately $47.7 million of unrestricted cash and $0.9 million of debt (including capital lease payables) as of December 31, 2010, Berenson noted that the merger consideration implied a transaction equity value of approximately $651.0 million, and a transaction enterprise value of approximately $604.2 million.

     Historical Trading Analysis. Berenson reviewed the share price trading history of the Company’s common stock for the one-year period ending on January 28, 2011 on a stand-alone basis and also in relation to the S&P 500 index. During this period, Berenson noted that the Company’s common stock closed at prices as low as $37.50 and as high as $67.67 per share, as compared to the closing price per share of Company’s common stock on January 28, 2011 of $60.26 and the merger consideration of $66.50 per share of Company’s common stock.

     Premiums Paid Analysis. Using publicly available information, Berenson analyzed the premiums offered in going private transactions in the United States announced between January 2006 and January 2011 in all industries with transaction values between $300 million and $1 billion, which is referred to below as “Going Private Transactions”, and in all public merger and acquisition transactions in the United States announced during the same period in all industries with transaction values between $450 million and $700 million, which is referred to below as “All Public M&A Transactions”. For each of these transactions, Berenson calculated the premium represented by the offer price over the target company’s closing share price one day, one week, and one month prior to the transaction’s announcement. This analysis indicated the following:

	Premiums Paid Analysis
	Premium
Benchmark/Time Period	Mean	Median
Going Private Transactions
1 day	21%	19%
1 week	22%	20%
1 month	24%	21%
All Public M&A Transactions
1 day	28%	24%
1 week	30%	26%
1 month	34%	27%

     Based on the premiums offered in the Going Private Transactions and the All Public M&A Transactions described above, Berenson applied a reference range of premiums of 20% to 30% to the average closing prices per share of the Company’s common stock for the 30-day, 180-day and 360-day periods prior to the Company’s announcement on October 25, 2010 that it was exploring strategic alternatives of $59.26, $51.53 and $46.00, respectively. This analysis indicated a range of implied prices per share of the Company’s common stock of $71.12 to $77.04 for the 30-day period prior to the October 25, 2010 announcement, $61.83 to $66.98 for the 180-day period prior to the October 25, 2010 announcement, $55.20 to $59.80 for the 360-day period prior to the October 25, 2010 announcement and $55.25 to $77.00 for the preceding three time periods combined, as compared to the merger consideration of $66.50 per share of the Company’s common stock.

     Discounted Cash Flow Analysis. Berenson performed a discounted cash flow analysis to calculate the estimated present value of the after-tax free cash flows, on an unlevered basis, of the Company for the fiscal years December 31, 2011 through December 31, 2015 using the Company management’s financial forecasts. Berenson also calculated the terminal value of the enterprise at December 31, 2015 by applying a range of perpetuity growth rates of (2.00)% to 2.00% to the Company’s 2015 estimated unlevered free cash flows. The present value of the cash flows and terminal value was calculated using discount rates ranging from 12.00% to 15.00% which were selected by Berenson based on its experience and on an analysis of the Company’s weighted average cost of capital. Berenson then added cash (which included proceeds from the exercise of stock options) and subtracted debt of the Company to the implied enterprise value to determine an implied equity value, and after accounting for the vesting of in-the-money options, this analysis indicated a range of implied values per share of the Company’s common stock of approximately $47.25 to $69.00, as compared to the merger consideration of $66.50 per share of the Company’s common stock.

     Leveraged Buyout Analysis. Berenson performed a leveraged buyout valuation analysis of the theoretical maximum consideration that could be paid in an acquisition of the Company by a financial buyer, based on the Company management’s financial forecasts and a hypothetical closing as of December 31, 2010, and using the terms of the debt commitment letter described in “The Merger—Financing of the Merger—Debt Financing” beginning on page 44. In its analysis, Berenson assumed that a financial buyer would be subject to the following constraints:
  maximum of $410 million of funded indebtedness with an interest rate of LIBOR plus 5.00%, subject to a LIBOR floor of 1.75%;

  exiting the investment in the Company at valuation multiples based on a multiple of 2015 estimated earnings before interest, taxes, depreciation and amortization ranging from approximately 4.5x to 6.0x; and

  targeted internal rate of return of 20.0% to 25.0%.
     This analysis resulted in an implied price per share of the Company’s common stock of $55.50 to $65.75, as compared to the merger consideration of $66.50 per share of the Company’s common stock.

     The Berenson opinion was one of many factors taken into consideration by the Special Committee in making its determination to approve the merger and should not be considered determinative of the views of the Special Committee, the Company’s board of directors or management with respect to the merger or the merger consideration.

     Berenson is a nationally recognized investment banking and advisory firm. Berenson, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, financial restructurings and other financial services. Berenson may in the future provide investment banking and other financial services to the Company and Parent and their respective affiliates for which Berenson would expect to receive compensation.

     Pursuant to an engagement letter among Berenson, the Special Committee and the Company, dated September 28, 2010, the Company has agreed to pay Berenson total fees for its services in connection with the merger based, in part, upon the value of the consideration to be paid in the merger, which fees are expected as of the date of this proxy statement to total approximately $6.0 million (a portion of which has already been paid for financial advisory services to the Special Committee and portion of which was paid upon delivery of Berenson’s opinion) and approximately $2.0 million of which is payable contingent upon consummation of the merger. Berenson will also be reimbursed for reasonable expenses incurred, including the fees and disbursements of its counsel. The Company has also agreed to indemnify Berenson against liabilities arising out of or in connection with the services rendered or to be rendered by it under its engagement.

Financial Projections

     We do not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or financial condition. However, during our review of the various alternatives to enhance shareholder value, as discussed in “The Merger—Background of the Merger” beginning on page 26, certain prospective financial information was prepared by our management and reviewed with and discussed among members of our board of directors, the Special Committee and Berenson. Our management provided certain internal forecasts through December 31, 2015 to Berenson, the Special Committee and our board of directors. Management also made available to Parent and the other bidders this prospective financial information. Management’s key assumptions supporting the prospective financial information are discussed below.

     The inclusion of the prospective financial information below should not be regarded as an indication that we, our management team, our board of directors, the Special Committee or Parent, or any of their respective representatives, considered, or now considers, the prospective financial information below to be predictive of actual future results.

     Management’s internal financial forecasts, upon which the prospective financial information set forth below is based, are subjective in many respects. The prospective financial information set forth below reflects numerous assumptions with respect to membership and associate fee growth rates, membership benefits margins, commission margins, general and administrative expenses and other matters, all of which are difficult to predict and beyond our control.

     The prospective financial information set forth below also reflects numerous estimates and assumptions related to our business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond our control. As a result, although the prospective financial information set forth below was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

     The prospective financial information set forth below was not prepared with a view toward public disclosure. Accordingly, the prospective financial information set forth below was not prepared with a view toward complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles (“GAAP”). Some of the projections present financial metrics that were not prepared in accordance with GAAP. Neither our independent auditor nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information.

     The prospective financial information set forth below does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of our business, changes in general business, geo-political or economic conditions, competition, legal or regulatory developments or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

     Prospective financial information are forward-looking statements and are based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, legal, regulatory, geo-political, market and financial conditions, as well as changes to the business, financial condition or results of operation of the Company, including the factors described under “Cautionary Note Regarding Forward-Looking Information” on page 19, and other risk factors as disclosed in our filings with the SEC that could cause actual results to differ materially from those shown below. Since the prospective financial information set forth below covers multiple years, such information by its nature is subject to greater uncertainty with each successive year. In addition, the projections do not take into account any of the transactions contemplated by the Merger Agreement, including the merger, which might also cause actual results to differ materially.

     For the foregoing reasons, as well as the bases and assumptions on which the prospective financial information set forth below was prepared, the inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such.

     EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, WE HAVE NOT UPDATED NOR DO WE INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, GEOPOLITICAL OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION IS SHOWN TO BE IN ERROR.

     Our management employed the following key assumptions in preparing the prospective financial information summarized in the table below, which were provided to Berenson, our board of directors, the Special Committee and Parent:
  new associates would be 146,611 in 2010 and 110,000 in 2011, with annual growth of 10.0% thereafter;

  membership growth rates would be based on 0.95 members recruited per existing associate (those with tenure of greater than one year), and for new associates, 0.79 members recruited per new associate in 2010 with an annual increase of 0.10 members recruited per new associate thereafter;
  associate and membership retention rates based on historical rates;

  average annual membership fees for existing members of $297.65 in 2010 and growing at annual rate of 1.0% thereafter; and average annual membership fees for new members of $325.88 throughout the five-year period;
  membership benefit costs equal to 33.5% of membership fees throughout the period; and
  commission costs based on 69.4% of first year premiums, which is based on historical commission percentages, net of any charge backs, and renewal commissions equal to 6.2% of related membership fees.
     The following is a summary of the prospective financial information described above:

	Year Ending December 31,
	2010	2011	2012	2013	2014	2015
	(in millions, except per share amounts)
Revenue	$452	$450	$458	$471	$491	$517
EBITDA(1)	121	115	115	114	114	116
EBIT(2)	113	107	108	108	108	110
Net Income	69	66	68	69	71	74
Earnings per share-diluted	7.03	6.92	7.05	7.19	7.38	7.70
Operating Cash Flow	73	69	74	75	77	80
Capital Expenditures	3	5	5	5	5	5

(1)	EBITDA is net income before interest, tax, depreciation and amortization
(2)	EBIT is net income before interest and tax

Financing of the Merger

     The total amount of funds necessary to pay the aggregate merger consideration as well as related transaction charges, fees and expenses is estimated to be approximately $[●]. Parent has informed us that it intends to fund the transaction with equity and debt financing, together with unrestricted cash and cash equivalents held by us and our subsidiaries, which will be available to Parent. Consummation of the merger is not conditioned on the funding of Parent’s financing or on Parent obtaining financing.

     Parent has obtained the equity and debt financing commitments described below. The funding under those commitments is subject to conditions described below. We believe the committed amounts will, together with cash on hand of the Company, be sufficient to complete the transaction, but we cannot assure you of that. Those amounts might be insufficient if, among other things, we have substantially less cash on hand and/or, there are substantially less net proceeds from the equity and debt financings than we currently expect. Although obtaining the equity or debt financing is not a condition to the completion of the merger, the failure of Parent and Merger Sub to obtain sufficient financing is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay the Company a termination fee of $50 million, as described under “The Merger Agreement—Remedies” beginning on page 76. That obligation is guaranteed by MidOcean Investors referred to below.

     Equity Financing. Parent has entered into an equity commitment letter with the Parent Investors, dated January 30, 2011, pursuant to which they have severally and not jointly committed to provide equity financing up to a specified dollar amount.

     The funding of the financing contemplated by the equity commitment letter is subject to several conditions, including the satisfaction or waiver by Parent and Merger Sub (with the prior written consent of the MidOcean Investors in the case of any waiver) of each of the conditions to the obligations of Parent and Merger Sub to consummate the merger, other than any condition that by its nature is to be satisfied at the closing of the merger), the concurrent closing of the merger and the contemporaneous consummation of the debt financing. The obligation of the MidOcean Investors to fund their respective equity commitments will expire upon certain events, including the termination of the Merger Agreement in accordance with its terms and the consummation of the merger after giving effect to the equity contributions. Each MidOcean Investor may allocate all or a portion of its equity investment in Parent to one or more affiliated entities or other designated co-investors, including third parties; provided that each MidOcean Investor will remain severally liable for the full amount of its portion of the equity commitment. The amount actually funded pursuant to the equity commitment letter may be reduced in a manner determined by the MidOcean Investors that will not adversely affect the closing of the merger in the event that Parent does not require all of the equity with respect to which the MidOcean Investors have made commitments.

     The funding of the financing contemplated by the equity commitment letter is subject to:
  the prior satisfaction or, with the prior written consent of the MidOcean Investors, waiver of the conditions precedent to Parent’s and Merger Sub’s obligations to consummate the merger under the Merger Agreement (other than any condition that by its nature is to be satisfied at the closing of the merger, but subject to the substantially concurrent satisfaction or waiver of such conditions);

  the concurrent or substantially concurrent consummation of the merger in accordance with the terms of the Merger Agreement; and

  the prior or contemporaneous consummation of the debt financing (or any alternative financing that shall have been obtained in accordance with, and that satisfies the conditions of, the Merger Agreement).
     The obligation of each MidOcean Investor to fund its equity commitment will expire upon:
  the consummation of the merger after giving effect to the contributions; and

  the valid termination of the Merger Agreement in accordance with its terms.
     Debt Financing. In connection with Parent’s entry into the Merger Agreement, Parent received a debt commitment letter, dated January 29, 2011, from the Commitment Parties. The debt commitment letter provides in the aggregate up to $440 million in debt financing to Parent. The facility will be a senior secured credit facility consisting of a $410 million term loan facility and a $30 million revolving credit facility (which may not be used to fund the merger consideration).

     The facilities contemplated by the debt financing are subject to certain closing conditions, including without limitation:
  that, since September 30, 2010, there has not occurred any “Company Material Adverse Effect” (which is the same definition as that used in the Merger Agreement);

  the negotiation, execution and delivery of definitive debt agreements;

  consummation of the equity contribution by the MidOcean Investors concurrently with the initial funding under the debt financing;

  consummation of the merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers thereof that are materially adverse to the Lenders without the consent of the Lenders) concurrently with the initial funding under the debt financing;

  delivery of certain customary closing documents (including, among others, a solvency certificate), specified items of collateral and certain of our financial statements, including, without limitation, pro forma financial statements and evidence that our ratio of total funded debt to pro forma earnings before interest, taxes, depreciation and amortization for the most recent twelve month period ending used to generate such pro forma financial statements is no more than 3.50 to 1.00;

  expiration of a 20 consecutive business day period following the delivery of certain marketing materials; and

  the satisfaction by the arranger for the facility of certain other conditions precedent set forth in the debt commitment letter.
     The debt commitment terminates automatically upon the earlier to occur of 5:00 p.m., New York City time, on July 31, 2011, the closing of the merger and the termination of the Merger Agreement in accordance with its terms.

     Parent has agreed to arrange and obtain equity financing, on the terms and conditions set forth in the equity commitment letter and to use its reasonable best efforts to arrange and obtain debt financing, on the terms and conditions set forth in the debt commitment letter, in each case, as described above. In addition, Parent has agreed not to permit any amendment, modification or waiver of any provision or remedy of the equity commitment letter or the debt commitment letter that would or would reasonably be expected to reduce the aggregate amount of the financing or impose new or additional conditions to the receipt of financing, prevent or materially delay the closing of the merger or adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the equity commitment letter or the debt commitment letter, as applicable, in each case, without the prior written consent of the Company; provided that Parent and Merger Sub may amend the debt commitment letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the debt commitment letter as of the date of the Merger Agreement so long as such action would not reasonably be expected to delay or prevent the closing of the merger.

     Parent has further agreed to maintain in effect the equity commitment letter and use its reasonable best efforts to maintain in effect the debt commitment letter and any related definitive agreements, timely satisfy all conditions in the financing agreements applicable to it and Merger Sub in order to obtain such debt financing and equity financing, consummate the equity financing at or prior to the closing of the merger, negotiate and enter into definitive agreements with respect to the debt financing on terms no less favorable to it and Merger Sub than the terms set forth in the debt commitment letter, consummate the debt financing at or prior to the closing of the merger and fully enforce any counterparties’ obligations and its own rights under any financing agreements subject to compliance with any requirements set forth in the Merger Agreement. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, Parent will, at our request, use its reasonable best efforts to arrange and obtain alternative debt financing from alternative debt sources in an amount sufficient to consummate the merger with terms and conditions not less favorable, taken as a whole, to Parent and Merger Sub than the terms and conditions in the existing debt commitment letter no later than the business day immediately prior to the closing of the merger; provided that if Parent is deemed to have breached the provisions of the debt commitment letter as a result of its seeking to arrange and obtain any such alternative financing at our request, such result will not be a breach by Parent of its obligation to use its reasonable best efforts to obtain debt financing. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

Limited Guarantee

     The MidOcean Investors have entered into a limited guarantee in favor of the Company in an aggregate amount of $50 million. Under the limited guarantee, each of the MidOcean Investors guarantees, severally and not jointly, and subject to the terms and conditions of the limited guarantee and up to the specified portion of the maximum amount set forth therein, the payment of any termination fee that may become payable by Parent under certain specified circumstances and reasonable legal fees and expenses incurred in connection with any litigation or proceeding incurred by the Company in enforcement of the limited guarantee if any guarantor asserts that the limited guarantee is illegal, invalid or unenforceable in accordance with its terms and the Company prevails in such litigation or proceeding. In the event that Parent breaches the Merger Agreement or fails to pay us any termination fee that it becomes obligated to pay under the Merger Agreement, our only recourse would be against Parent for specific performance, to the extent permitted under the terms of the Merger Agreement, or to seek $50 million from the MidOcean Investors under the terms of the limited guarantee. In addition, the limited guarantee guarantees Parent’s obligations to reimburse and indemnify us for our cooperation in connection with Parent’s arranging and obtaining of financing. For further information regarding the termination fee that may become payable by Parent and the circumstances under which it becomes payable and Parent’s financing of the merger, see “The Merger Agreement—Fees and Expenses,” “The Merger Agreement—Financing” and “The Merger—Financing of the Merger” beginning on pages 74, 67 and 43, respectively.

Litigation Related to the Merger

     Oklahoma District Court of Oklahoma County

     On February 8, 2011, a putative shareholder class action complaint was filed in the Oklahoma District Court of Oklahoma County by Andrew D. McMullan and James E. McCurdy, individually and on behalf of all others similarly situated, against the Company and each member of the Company’s board of directors (case number CJ-2011-871). The complaint generally alleges that the directors breached their fiduciary duties to the shareholders by agreeing to sell the Company pursuant to an unfair process and at an unfair price. The complaint alleges that the directors breached their fiduciary duties of care, loyalty, candor, good faith and independence and have acted to put their personal interests ahead of the interests of the Company’s shareholders and that the Company has aided and abetted such breaches. The complaint seeks injunctive relief, rescission of any barriers to the maximization of shareholder value and attorneys’ fees.

     Oklahoma District Court of Pontotoc County

     On February 11, 2011, a putative shareholder class action complaint was filed in the Oklahoma District Court of Pontotoc County by Czar Fredrik D. Reyes, individually and on behalf of all others similarly situated, against the Company, each member of the Company’s board of directors, Parent and Merger Sub (case number CJ-11-26). The complaint generally alleges that the directors breached their fiduciary duties to the shareholders by agreeing to sell the Company pursuant to an unfair process and at an unfair price. The complaint alleges that the directors breached their fiduciary duties of loyalty, due care, independence, good faith and fair dealing, and that the Company, Parent and Merger Sub have aided and abetted such breaches. The complaint also alleges that the defendants agreed to onerous and preclusive deal protection devices as part of the Merger Agreement, including the “no solicitation” provision, the requirement to notify Parent and Merger Sub of any competing proposals and negotiate in good faith with Parent to amend the terms of the Merger Agreement so that the competing proposal would not be a “superior proposal” and the $21.5 million termination fee. The complaint seeks injunctive relief, damages and costs of the action, including attorneys’ fees.

     The Company and its board of directors believe that these lawsuits are without merit and intend to vigorously defend themselves.

Payment of Merger Consideration and Surrender of Stock Certificates

     Each record holder of shares of our common stock (other than (i) shares owned by Parent or any direct or indirect subsidiary of Parent, (ii) shares owned by the Company or any direct or indirect subsidiary of the Company and (iii) shares owned by shareholders who have perfected and not otherwise waived, withdrawn or lost their rights as dissenting shareholders, if any, to demand to be paid the “fair value” of their shares of common stock under Oklahoma law) will be sent a letter of transmittal describing how such holder may exchange their shares of our common stock for the merger consideration of $66.50 per share in cash, without interest, less any applicable withholding taxes promptly after the completion of the merger. Any consideration relating to shares allocated to your account under the ESOP will be paid to the ESOP and allocated to your account under the ESOP. Any consideration relating to your Associate Investment Club shares will be allocated as provided under the Associate Investment Club.

     You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

     You will not be entitled to receive the merger consideration of $66.50 per share in cash, without interest, less any applicable withholding taxes until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid. You do not have to take the foregoing actions with respect to shares allocated to your account under the ESOP as the ESOP trustee will be responsible for taking those actions.

Interests of Our Directors and Executive Officers in the Merger

     When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger, as are described below, other than their interests as shareholders of the Company generally. These interests may be different from, or in conflict with, your interests as a Company shareholder. The members of our board of directors and the Special Committee were aware of the material facts as to these additional interests, and considered them, when they unanimously approved the Merger Agreement.

     Executive Officer Severance Plan, Retention Bonus Program and Employment Agreements

     On December 30, 2010, the Special Committee unanimously approved and adopted a change in control severance plan (as subsequently amended and restated by the Special Committee on January 6, 2011 and January 30, 2011, respectively, the “Change in Control Severance Plan”) and a retention bonus program, including a form of retention bonus letter (the “Retention Bonus Program”), for certain executive officers and other employees of the Company and its subsidiaries. The executive officers who are eligible to participate in the Change in Control Severance Plan and the Retention Bonus Program are Randy Harp, Co-Chief Executive Officer, President and Chief Operating Officer, Mark Brown, Co-Chief Executive Officer and Chief Marketing Officer, Steve Williamson, Chief Financial Officer, and Kathleen S. Pinson, Vice President of Regulatory and Compliance and Secretary. Harland C. Stonecipher, the Company’s Chairman, is not eligible to participate in the Change in Control Severance Plan or the Retention Bonus Program.

     Change in Control Severance Plan. Severance benefits under the Change in Control Severance Plan are triggered upon a participating executive’s involuntary termination of employment with the Company and its affiliates other than for “cause,” or the participating executive’s termination of employment for “good reason,” during the 24-month period beginning on the date of a “change in control” (as defined in the Change in Control Severance Plan).

     For purposes of the Change in Control Severance Plan, (a) ”cause” generally means (i) failure or refusal by the participating executive to substantially perform his or her duties (except where the failure results from incapacity due to disability); (ii) severe misconduct or activity deemed detrimental to the interests of the Company or its affiliates (including, but not limited to, acts involving dishonesty, violation of written policies of the Company or its affiliates that apply to the participating executive, violations of safety rules, disorderly conduct, discrimination and/or discriminatory harassment or unauthorized disclosure of confidential information of the Company or its affiliates); or (iii) the participating executive’s entry of a plea of nolo contendere to, or the conviction of, a crime; and (b) “good reason” generally means (i) a reduction of 10 percent or more in the participating executive’s base salary as in effect immediately prior to the change in control; (ii) a material diminution of the participating executive’s authority, duties or responsibilities from those in effect immediately prior to the change in control; or (iii) a change in the principal location of the participating executive’s job or office, such that he or she will be based at a location that is 50 miles or more further from such executive’s principal job or office location immediately prior to the change in control. A participating executive’s termination will not be for good reason if the Company cures the event constituting good reason within 30 days after receiving the executive’s timely notice of the event constituting good reason. A participating executive is not entitled to benefits under the Change in Control Severance Plan unless he or she executes an effective release of claims against the Company and its affiliates and their respective officers, directors, employees and agents.

     A participating executive who qualifies for severance benefits under the Change in Control Severance Plan will be entitled to a cash severance benefit equal to (A) one month of such participating executive’s base salary as of the termination date, multiplied by (B) such participating executive’s full completed years of service as of the termination date. In addition, such participating executive will be entitled to a pro rata portion of his or her target annual incentive bonus for the year in which the termination occurs. Participating executives are not entitled to receive duplicate severance payments under any other change in control plan or agreement, offer letter or letter agreement, and payments under the Change in Control Severance Plan are expressly conditioned upon a participating executive not receiving duplicate payments. Payments under the Retention Bonus Program are not considered duplicate payments for this purpose.

     The Change in Control Severance Plan also provides for continued medical and dental plan coverage and outplacement services for varying periods of time (and at varying levels) following termination.

     The Change in Control Severance Plan provides that a participating executive’s severance benefits will be cut back to the extent required to avoid excise tax liability that may be incurred as a result of a change in control. To the extent any such benefits are so reduced, the participating executive will be treated as having forfeited such benefits.

     Consummation of the merger would constitute a “change in control” for purposes of the Change in Control Severance Plan.

     Retention Bonus Program. The Retention Bonus Program consists of a retention bonus pool for all participating employees, including the participating executives, in an aggregate amount not to exceed $600,000 and the related form of retention bonus letter (the “Retention Bonus Letter”). The Retention Bonus Program is administered by the Special Committee, which is authorized to determine who will receive retention bonuses and the amount of such bonuses. As of the date of this proxy statement, the Special Committee has not granted any retention bonus awards under the Retention Bonus Program but will do so prior to the effective date of the merger.

     A participating executive who has been granted a retention bonus will be entitled to such bonus only if (1) he or she remains continuously employed by the Company and its affiliates through the date that is 60 days after a “change in control” (as such term is defined in the Change in Control Severance Plan) that occurs prior to September 30, 2011, or (2) such participating executive’s employment is terminated by the Company for reasons other than “cause” or by such participating executive for “good reason” in each case prior to September 30, 2011. The definitions of the terms “cause” and “good reason” in the Retention Bonus Letter are similar to the definitions of such terms in the Change in Control Severance Plan, as described above. A participating executive’s termination will not be for good reason if the Company cures the event constituting good reason within 15 days after receiving the executive’s timely notice of the event constituting good reason.

     The following table shows the estimated potential cash installment payments to our executive officers pursuant to the Change in Control Severance Plan, assuming the merger closes on July 31, 2011 and assuming they are terminated on such date.

Installment
Cash
Name	Payment ($)
Randy Harp	1,188,091
Mark Brown	330,000
Steve Williamson	155,353
Kathleen S. Pinson	447,987

     Stonecipher Employment Agreement. Mr. Stonecipher is a party to an employment agreement with us which provides, among other things, that he will be entitled to certain special payments and benefits if he terminates his employment with us for any reason within one year following a change in control of us. If his employment terminates as described above, he is entitled to a lump sum payment equal to the present value, using a 3% discount rate, of (i) the total salary remaining for the term (the current term expires on June 30, 2011) and (ii) the supplemental retirement benefit provided under his employment agreement ($26,000 per year for ten years) assuming that he would have received the benefit for the full ten years. Assuming the merger closes on July 31, 2011 and assuming Mr. Stonecipher terminates employment on such date, the estimated potential cash payment to him pursuant to his employment agreement is approximately $362,000.

          ESOP. Effective as of the effective time of the merger, each share of our common stock held by the ESOP trustee immediately prior to the effective time will be converted into the right to receive $66.50 per share in cash, without interest, in the same manner as shares of our common stock that are not held by the ESOP trustee. Payments received by the ESOP trustee for the shares held under the ESOP shall be allocated to participants’ ESOP accounts based on the number of shares allocated to their respective ESOP accounts immediately prior to the effective time.

     Director Payments

     Pursuant to resolutions adopted by our board of directors on September 22, 2010, the members of the Special Committee are being paid the following compensation from the Company for serving on the Special Committee: (i) the chairman of the Special Committee is entitled to $52,500 and each other non-chair member of the Special Committee is entitled to $35,000; (ii) each member is entitled to $1,000 per meeting of the Special Committee and (iii) each member is entitled to $1,500 for each day that such member is personally involved in attending any litigation in connection with the activities of the Special Committee. As of the date of this proxy statement there have been [●] meetings of the Special Committee.

     Indemnification

     From and after the effective time of the merger, Parent and the surviving corporation will indemnify each present and former director and officer of the Company or any of its subsidiaries, certain other individuals indentified in the Merger Agreement and each person who served at the request of the Company or any of its subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any costs, expenses and other losses incurred in connection with any claim or proceeding arising out of or relating to matters existing or occurring at or prior to the effective time of the merger relating to such person’s service with or at the request of the Company, whenever asserted or claimed, to the fullest extent permitted by applicable law. In addition, from and after the effective time of the merger, Parent and the surviving corporation will pay expenses incurred by any such person in advance of any final disposition of any such claim or proceeding to the fullest extent permitted by applicable law.

     Potential Rollover of Our Chairman’s Equity

     The MidOcean Investors have offered Harland C. Stonecipher the opportunity to participate in the transaction by exchanging a portion or all of his shares of Company common stock for equity in Parent at the closing of the merger, in lieu of receiving the per share cash merger consideration. As of the date of this proxy statement, Mr. Stonecipher has not accepted the MidOcean Investors’ offer to acquire an equity stake in Parent in lieu of receiving the per share cash merger consideration.

     Potential Continuing Role of our Chairman with the Company

     The MidOcean Investors discussed with Mr. Stonecipher the possibility of Mr. Stonecipher having a continuing role with the Company subsequent to the closing. As of the date of this proxy statement, no agreement has been reached between the MidOcean Investors and Mr. Stonecipher with respect to such a continuing role or terms that would be applicable thereto, although it is anticipated that Mr. Stonecipher will serve on the board of directors of the surviving corporation.

Effects on Us if the Merger is Not Completed

     If the Merger Agreement is not adopted by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today, and our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock. Under specified circumstances, we may be required to pay Parent a termination fee of $21.5 million or certain of Parent’s expenses, or Parent may be required to pay the Company a reverse termination fee of $50 million, in each case, as described in “The Merger Agreement—Fees and Expenses” beginning on page 74.

     If the merger is not completed, from time to time, our board of directors will evaluate and review, among other things, our business, operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify various alternatives to enhance shareholder value. If the Merger Agreement is not adopted by our shareholders, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that our business, prospects or results of operations will not be adversely impacted.

Delisting and Deregistration of Our Common Stock

     If the merger is completed, our common stock will be delisted from and will no longer be traded on the NYSE and will be deregistered under the Exchange Act. Following the closing of the merger we will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

     The following is a summary of the material United States federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (each, as defined below) who receive cash in the merger in exchange for shares of our common stock. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to holders of our common stock. The discussion is based on the Code, applicable current and proposed United States Treasury regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. Any change could alter the tax consequences of the merger to the holders of our common stock. This discussion applies only to holders who hold shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to holders of our common stock in light of their particular circumstances, or that may apply to holders that are subject to special treatment under United States federal income tax laws (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, cooperatives, traders in securities who elect to mark their securities to market, mutual funds, real estate investment trusts, S corporations, holders subject to the alternative minimum tax, persons who validly exercise appraisal rights, partnerships or other pass-through entities and persons holding shares of our common stock through a partnership or other pass-through entity, persons who acquired shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation, United States expatriates, “passive foreign investment companies,” “controlled foreign corporations,” persons who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction and persons who hold any equity interest, directly or indirectly through constructive ownership or otherwise, in Parent or the Company after the merger). This discussion does not address any aspect of state, local or foreign tax laws or United States federal tax laws other than United States federal income tax laws.

     The summary set forth below is for general information purposes only. It is not intended to be, and should not be construed as, legal or tax advice to any particular holder of our common stock. The summary is not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each holder should consult its tax advisor regarding the applicability of the rules discussed below to the holder and the particular tax effects of the merger to the holder, including the application of state, local and foreign tax laws.

     For purposes of this summary, a “U.S. holder” is a holder of shares of common stock of the Company, who or that is, for United States federal income tax purposes:
  an individual who is a citizen or resident of the United States;

  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  a trust if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a domestic trust for United States federal income tax purposes.
     A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

     If shares of our common stock are held by a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes), the United States federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of our common stock and partners in such partnerships are urged to consult their tax advisors regarding the tax consequences to them of the merger.

     U.S. Holders. The receipt of cash for shares of our common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a U.S. holder who exchanges shares of our common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in exchange for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. If a U.S. holder acquired different blocks of our common stock at different times or different prices, such holder must determine its tax basis and holding period separately with respect to each block of our common stock (i.e., shares of the Company common stock acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares is more than one year at the time of completion of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. There are limitations on the deductibility of capital losses.

     Cash payments made pursuant to the Merger Agreement will be reported to holders of our common stock and the United States Internal Revenue Service to the extent required by the Code and applicable regulations of the United States Treasury. Under the Code, a U.S. holder of our common stock (other than a corporation or other exempt recipient) may be subject, under certain circumstances, to information reporting on the cash received in the merger. Backup withholding also may apply with respect to the amount of cash received in the merger, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

     Non-U.S. Holders. Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable United States income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the cash disposition, and certain other conditions are met; or

  the Company was a “United States real property holding corporation” for United States federal income tax purposes within the five years preceding the merger.
     A non-U.S. holder whose gain is described in the first bullet point above will be subject to tax on its net gain in the same manner as if it were a U.S. holder. In addition, such a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (including such gain) or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to tax at a 30% flat rate on the gain recognized, equal to the difference, if any, between the amount of cash received in exchange for shares of our common stock and the non-U.S. holder’s adjusted tax basis in such shares, which may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States. To the extent that a non-U.S. holder’s income is eligible for a reduced rate of withholding tax under a treaty, such non-U.S. holder may obtain a refund of excess amounts withheld by filing a properly completed claim for refund with the Internal Revenue Service. The Company does not believe it is, or has been during the five years preceding the merger, a United States real property holding corporation for U.S. federal income tax purposes.

     The payment to a non-U.S. holder of the proceeds of a disposition of a share of our common stock by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the non-U.S. holder either certifies, under penalties of perjury, on IRS Form W-8BEN (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a share of our common stock by or through the foreign office of a foreign broker (as defined in applicable Treasury regulations). Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the disposition of a share of our common stock by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided that the required information is timely furnished to the Internal Revenue Service.

Regulatory Matters

     Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the merger, may not be consummated unless certain waiting period requirements have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification with the FTC and the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. If the DOJ or the FTC issues a Request for Additional Information and Documentary Material (“Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the request for additional information, unless the waiting period is terminated earlier. At any time before or after the merger is completed, either the DOJ or the FTC could take action under the antitrust laws in opposition to the merger, including seeking to enjoin completion of the merger or permitting completion subject to regulatory concessions or conditions. In addition, U.S. state attorneys general could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances.

     The parties to the merger originally filed their respective notification and report forms pursuant to the HSR Act with the FTC and DOJ on [●], 2011 and the initial 30-day waiting period will expire on [●], 2011, unless earlier terminated or extended by the DOJ requesting additional information from the parties.

     The consummation of the transactions contemplated by the Merger Agreement, including the merger, requires the prior approval of the Oklahoma Insurance Department pursuant to Title 36, Section 1651 of the Oklahoma Statutes, as amended, and the Office of Insurance Regulation of the Financial Services Commission of the State of Florida pursuant to Title 37, Chapter 628 of the Florida Statutes, as amended. The Company has filed the required “applications for approval” with the States of Oklahoma and Florida but has not received the required approvals as of the date of this proxy statement. In addition, the Company will be required to provide certain notifications, prior to and following the merger, to state insurance departments, consumer affairs agencies, bar associations and similar state agencies in other jurisdictions where it operates.

THE MERGER AGREEMENT

     The following summary describes material provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated herein by reference. We urge you to read carefully the Merger Agreement in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The Merger Agreement and the following description have been included to provide you with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company or Parent. Such information can be found elsewhere in this proxy statement and in the other public filings the Company makes with the SEC, which are available, without charge, at http://www.sec.gov.

Explanatory Note

     The representations, warranties, agreements and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in confidential disclosure schedules that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement or the confidential disclosure schedules, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. In addition, the representations and warranties and other provisions of the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement.

The Merger

     Under the terms of the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time of the merger, our certificate of incorporation will be amended to read as the certificate of incorporation attached as Exhibit B to the Merger Agreement and the bylaws of Merger Sub will become the bylaws of the surviving corporation. The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation, and the officers of the Company immediately prior to the effective time of the merger will continue as the officers of the surviving corporation.

Effective Time of the Merger

     The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Oklahoma or at such later time as is agreed upon by Parent and us and specified in such certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place on the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger (which, includes, without limitation, the receipt by us of a favorable opinion addressed to our board of directors as to certain solvency matters as of and immediately following the effective time of the merger), but subject to the satisfaction or waiver of those conditions at the closing), which are described in this proxy statement, or at such other place, time and date as we and Parent shall agree, except that no party shall be required to effect the closing until the earlier of a date during Parent’s marketing period (described below) specified by Parent on at least three business days’ notice and the last day of Parent’s marketing period.

     Parent’s marketing period is the first period of 20 consecutive business days during which (i) Parent has received all financial and other information required by the financing commitments or by applicable law in connection with the debt financing and the transaction contemplated by the Merger Agreement and all other financial and other information regarding us and our subsidiaries as may be reasonably requested by Parent, including, without limitation, the audited consolidated financial statements of us and our subsidiaries for the fiscal year ended December 31, 2010 (all such information we refer to collectively as the “required financial information”), and (ii) and the mutual conditions to the parties’ obligations to close the merger have been satisfied (other than conditions that by their nature can be satisfied only at the closing of the merger) and no event has occurred and no conditions exist that would cause any of the additional conditions to the obligations of Parent and Merger Sub to close the merger to fail to be satisfied assuming the closing of the merger were to be scheduled for any time during such 20-consecutive-business-day period. The marketing period shall not be deemed to have commenced, however, if (1) on or before such period of 20 consecutive business days shall have expired, our independent registered public accounting firm shall have withdrawn its audit opinion with respect to any financial statements contained in the required financial information or we shall have publicly announced an intention to restate any of the financial information contained in the required financial information or (2) the financial statements contained in the required financial information would not be sufficiently current during such period of 20 consecutive business days to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such period of 20 consecutive business days. In addition, if the marketing period shall have commenced or been completed prior to the date that Parent shall be required to obtain alternative debt financing (unless such obligation is waived by us), Parent may, at its option, extend the marketing period for an additional period of 20 consecutive business days. The marketing period shall end on any earlier date on which Parent’s debt financing under the debt financing commitment has been funded.

     We intend to complete the merger as promptly as practicable, subject to receipt of shareholder approval and all requisite regulatory approvals. Although we currently expect to complete the merger by July 31, 2011, we cannot specify when, or assure you that, all conditions to the consummation of the merger will be satisfied or waived, or that the merger will be completed.

Merger Consideration

     At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) us or any of our direct or indirect subsidiaries, (ii) Parent or any of its direct or indirect subsidiaries or (iii) shareholders who have not voted in favor of the merger and who have otherwise satisfied all of the requirements of applicable law to have appraisal rights under Section 1091 of the OGCA) will be converted into the right to receive $66.50 per share in cash, without interest and less any applicable withholding taxes. All shares of our common stock converted into the right to receive the merger consideration of $66.50 per share in cash will no longer be outstanding and will automatically be cancelled and retired, and holders of such shares will cease to have any rights with respect to such shares, except the right to receive $66.50 per share in cash, without interest and less any applicable withholding taxes (and any dividends or distributions with a record date before the effective time of the merger that are unpaid as of the effective time of the merger). Shares owned by us or any of our subsidiaries or Parent or any of its subsidiaries immediately prior to the effective time of the merger will no longer be outstanding and will be cancelled and no consideration will be paid for such shares. Shares held immediately prior to the effective time of the merger by our shareholders who have not voted in favor of the merger and who have otherwise satisfied all of the requirements of applicable law to have appraisal rights under Section 1091 of the OGCA will be converted into the right to receive the fair value of such shares subject to the provisions of Section 1091 of the OGCA.

Payment Procedures

     At or prior to the effective time of the merger, Parent will deposit with a paying agent (referred to as the “paying agent”) funds in the amount of the aggregate per share cash merger consideration, which funds we refer to as the “exchange fund”. The per share cash merger consideration will be delivered out of the exchange fund. As soon as reasonably practicable (and in any event within three business days) after the effective time of the merger, Parent will instruct the paying agent to mail to each holder of record of our common stock a letter of transmittal and instructions for use in effecting the surrender of shares of our common stock in exchange for the per share cash merger consideration.

     No interest will be paid or accrued on the amount of the per share cash merger consideration. Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share cash merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

     Any funds in the exchange fund that have not been distributed within six months after the effective time of the merger will be delivered to the surviving corporation and after that date, shareholders who have not complied with the instructions to exchange their shares will be entitled to look only to Parent and the surviving corporation for payment of the per share cash merger consideration. None of the Parent, Merger Sub, the company, the surviving corporation or the paying agent will have any liability to any person in respect of cash from the exchange fund delivered to a public official pursuant to any applicable abandoned property, escheatment or similar law.

     After the effective time of the merger, there will be no further registration of transfers on the stock transfer books of the surviving corporation of shares of our common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any certificates formerly representing share of our common stock are presented to the surviving corporation or the paying agent for any reason, they shall be canceled and, subject to the exchange procedures set forth in the Merger Agreement, exchanged for the amount of per share cash merger consideration to which the holder thereof is entitled pursuant to the Merger Agreement.

     If any of your certificates representing our common stock have been lost, stolen or destroyed, you will be entitled to obtain the per share cash merger consideration after you make an affidavit of that fact and, if required by Parent, make a reasonable undertaking (which may include, without limitation, the posting of a bond) to indemnify Parent against any claim that may be made against Parent or the surviving corporation with respect to such certificates.

     You should not send your stock certificates (if any) to the paying agent until you have received transmittal materials from the paying agent. Do not return your stock certificates (if any) with the enclosed proxy card.

Appraisal Rights

     Shares of our common stock issued and outstanding immediately prior to the effective time of the merger that are held by any shareholder who has not voted in favor of the Merger Agreement and who shall otherwise have satisfied all of the requirements of Section 1091 of the OGCA will not be converted into the right to receive the merger consideration of $66.50 per share in cash. Instead, such shareholder will only be entitled to payment of the fair value of such shares in accordance with Section 1091 of the OGCA. In the event a shareholder does not satisfy all of the requirements for appraisal of the Shareholder’s shares under Section 1091 of the OGCA, then such shareholder’s shares will be deemed to have been converted at the effective time of the merger into the right to receive the per share cash merger consideration described above. We are required to promptly provide to Parent any information and copies of any documents reasonably requested by Parent relating to the appraisal rights of holders of shares of our common stock, including, without limitation, any written communication by us to such shareholders and any written communication received by us from any such shareholders. We may not, without Parent’s prior written consent, make any payment with respect to any demands for the fair value of shares of our common stock under Section 1091 of the OGCA or offer to settle, settle or negotiate any legal proceeding with respect to any such demands.

     These rights in general are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 78.

Treatment of Equity Awards

     Under the Merger Agreement, immediately prior to the effective time of the merger, each stock option to purchase shares of our common stock that is outstanding under our option plan (whether or not vested) will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the amount by which $66.50 exceeds the applicable per share exercise price (if any) multiplied by (ii) the number of shares of common stock issuable upon exercise of such stock option, without interest and less any applicable withholding taxes. As of the date of this proxy statement, there were no options outstanding under our equity compensation plans.

Representations and Warranties

     We made certain representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the matters contained in the disclosure schedule delivered by the Company in connection with the Merger Agreement. These representations and warranties relate to, among other things:
  valid existence, good standing, due qualification and requisite power and authority of us and our subsidiaries;

  our certificate of incorporation and bylaws;

  our subsidiaries;

  the absence of encumbrances on our ownership of the equity interests of our subsidiaries;

  our capitalization;

  our corporate power and authority to enter into, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against us;

  the action by our board of directors, acting on the unanimous recommendation of the Special Committee, declaring advisable and approving the Merger Agreement and the merger, determining that the Merger Agreement and the merger are fair to and in the best interests of us and our shareholders and resolving to recommend that the Company shareholders adopt the Merger Agreement;

  the required shareholder action necessary to adopt the Merger Agreement and consummate the merger;

  the absence of violations of, or conflicts with, our and our subsidiaries’ organizational documents, material contracts to which we or any of our subsidiaries are party and any law or governmental order applicable to us or any of our subsidiaries, in each case, as a result of our entering into, complying with the terms of, or consummating the transaction contemplated by the Merger Agreement;

  the governmental consents, approvals, authorizations, permits and filings required in connection with the transactions contemplated by the Merger Agreement;

  our SEC filings since January 1, 2008 and the financial statements included therein;

  certain annual and quarterly financial statements filed with insurance regulators;

  the absence of certain undisclosed liabilities;

  information to be supplied by us for inclusion in this proxy statement;

  the conduct of our business in the ordinary course since September 30, 2010 through the date of the Merger Agreement;

  the absence of a Company material adverse effect (as described below) since September 30, 2010 and the absence of certain other changes or events since December 31, 2010;

  tax matters;

  employee benefit plans;

  certain employment and labor matters;

  the absence of legal proceedings, governmental investigations and governmental orders against us or our subsidiaries;

  compliance with applicable laws, governmental orders and permits;

  the absence of the use of corporate funds of us or any of our subsidiaries for any unlawful contribution, gift or other unlawful expense relating to political activity;

  material contracts and the absence of any default under any material contract;

  intellectual property;

  title to our properties and assets;

  environmental matters;

  the absence of any undisclosed brokers’ or finders’ fees;

  the opinion of Berenson;

  the inapplicability of any anti-takeover law to the merger;

  our system of internal control over financial reporting and disclosure controls and procedures;

  the absence of any outstanding loans or other extensions of credit to any of our executive officers or directors;

  real property;

  insurance policies; and

  the absence of any undisclosed transactions with certain affiliated persons.

     Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company material adverse effect,” which means any (i) change, event or effect that, when viewed on both a short-term and a long-term basis, is material and adverse to the financial condition, business, assets or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) material adverse effect on the ability of the Company to consummate the merger; provided, however, that no change, event or effect relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Company material adverse effect:
  changes in law;

  general conditions applicable to the economy, financial markets, currency markets or commodity markets, whether foreign, domestic or global (including trade embargoes and changes in interest rates);

  acts of God (including earthquakes, hurricanes, tornados or other natural disasters), acts of war, armed hostilities, terrorism, sabotage or civil unrest;

  the announcement or disclosure of the existence or terms of the Merger Agreement or the merger, including, any impact thereof (A) on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, associates, provider attorneys or members or (B) resulting in any decrease in membership sales or the recruitment of new associates;

  any legal proceeding brought by or on behalf of a shareholder of the Company relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

  conditions affecting the insurance industry generally;

  changes in generally accepted accounting principles, as applied, in the United States;

  the taking of any action by the Company required by the Merger Agreement or consented to by Parent;

  changes in the market price of any of the Company’s securities (provided that the underlying causes of such changes shall not be excluded);

  any failure by the Company to meet any internal or external projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date of the Merger Agreement (provided that the underlying causes of such failure shall not be excluded); or

  any loss by the Company of the services of Harland C. Stonecipher;
     provided, however, that changes set forth in the first, second, third, sixth and seventh bullets above shall be taken into account in determining whether a “Company material adverse effect” has occurred or would reasonably be expected to occur if and to the extent such changes have a substantially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the insurance industry.

     The Merger Agreement also contains certain representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the matters contained in the disclosure schedule delivered by Parent in connection with the Merger Agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:
  their due organization, valid existence, good standing and requisite corporate power and authority;

  the capitalization of Merger Sub and the operations of Parent and Merger Sub;

  their corporate power and authority to enter into, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against them;

  the absence of violations of, or conflicts with, their organizational documents, contracts to which either of them is party and any law or governmental order applicable to either of them, in each case, as a result of their entering into, complying with the terms of or consummating the transaction contemplated by the Merger Agreement;

  the governmental consents, approvals, authorizations, permits and filings required in connection with the transactions contemplated by the Merger Agreement;

  the validity of the commitment letters;

  the absence of any breach or default under the commitment letters;

  the absence of contingencies to the funding of the financing other than as set forth in the commitment letters;

  sufficiency of funds;

  the absence of ownership of shares of our common stock;

  information to be supplied by them for inclusion in this proxy statement;

  the absence of any undisclosed brokers’ or finders’ fees;

  the absence of legal proceedings and governmental orders against Parent or any of its subsidiaries;

  the absence of attributable interests owned by Parent or Merger Sub in any of our competitors;

  the absence of any plans or actions concerning our or our subsidiaries’ employees that would require notification under applicable law;

  the due execution, validity, enforceability and absence of a default with respect to the limited guarantee delivered by MidOcean Partners III, LP and its affiliated investment funds;

  the absence of agreements between Parent, Merger Sub or any of their affiliates and any of our directors or officers; and

  solvency of the surviving corporation immediately following consummation of the merger.
       Many of the representations and warranties of Parent and Merger Sub are qualified by, among other things, exceptions relating to the absence of a “Parent material adverse effect,” which means a material adverse effect on the ability of Parent or Merger Sub to consummate the merger.

Covenants Relating to the Conduct of Our Business

     Under the Merger Agreement, we have agreed that, between the date of the Merger Agreement and the effective time of the merger, we and our subsidiaries will:
  conduct our businesses in the ordinary course of business; and

  use our reasonable best efforts to (i) keep available the services of our current officers, key employees and consultants and (ii) preserve our current relationships with each of our customers, suppliers and other persons with whom we have business relations.

     Subject to certain exceptions set forth in the Merger Agreement and the matters contained in the disclosure schedule delivered by the Company in connection with the Merger Agreement, from the date of the Merger Agreement to the effective time of the merger, the Company will not, and will not permit its subsidiaries to, take any of the following actions without Parent’s prior written consent (which consent, except for the first through fifth and seventeenth bullets below, cannot be unreasonably withheld, conditioned or delayed):
  declare, set aside, establish a record date for, or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than dividends and distributions by a wholly-owned domestic subsidiary of the Company to its parent) or enter into any agreement with respect to the voting of its capital stock;

  split, combine, reclassify, or subdivide any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

  purchase, redeem, or otherwise acquire or offer to acquire any shares of capital stock or any other securities of the Company or any of its subsidiaries or any rights, warrants or options to acquire any such shares or other equity interests, other than purchases of shares of the Company’s common stock pursuant to the Company’s Associate Investment Club Stock Purchase Plan;

  adopt a plan of liquidation or resolutions providing for or authorizing such liquidation or dissolution;

  other than issuances upon the exercise of Company stock options outstanding on the date of the Merger Agreement and in accordance with their present terms and transactions in shares of the Company’s common stock pursuant to the Company’s Associate Investment Club Stock Purchase Plan or the Company’s Employee Stock Ownership and Thrift Plan to the extent required by the terms of such plan, issue, deliver, sell, pledge, transfer, encumber, grant or otherwise dispose of:
–	any shares of its capital stock or other equity interests,

–	any indebtedness with voting rights (or convertible into or exchangeable for securities with voting rights) or any other voting securities,

–	any securities convertible into or exchangeable for, or any options, warrants, calls, commitments or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or

–	any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;
  amend its certificate of incorporation, bylaws or other organizational documents;

  acquire any business or any person or division thereof or, other than in the ordinary course of business, acquire or agree to acquire any other assets;

  except as required pursuant to existing agreements or any benefit plan and except for annual base salary increases of the Company’s officers and employees not in excess of 5% in the aggregate, certain retention bonus arrangements and other de minimis fringe benefits:
–	grant to any employee, director or other service provider of the Company or any of its subsidiaries any increase in compensation or employee benefits (other than in the ordinary course of business),

–	grant to any present or former employee, officer, director or other service provider of the Company or any of its subsidiaries any severance or termination pay, or

–	enter into or amend any employment, consulting, indemnification, or severance or termination agreement with any such present or former employee, officer, director or other service provider;

  establish, adopt, enter into or amend in any material respect any benefit plan except as required by applicable law;

  except as required under the term of any benefit plan, take any action to accelerate any material rights or benefits under any benefit plan;

  loan or advance money or other property to any present or former employee, director or other service provider of the Company or any of its subsidiaries;

  grant or announce any new, or amend any existing, Company stock option or other incentive award or enter into any agreement under which any Company stock option or other incentive award would be required to be issued;

  hire any new employees, except in the ordinary course of business consistent with past practice with respect to employees having an annual base salary and incentive compensation opportunity not to exceed $100,000;

  make any change in accounting methods, principles or practices, except as may be required by a change in applicable law or generally accepted accounting principles, as applied, in the U.S.;

  make any new capital expenditures that are, in the aggregate, in excess of $1,500,000 per fiscal quarter;

  change any method of material tax accounting, fail to pay taxes when they become due and payable, make or change any material tax election, file any material amended tax return, settle or compromise any material tax liability or refund, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes (other than extensions or waivers agreed in the ordinary course of business), or enter into any closing agreement with respect to any material tax or surrender any material right to claim a tax refund;

  redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of any indebtedness other than indebtedness in the aggregate amount of up to $250,000;

  grant any lien on any of its assets, other than liens granted in connection with any permitted indebtedness;

  sell or otherwise dispose of any person, business, assets, rights or properties of the Company or any of its subsidiaries having a current value in excess of $500,000 in the aggregate (other than non-exclusive licenses in the ordinary course of business and certain real property);

  enter into any new business segment;

  other than in the ordinary course of business or in the performance of contractual obligations, pay, discharge, settle or satisfy any material claims or obligations other than liabilities or obligations disclosed in the Company’s financial statements for the fiscal quarter ended September 30, 2010 or incurred since September 30, 2010 in the ordinary course of business;

  settle, release, waive or compromise any pending or threatened legal proceeding for an amount in excess of $250,000 in the aggregate (or that would result in the incurrence of any obligation or liability in excess of $250,000), or that would impose any material restrictions on the business or operations of the Company or any of its subsidiaries, or that is brought with respect to any securities of the Company or any of its subsidiaries relating to the transactions contemplated by the Merger Agreement;

  other than in the ordinary course of business, enter into, terminate, modify or waive any material default under any material contract or release, settle or compromise any material claim under any material contract;

  cancel, terminate or fail to renew consistent with past practice material insurance policies covering the Company and its subsidiaries;

  adopt or enter into a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than a merger among wholly owned subsidiaries of the Company);

  establish, adopt, enter into or materially amend any associate compensation plan;

  make any loans or advances (excluding normal advance commission payments) to any employee, director or officer or any sales associate or other person that sells membership interests for or on behalf of the Company or any of its subsidiaries; or

  authorize or agree to take any of the foregoing actions.
Restrictions on Solicitation of Alternative Transaction Proposals

     We have agreed that from the date of the Merger Agreement until the effective time of the merger, we, our subsidiaries and our and our subsidiaries’ respective directors, officers, employees, advisors and representatives shall not, directly or indirectly:
  initiate, solicit, propose or knowingly encourage or knowingly facilitate any alternative transaction proposal, or any inquiries or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an alternative transaction proposal;

  engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish any person any information concerning the Company or any of its subsidiaries with respect to, any alternative transaction proposal or any proposal or offer that could reasonably be expected to lead to an alternative transaction proposal;

  grant any waiver, amendment or release under any standstill or confidentiality agreement or anti-takeover statute;

  approve, endorse, recommend, or execute or enter into any agreement relating to an alternative transaction proposal or that contradicts the Merger Agreement or requires the Company to abandon the Merger Agreement; or

  resolve, propose, commit or agree to do any of the foregoing.

     However, prior to the adoption of the Merger Agreement by the Company’s shareholders, if the Company has complied with the restrictions on the solicitation of alternative transaction proposals contained in the Merger Agreement, in the event that the Company receives an unsolicited, bona fide alternative transaction proposal that the Company’s board of directors or the Special Committee has determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable laws, and, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such alternative transaction proposal could reasonably be expected to lead to a superior proposal, the Company may:
  furnish or provide access to information to the person making such alternative transaction proposal with respect to the Company or its subsidiaries, subject to such person having executed a confidentiality agreement on terms that are substantially similar to the confidentiality agreement executed by the Company and MidOcean Associates, SPC and the Company promptly making available to Parent any written material non-public information that is provided to such person to the extent such information was not previously made available to Parent; and

  engage in or otherwise participate in any discussions or negotiations with such person and its representatives with respect to such alternative transaction proposal.
     Promptly (but in any event within two business days) after receipt of any alternative transaction proposal or any request for nonpublic information or any inquiry relating to any alternative transaction proposal, we are required to provide Parent with a copy of such alternative transaction proposal (if in writing) and any written amendments, changes, modifications, supplements, or additions to such proposal. We are also required to keep Parent reasonably informed on a current basis (and in any event within 24 hours of the occurrence of any material changes, developments, discussions or negotiations) of the status of any such alternative transaction proposal (including the material terms and conditions thereof and any material modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation.

     As used in this proxy statement, an “alternative transaction proposal” refers to any inquiry, offer or proposal relating to (i) the acquisition of 20% or more of the equity interests in the Company by a third party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any third party acquiring, directly or indirectly, assets representing 20% or more of the net revenues, net income or total assets of the Company and its subsidiaries, taken as a whole, (iii) any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its subsidiaries pursuant to which any person or group (or the shareholders of any person) would own, directly or indirectly, 20% or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity or (iv) any tender offer or exchange offer, as such terms are defined under applicable securities laws, that, if consummated, would result in any third party beneficially owning 20% percent or more of the outstanding shares of the Company’s common stock and any other voting securities of the Company, in each case, other than the merger.

     As used in this proxy statement, a “superior proposal” refers to any bona fide written alternative transaction proposal that is not solicited or received in violation of the restrictions on the solicitation of alternative transaction proposals contained in the Merger Agreement that the Special Committee or our board of directors has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s shareholders than the transaction contemplated by the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Parent to the Company in writing in response to such proposal or otherwise), except that for purposes of the definition of “superior proposal”, the references to “20%” in the definition of “alternative transaction proposal” shall be deemed to be references to “50%”.

Restrictions on Change of Recommendation to Shareholders

     We have agreed in the Merger Agreement that neither our board of directors nor the Special Committee shall (i) change, withhold, withdraw, qualify or modify (or publicly propose to do so) in a manner adverse to Parent or Merger Sub, the recommendation that our shareholders vote to adopt the Merger Agreement, (ii) fail to make or fail to include in this proxy statement the recommendation that our shareholders vote to adopt the Merger Agreement, (iii) make any recommendation or public statement in connection with a tender offer or exchange offer that affirmatively supports such offer or (iv) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to our shareholders, any alternative transaction proposal (the events in clauses (i) through (iv) being referred to as a “Company adverse recommendation change”) or (v) cause or permit the Company or any of its subsidiaries to enter into any letter of intent or agreement relating to any alternative transaction proposal.

     However, prior to the adoption of the Merger Agreement by the Company’s shareholders, if our board of directors or the Special Committee determines, in good faith, that a bona fide alternative transaction proposal that did not result from a breach of the restrictions on the solicitation of alternative transaction proposals contained in the Merger Agreement is a superior proposal, our board of directors or the Special Committee may effect a Company adverse recommendation change with respect to such superior proposal or authorize the Company to terminate the Merger Agreement to enter into an agreement with respect to such superior proposal, only if:
  our board of directors or the Special Committee determines in good faith, after consultation with an independent financial advisor and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law;

  the Company shall have provided three business days’ prior written notice to Parent to the effect that our board of directors or the Special Committee has resolved to effect a Company adverse recommendation change and/or to terminate the Merger Agreement, which notice shall specify the identity of the party making the superior proposal, the material terms of the superior proposal and unredacted copies of the relevant material transaction documents relating to such superior proposal;

  prior to effecting a Company adverse recommendation change or termination of the Merger Agreement, the Company shall, and shall cause its financial and legal advisors to, during the three-business-day notice period, negotiate with Parent and its representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments to the provisions of the Merger Agreement so that such alternative transaction proposal would cease to constitute a superior proposal, provided that any material revision to the alternative transaction proposal will require the Company to deliver a new written notice to Parent and to comply with the foregoing requirements during such new notice period, except that any new notice period will be two business days (and, in any event, will not shorten the initial three-business-day notice period); and

  if our board of directors or the Special Committee authorizes terminating the Merger Agreement or entering into an agreement with respect to a superior proposal, the Company shall have validly terminated the Merger Agreement as provided in the applicable termination provision of the Merger Agreement, which requires that the Company shall have complied with the restrictions in the Merger Agreement on the solicitation of alternative transaction proposals and on our board of directors or the Special Committee changing the recommendation to our shareholders and paid the Company termination fee.
     In addition, prior to the adoption of the Merger Agreement by the Company’s shareholders, our board of directors or the Special Committee may withhold, withdraw, qualify or modify (or publicly propose to do so), in a manner adverse to Parent, the recommendation that our shareholders vote to adopt the Merger Agreement in response to an intervening event (such action being referred to as a “change of recommendation”) if our board of directors or the Special Committee has determined in good faith, after consultation with independent financial advisors and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law; provided that prior to taking such action:
  our board of directors or the Special Committee has given Parent at least three business days’ prior written notice of its intention to take such action and a description of the intervening event;

  the Company has negotiated, and has caused its financial and legal advisors to negotiate, in good faith with Parent during such notice period to the extent Parent desires to negotiate, to enable Parent to revise the provisions of the Merger Agreement in such a manner as would obviate the need for taking such action as a result of an intervening event; and

  following the end of such notice period, our board of directors or the Special Committee shall have considered in good faith any changes to the Merger Agreement proposed by Parent, and shall have determined in good faith, after consultation with independent financial advisors and outside legal counsel, that failure to effect a change of recommendation in response to an intervening event still would be inconsistent with its fiduciary duties under applicable law.

     As used in this proxy statement, an “intervening event” means an event or circumstance that was not known to our board of directors or the Special Committee on the date of the Merger Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by our board of directors or the Special Committee as of the date of the Merger Agreement), which event or circumstance, or any consequences thereof, becomes known to our board of directors or the Special Committee prior to the adoption of the Merger Agreement by the Company’s shareholders, except that in no event shall the receipt, existence or terms of an alternative transaction proposal or superior proposal constitute an intervening event.

Shareholders Meeting

     We are required to hold a meeting of our shareholders as promptly as reasonably practicable after the date of mailing of this proxy statement (but in any event within 35 days thereafter, subject to a limited exception) to consider and vote upon the adoption of the Merger Agreement, except that we may postpone or adjourn the special meeting under certain circumstances set forth in the Merger Agreement and Parent may also require us to adjourn or postpone the special meeting one time. Unless our board of directors shall have made a Company adverse recommendation change or a change in recommendation in response to an intervening event as permitted by the Merger Agreement, we are required to include in this proxy statement the recommendation that our shareholders vote to adopt the Merger Agreement, use our reasonable best efforts to obtain the adoption of the Merger Agreement by our shareholders and recommend that our shareholders vote to adopt the Merger Agreement. So long as the Merger Agreement shall not have been terminated, we are required to hold the special meeting to consider and vote upon the adoption of the Merger Agreement, even if our board of directors or the Special Committee shall have made any Company adverse recommendation change or change of recommendation in response to an intervening event.

Reasonable Best Efforts; Notification

     Except for the undertaking of Parent to obtain financing pursuant to the financing commitments, the Company, Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the Merger Agreement and to cause the conditions to the merger to be satisfied as promptly as practicable, including:
  obtaining all necessary consents from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any necessary consent from, or to avoid an action or legal proceeding by, any governmental entity (including under the HSR Act or any foreign competition law);

  obtaining all third party consents necessary or advisable in order to consummate the merger or the other transactions contemplated by the Merger Agreement;

  defending any legal proceedings challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement (including seeking to avoid the entry of, or to have reversed, terminated or vacated, any order entered by any governmental entity); and

  executing and delivering any additional instruments necessary to consummate the merger and other transactions contemplated hereby and to fully carry out the purposes of the Merger Agreement.
     To the extent not prohibited by applicable law, each of Parent and the Company shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and shall work cooperatively with the other in connection with obtaining all required consents of any governmental entity, including:
  promptly notifying the other of, and, if in writing, furnishing the other with copies of any communications from or with any governmental entity with respect to the merger or any of the other transactions contemplated by the Merger Agreement;

  permitting the other to review and discuss in advance, and considering in good faith the views of the other in connection with, any proposed written or material proposed oral communication with any such governmental entity;

  not participating in any meeting with any such governmental entity unless it notifies the other in advance and, to the extent permitted by such governmental entity, gives the other the opportunity to attend and participate thereat;

  furnishing the other with copies of all correspondence, filings and communications (and related memoranda) between it and any such governmental entity with respect to the Merger Agreement and the merger; and

  cooperating with the other to furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with the parties’ mutual cooperation in preparing any necessary filings or submissions of information to any such governmental entity.
     The Company and Parent will make all filings and submissions required by all applicable laws, including the HSR Act and all applicable state, federal and non-U.S. insurance laws, and promptly file any additional information requested as soon as reasonably practicable after receipt of such request therefor. In addition, Parent has agreed to submit to all applicable governmental entities all filings required to be made under the laws governing the insurance businesses of Parent and the Company and their respective subsidiaries in connection with the transactions contemplated by the Merger Agreement by February 22, 2011 (which date the Company has agreed to extend until February 25, 2011 with respect to certain filings) and all required notifications under the HSR Act or any foreign competition law within 10 business days of the date of the Merger Agreement (which submission date the Company has agreed to extend until February 25, 2011 with respect to the notification required under the HSR ACT).

     In the event any legal proceeding by any governmental entity or other person is commenced that challenges the validity or legality of the Merger Agreement or the merger or seeks damages in connection therewith, except as otherwise permitted by the Merger Agreement or necessary to avoid violation of applicable law, the Company, Parent and Merger Sub agree to cooperate and use their reasonable best efforts to defend against and respond thereto. The Company shall be entitled to control the defense and settlement of any such legal proceeding but shall provide Parent reasonable opportunity to participate at its expense in the defense or settlement thereof.

Financing

     Parent has agreed to arrange and obtain equity financing, on the terms and conditions set forth in the equity commitment letter and to use its reasonable best efforts to arrange and obtain debt financing, on the terms and conditions set forth in the debt commitment letter, in each case, that were delivered to us and that are described elsewhere in this proxy statement. In addition, Parent has agreed not to permit any amendment, modification or waiver of any provision or remedy of the equity commitment letter or the debt commitment letter that would or would reasonably be expected to reduce the aggregate amount of the financing or impose new or additional conditions to the receipt of financing, prevent or materially delay the closing of the merger or adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the equity commitment letter or the debt commitment letter, as applicable, in each case, without the prior written consent of the Company. Parent and Merger Sub may amend the debt commitment letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the debt commitment letter as of the date of the Merger Agreement or otherwise amend or replace the debt commitment letter so long as such action would not reasonably be expected to delay or prevent the closing of the merger, the terms and conditions not less favorable, taken as a whole, to Parent and Merger Sub than the terms and conditions in the existing debt commitment letter and the debt commitment letter is replaced no later than the business day immediately prior to the closing of the merger.

     Parent has further agreed to maintain in effect the equity commitment letter and use its reasonable best efforts to maintain in effect the debt commitment letter and any related definitive agreements, timely satisfy all conditions in the financing agreements applicable to it and Merger Sub in order to obtain such debt financing and equity financing, consummate the equity financing at or prior to the closing of the merger, negotiate and enter into definitive agreements with respect to the debt financing on terms no less favorable to it and Merger Sub than the terms set forth in the debt commitment letter, consummate the debt financing at or prior to the closing of the merger and fully enforce any counterparties’ obligations and its own rights under any financing agreements subject to compliance with any requirements set forth in the Merger Agreement. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, Parent will, at our request, use its reasonable best efforts to arrange and obtain alternative debt financing from alternative debt sources in an amount sufficient to consummate the merger with terms and conditions not less favorable, taken as a whole, to Parent and Merger Sub than the terms and conditions in the existing debt commitment letter no later than the business day immediately prior to the closing of the merger; provided that if Parent is deemed to have breached the provisions of the debt commitment letter as a result of its seeking to arrange and obtain any such alternative financing at our request, such result will not be a breach by Parent of its obligation to use its reasonable best efforts to obtain debt financing.

     We have agreed to provide to Parent and Merger Sub, at Parent’s cost and expense, and to use reasonable best efforts to cause our representatives to provide, all cooperation reasonably requested by Parent in connection with arranging and obtaining debt financing, including:
  participating in a reasonable number of sessions with ratings agencies in connection with the debt financing and using reasonable best efforts to obtain ratings as and when set forth in the debt commitment letter;

  hosting one or more meetings with prospective financing sources as and when set forth in the debt commitment letter;

  providing reasonable assistance with the preparation of marketing materials and materials for rating agency presentations;

  executing and delivering any definitive financing certificates, documents and/or instruments as may be reasonably requested by Parent, including pledge and security documents, currency or interest hedging agreements, and a certificate of an officer of the Company or any borrowing subsidiary of the Company with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the debt financing;

  furnishing Parent and its financing sources as promptly as practicable with financial and other pertinent information regarding the Company and its subsidiaries as may be reasonably requested by Parent, including the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2010, and all other financial statements and projections and other pertinent information required by the debt commitment letter and the equity commitment letter, as applicable, and all financial statements, pro forma financial information, financial data, audit reports and other information of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933 and of type and form customarily included in a registration statement on Form S-1 (or any applicable successor form) under the Securities Act of 1933 (subject to exceptions customary for private placements pursuant to Rule 144A promulgated under the Securities Act of 1933) for a public offering to consummate the offering(s) of debt securities, or as otherwise required by law in connection with the Debt Financing and the transactions contemplated by this Agreement;

  using reasonable best efforts to obtain accountants’ comfort letters, consents, legal opinions, surveys and title insurance as reasonably requested by Parent;

  providing quarterly financial statements no later than the date by which the applicable quarterly filing is required to be made with the SEC;

  providing customary letters to the financing sources of Parent and Merger Sub authorizing the dissemination of marketing materials, including confirming that such materials do not contain material non-public information; and

  entering into one or more credit or other agreements on terms satisfactory to Parent in connection with the debt financing immediately prior to the closing of the merger to the extent direct borrowings or debt incurrences by the Company or subsidiary of the Company are contemplated by the debt commitment letter;

     provided that irrespective of the obligations above, no obligation of the Company or any of its subsidiaries under any certificate, document or instrument shall be effective until the closing of the merger and none of the Company or any of its subsidiaries shall be required to take any action under any certificate, document or instrument that is not contingent upon the closing of the merger (including the entry into any agreement that is effective before the closing of the merger), shall unreasonably interfere with the ongoing operations of the Company and its subsidiaries or shall require the Company to issue or disseminate any offering or information document.

     Upon our request, Parent will promptly reimburse us for all of our out-of-pocket costs incurred in connection with our cooperation. Parent has further agreed to indemnify us and our representatives in connection with the arrangement of any financing, and any information used in connection with such financing arrangements. Parent’s reimbursement and indemnification obligations have been guaranteed pursuant to the limited guarantee made by the MidOcean Investors in favor of the Company.

     Consummation of the merger is not conditioned on the funding of Parent’s financing or on Parent obtaining financing. See “Merger Agreement—Fees and Expenses” beginning on page 74 and “Merger Agreement—Remedies” beginning on page 76 for a description of the consequences of Parent failing to consummate the merger under certain circumstances.

     In connection with the preparation and delivery of the solvency opinion, the receipt of which by us (and addressed to our board of directors) is a condition to the obligation of the Company to close the merger, Parent will make its officers available and use its reasonable best efforts to make its other representatives available on a customary basis and on reasonable notice, provide or make available such information concerning the business, properties, contracts, assets and liabilities of Parent and its affiliates as may reasonably be requested, and pay the fees and reimbursable expenses of the firm preparing and delivering such solvency opinion that are incurred in such preparation and delivery.

Employee Benefits

     The Merger Agreement provides that, with respect to employee benefit plans, programs, policies and arrangements that are established or maintained by Parent or its affiliates for the benefit of current and former employees (and their eligible dependents) of the Company (collectively “Company Employees”), the Company Employees will be given credit for their service with the Company and its affiliates (i) for purposes of eligibility to participate, vesting and level of benefits under vacation and severance plans (but not benefit accrual for any purpose, including under a defined benefit pension plan) to the extent such service was taken into account under a corresponding benefit plan of the Company or its affiliates, and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations, and will be given credit for amounts paid under a corresponding benefit plan of the Company or its affiliates during the plan year in which the merger occurs for purposes of applying deductibles, copayments and out-of-pocket maximums for such plan year as though such amounts had been paid in accordance with the terms and conditions of the plans, programs, policies and arrangements maintained by Parent. Service and other amounts will not be credited to Company Employees to the extent the crediting of such service or other amounts would result in the duplication of benefits.

     As of the effective time of the merger, the surviving corporation will assume and agree to perform in accordance with their terms (i) all employment, severance, bonus, incentive and other compensation agreements and arrangements existing as of the date of this proxy statement between the Company or any of its subsidiaries and any director, officer or employee thereof and (ii) any such agreements or arrangements entered into after the date hereof and prior to the effective time of the merger by the Company or any of its subsidiaries in compliance with the terms of the Merger Agreement.

Indemnification

     From and after the effective time of the merger, Parent and the surviving corporation will indemnify each present and former director and officer of the Company or any of its subsidiaries, certain other individuals indentified in the Merger Agreement and each person who served at the request of the Company or any of its subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any costs, expenses and other losses incurred in connection with any claim or proceeding arising out of or relating to matters existing or occurring at or prior to the effective time of the merger relating to such person’s service with or at the request of the Company, whenever asserted or claimed, to the fullest extent permitted by applicable law. In addition, from and after the effective time of the merger, Parent and the surviving corporation will pay expenses incurred by any such person in advance of any final disposition of any such claim or proceeding to the fullest extent permitted by applicable law.

Conditions to the Closing of the Merger

     The obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver at or prior to the effective time of the merger of each of the following conditions:
  the Merger Agreement must have been adopted by holders of a majority of the outstanding shares of our common stock;

  the applicable waiting period under the HSR Act must have been terminated or expired;

  the Commissioner of the Oklahoma Insurance Department must have approved the application for the acquisition of Pre-Paid Legal Casualty, Inc. in connection with the transactions contemplated by the Merger Agreement;

  the Commissioner of the Florida Office of Insurance Regulation must have approved the application for the acquisition of Pre-Paid Legal Services, Inc. of Florida in connection with the transactions contemplated by the Merger Agreement;

  each consent of any governmental entity that is required to be obtained or made in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the merger, that, if not obtained would materially impair the benefits, taken as a whole, that Parent or Merger Sub reasonably expects to derive from the consummation of the transactions contemplated by the Merger Agreement, if any, must have been obtained; and

  no statute, rule, regulation or order shall have been enacted, entered, promulgated, issued or enforced by any governmental entity of competent jurisdiction and shall be in effect that restrains, enjoins or otherwise prohibits the consummation of the merger.
     The obligation of the Company to consummate the merger is also subject to the satisfaction or waiver at or prior to the effective time of the merger of each of the following additional conditions:
  the representations and warranties of Parent and Merger Sub regarding corporate authority relative to the Merger Agreement and enforceability of the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the date of the closing of the merger as if made at and as of such date (except for those representations and warranties that address matters only as of an earlier specified date, which must be true and correct only as of such earlier specified date);

  the representations and warranties made by Parent and Merger Sub other than those listed in the immediately preceding bullet must be true and correct as of the date of the Merger Agreement and on the date of the closing of the merger with the same effect as if made on and as of such date (except for those representations and warranties which address matters only as of an earlier specified date, which must be true and correct only as of such earlier specified date), disregarding all qualifications and exceptions contained in such representation and warranties relating to materiality or Parent material adverse effect (with limited exceptions set forth in the Merger Agreement), except for such failures to be so true and correct which, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under the Merger Agreement;

  each of Parent and Merger Sub must have performed in all material respects all covenants and agreements, and complied in all material respects with all obligations, contained in the Merger Agreement that are to be performed or complied with by it prior to or on the date of the closing of the merger;

  the Company must have received a certificate of Parent, dated as of the date of the closing of the merger, signed by an executive officer of Parent to the effect that the conditions set forth in the three immediately preceding bullets have been satisfied.

  the Company must have received a favorable opinion from a firm reasonably acceptable to Parent and the Company addressed to the Company’s board of directors, in customary form and substance, that (i) as of and immediately after the effective time of the merger, neither Parent, the surviving corporation nor any of the Company’s subsidiaries is insolvent (as defined under applicable bankruptcy law), (ii) neither Parent, the surviving corporation nor any of the Company’s subsidiaries is, as of the effective time of the merger, engaged or about to engage in a business or transaction for which its remaining property was an unreasonably small capital, and (iii) neither Parent, the surviving corporation nor any of the Company’s subsidiaries intended, as of the effective time of the merger to incur, or believed at the effective time of the merger that it would incur, debts beyond their ability to pay as such debts matured.
     The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction or waiver at or prior to the effective time of the merger of each of the following additional conditions:
  the representations and warranties of the Company regarding its capitalization must be true and correct as of the date of the Merger Agreement and as of the date of the closing of the merger as if made at and as of such date (except for those representations and warranties that address matters only as of an earlier specified date, which must be true and correct only as of such earlier specified date), except for such failures to be so true and correct that do not exceed a de minimis extent;

  the representations and warranties of the Company regarding corporate authority relative to the Merger Agreement and enforceability of the Merger Agreement, the absence of a Company material adverse effect and the inapplicability of any anti-takeover law to the merger shall be true and correct as of the date of the Merger Agreement and as of the date of the closing of the merger as if made at and as of such date (except for those representations and warranties that address matters only as of an earlier specified date, which must be true and correct only as of such earlier specified date);

  the representations and warranties made by the Company other than those listed in the two immediately preceding bullets must be true and correct as of the date of the Merger Agreement and on the date of the closing of the merger with the same effect as if made on and as of such date (except for those representations and warranties that address matters only as of an earlier specified date, which must be true and correct only as of such earlier specified date), disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Company material adverse effect (with limited exceptions set forth in the Merger Agreement), except for such failures to be so true and correct which, individually or in the aggregate, would not reasonably be expected to have a Company material adverse effect;

  the Company must have performed in all material respects all covenants and agreements, and complied in all material respects with all obligations, contained in the Merger Agreement that are to be performed or complied with by it prior to or on the date of the closing of the merger;

  Parent must have received a certificate of the Company, dated as of the date of the closing of the merger, signed by an executive officer of the Company to the effect that the conditions set forth in the four immediately preceding bullets have been satisfied; and

  the Company must have delivered to Parent a properly completed and executed certificate to the effect that the Company’s common stock is not a U.S. real property interest (such certificate in the form required by applicable tax law), along with written authorization for Parent to deliver such form to the Internal Revenue Service on behalf of the Company upon the closing of the merger.
     Although the parties have the right to waive conditions to the merger (to the extent permissible under applicable law), we are not currently aware of any circumstance in which Parent, Merger Sub or we would waive any of the closing conditions described above. The ability of Parent and Merger Sub to obtain financing to consummate the merger is not a condition to the closing of the merger.

Termination of the Merger Agreement

     Parent and the Company (upon approval of the Special Committee) may, by mutual written consent, terminate the Merger Agreement and abandon the merger at any time prior to the effective time of the merger, whether before or after the adoption of the Merger Agreement by our shareholders.

     The Merger Agreement may also be terminated by either Parent or the Company (and the merger abandoned at any time prior to the effective time of the merger) if:
  the merger has not been consummated by the July 31, 2011 (which date, as extended as provided in this sentence, we refer to as the “outside date”), except that if Parent’s marketing period has commenced on or before July 31, 2011, but not ended before July 31, 2011, the outside date shall automatically be extended by one month and, in any event, the outside date shall not occur sooner than three business days after the final day of Parent’s marketing period (but this right to terminate the Merger Agreement will not be available to any party whose breach of or failure to fulfill any obligation under the Merger Agreement has been a principal cause of or resulted in the failure of the merger to be consummated by such date, and if the Company has brought any litigation against Parent seeking to specifically enforce its rights as provided under the Merger Agreement and such litigation is pending on such date, this right to terminate the Merger Agreement will not be available to Parent until the third business day after Parent and Merger Sub shall have complied with any all orders included in the final ruling in such litigation);

  an injunction, judgment or order of a governmental entity permanently restraining enjoining or otherwise prohibiting the merger shall have become final or nonappealable or any law makes the consummation of the merger illegal or otherwise prohibited, unless the consummation of the merger in violation of such law would not have a Company material adverse effect, (but this termination right shall not be available to a party unless, prior to such termination, such party shall have used its reasonable best efforts to oppose any such injunction, judgment or order or law or to have such injunction, judgment or order or law vacated or made inapplicable to the merger and shall have complied in all material respects with its obligations to use reasonable best efforts to consummate the merger contained in the Merger Agreement, and this termination right shall not be available to any party whose breach of any provision of the Merger Agreement results in the imposition of any such injunction, judgment or order or the failure of such injunction, judgment or order to be resisted, resolved or lifted, as applicable); or

  at the special meeting of our shareholders, a proposal to adopt the Merger Agreement shall have been voted upon and our shareholders shall not have adopted the Merger Agreement at such meeting or any adjournment of such meeting.

     The Merger Agreement may also be terminated by Parent (and the merger abandoned at any time prior to the effective time of the merger) if:
  the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or the compliance by it with its obligations under the Merger Agreement, and such breach or failure to perform is incapable of being cured, or if capable of being cured, is not cured by the earlier to occur of 30 days (or, in the case of a breach of the Company’s obligations not to solicit alternative transaction proposals, five days) after the Company receives notice of such breach from Parent or Merger Sub and the outside date; provided that each of Parent and Merger Sub is not then in breach of the Merger Agreement so as to cause any of the parties’ mutual conditions to the closing of the merger or either condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or the compliance by Parent and Merger Sub with their obligations under the Merger Agreement not to be satisfied; or

  prior to the adoption of the Merger Agreement by the Company’s shareholders our board of directors or the Special Committee shall have effected a Company adverse recommendation change or a change of recommendation in response to an intervening event, or Parent shall have received written notice from the Company to the effect that the Company intends to terminate the Merger Agreement in connection with entering into an agreement with respect to a superior proposal.
     The Merger Agreement may also be terminated by the Company (and the merger abandoned at any time prior to the effective time of the merger) if:
  prior to the adoption of the Merger Agreement by the Company’s shareholders, our board of directors or the Special Committee shall have determined, in good faith, that an alternative transaction proposal is a superior proposal and the Company shall have complied with the restrictions in the Merger Agreement on the solicitation of alternative transaction proposals and on our board of directors or the Special Committee changing the recommendation to our shareholders and paid the Company termination fee;

  if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or the compliance by them with their obligations under the Merger Agreement, and is incapable of being cured, or if capable of being cured, is not cured by the earlier to occur of 30 days after Parent or Merger Sub receives notice of such breach from the Company and the outside date; provided that the Company is not then in breach of the Merger Agreement so as to cause any of the parties’ mutual conditions to the closing of the merger or either condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or the compliance by the Company with its obligations under the Merger Agreement not to be satisfied; or

  if (i) the parties’ mutual conditions to the closing of the merger and the additional conditions to the closing of the merger of Parent and Merger Sub have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the merger), (ii) the Company has irrevocably confirmed in writing that all of its additional conditions to the closing of the merger have been satisfied or that it is willing to waive all such conditions that may be unsatisfied provided that the closing of the merger occurs by the close of business on the second business day following the date of such notice, (iii) Parent’s marketing period has ended or will end on the date of such notice, and (iv) by the close of business on the second business day after the Company has delivered written notice to Parent of the satisfaction of such conditions and such confirmation, the merger shall not have been consummated; provided that the conditions described in clause (i) remain satisfied and the Company’s certification described in clause (ii) remains in full force and effect at the close of business on such second business day; provided, further, that during such two-business-day period, no party shall be entitled to terminate the Merger Agreement for the failure of the merger to be consummated by the outside date until after the close of business on the business day immediately following the last day of such period.

Fees and Expenses

     Parent will be required to pay the Company a termination fee equal to $50 million if:
  the Company terminates the Merger Agreement because Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or the compliance by them with their obligations under the Merger Agreement, and is incapable of being cured, or if capable of being cured, is not cured by the earlier to occur of 30 days after Parent or Merger Sub receives notice of such breach from the Company and the outside date; provided that the Company is not then in breach of the Merger Agreement so as to cause any of the parties’ mutual conditions to the closing of the merger or either condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or the compliance by the Company with its obligations under the Merger Agreement not to be satisfied; or

  the Company terminates the Merger Agreement because (i) the parties’ mutual conditions to the closing of the merger and the additional conditions to the closing of the merger of Parent and Merger Sub have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the merger), (ii) the Company has irrevocably confirmed in writing that all of its additional conditions to the closing of the merger have been satisfied or that it is willing to waive all such conditions that may be unsatisfied provided that the closing of the merger occurs by the close of business on the second business day following the date of such notice, (iii) Parent’s marketing period has ended or will end on the date of such notice, and (iv) by the close of business on the second business day after the Company has delivered written notice to Parent of the satisfaction of such conditions and such confirmation, the merger shall not have been consummated; provided that the conditions described in clause (i) remain satisfied and the Company’s certification described in clause (ii) remains in full force and effect at the close of business on such second business day; provided, further, that during such two-business-day period, no party shall be entitled to terminate the Merger Agreement for the failure of the merger to be consummated by the outside date until after the close of business on the business day immediately following the last day of such period.

     The Company will be required to pay MidOcean US Advisor, LP a termination fee equal to $21.5 million (which we refer to as the “Company termination fee”) if:
  prior to the adoption of the Merger Agreement by the Company’s shareholders, the Company terminates the Merger Agreement because our board of directors or the Special Committee shall have determined, in good faith, that an alternative transaction proposal is a superior proposal and we shall have complied with the restrictions in the Merger Agreement on the solicitation of alternative transaction proposals and on our board of directors or the Special Committee changing the recommendation to our shareholders;

  Parent terminates the Merger Agreement because prior to the adoption of the Merger Agreement by the Company’s shareholders our board of directors or the Special Committee shall have effected a Company adverse recommendation change or a change of recommendation in response to an intervening event, or Parent shall have received written notice from the Company to the effect that the Company intends to terminate the Merger Agreement in connection with entering into an agreement with respect to a superior proposal;

  Parent or the Company terminates the Merger Agreement because the Company’s shareholders shall have voted not to adopt the Merger Agreement at the meeting of Company shareholders (or any adjournment of such meeting) and prior to such meeting our board of directors shall have made a change of recommendation based on an intervening event; or

  (i) after the date of the Merger Agreement (and in the case of a termination of the Merger Agreement by Parent or the Company on account of the Company’s shareholders voting not to adopt the Merger Agreement at the meeting of Company shareholders, prior to such meeting (or any adjournment of such meeting)) an alternative transaction proposal shall have become publicly known and not withdrawn, (ii) thereafter, the Merger Agreement is terminated by Parent or the Company because the merger shall not have been consummated by the outside date or the Company’s shareholders shall have voted not to adopt the Merger Agreement at the meeting of Company shareholders (or any adjournment of such meeting) or the Merger Agreement is terminated by Parent because of the Company’s uncured material breach, in any case, such termination being made in accordance with the Merger Agreement and (iii) within 12 months after such termination, the Company enters into a definitive agreement providing for any transaction contemplated by any alternative transaction proposal, regardless of when made (which transaction is thereafter consummated) or consummates any alternative transaction proposal regardless of when made (for purposes of clause (iii), the term “alternative transaction proposal” shall have the meaning set forth in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Alternative Transaction Proposals” beginning on page 63, except that all references to “20%” shall be deemed to be references to “50%”.
     If the Merger Agreement is terminated:
  by Parent or the Company because the merger has not been consummated by the outside date and, as of the date of such termination, all of the parties’ mutual conditions to the closing of the merger and the additional conditions to the Company’s obligation to close the merger shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, all of which would be satisfied if the closing of the merger were to occur on the date of such termination, except that the condition relating to the Company’s receipt of a solvency opinion (addressed to our board of directors) would fail to be satisfied as of such date), and Parent shall have complied in all material respects with its obligation to provide assistance in obtaining such solvency opinion;

  by Parent or the Company because our shareholders shall have voted not to adopt the Merger Agreement at the meeting of Company shareholders (or any adjournment of such meeting); or

  by Parent because the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or the compliance by it with its obligations under the Merger Agreement, and such breach or failure to perform is incapable of being cured, or if capable of being cured, is not cured by the earlier to occur of 30 days (or, in the case of a breach of the Company’s obligations not to solicit alternative transaction proposals, five days) after the Company receives notice of such breach from Parent or Merger Sub and the outside date; provided that each of Parent and Merger Sub is not then in breach of the Merger Agreement so as to cause any of the parties’ mutual conditions to the closing of the merger or either condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or the compliance by Parent and Merger Sub with their obligations under the Merger Agreement not to be satisfied;
     and, in any case, under circumstances in which the Company termination fee is not then payable, then the Company will be required to pay MidOcean US Advisor, LP reimbursement for all reasonably documented out-of-pocket fees and expenses incurred by Parent and its related parties in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, up to an aggregate limit of $5 million. In the event the Company shall later be required to pay the Company termination fee to MidOcean US Advisor, LP, the aggregate amount of any such fee and expense reimbursement paid by the Company shall be credited against the amount of the Company termination fee payable.

Remedies

     Under the Merger Agreement, the parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

     However, the right of the Company to obtain an injunction, or other appropriate form of specific performance or equitable relief to cause Parent and Merger Sub to cause the equity financing to be funded at any time (but only simultaneously with the receipt of the debt financing) are subject to the following requirements:
  all of the parties’ mutual conditions to the closing of the merger and the additional conditions to the closing of the merger of Parent and Merger Sub (other than those conditions that by their nature are to be satisfied at the closing of the merger) have been satisfied or waived;

  Parent and Merger Sub fail to complete the closing of the merger by the date the closing of the merger is required to have occurred pursuant to the provisions of the Merger Agreement;

  the debt financing (or any alternative financing) has been funded or will be funded at the closing of the merger if the equity financing is funded at the closing of the merger; and

  the Company has irrevocably confirmed that all of its additional conditions to the closing of the merger have been satisfied or that it is willing to waive any of such conditions to the extent not so satisfied, and that if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur.
     In addition, the Company’s right to specific performance to cause Parent and Merger Sub to use reasonable best efforts to enforce the terms of the debt financing commitment, which may include a demand that Merger Sub and Parent file one or more lawsuits against the sources of debt financing to fully enforce such sources’ obligations under the debt financing commitment and Parent’s and Merger Sub’s rights under the debt financing commitment, are subject to the following requirements:
  all of the parties’ mutual conditions to the closing of the merger and the additional conditions to the closing of the merger of Parent and Merger Sub (other than those conditions that by their nature are to be satisfied at the closing of the merger) have been satisfied or waived;

  Parent and Merger Sub fail to complete the closing of the merger by the date the closing of the merger is required to have occurred pursuant to the provisions of the Merger Agreement;

  the Company has irrevocably confirmed that all of its additional conditions to the closing of the merger have been satisfied or that it is willing to waive any of such conditions to the extent not so satisfied, and that if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur; and

  all conditions to the consummation of the debt financing contemplated by the debt financing commitment (other than the receipt of the equity financing and those conditions that by their nature cannot be satisfied until the closing of the merger, but each of which, including the receipt of the equity financing, shall be capable of being satisfied on the closing of the merger (and shall be satisfied on the date of the closing of the merger)) have been satisfied and remain satisfied.
     Any party seeking an injunction to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement shall not be required to provide any bond or other security in connection with any such injunction.

     The maximum aggregate liability of Parent and Merger Sub with respect to the transactions contemplated by the Merger Agreement is $50 million. If we receive the $50 million termination fee from Parent, such payment will be our sole and exclusive remedy against Parent and Merger Sub and their related parties with respect to the transactions contemplated by the Merger Agreement.

Amendment and Waiver

     Amendment. The Merger Agreement may be amended by the parties at any time before the effective time of the merger, except that after our shareholders have adopted the Merger Agreement, there shall be no amendment that by law requires further approval by our shareholders without such further approval having been obtained. No amendment to the provisions of the Merger Agreement that are for the benefit of third parties shall be effective against such third party without such third party’s prior written consent.

     Waiver. At any time prior to the effective time of the merger, the parties may, and in the case of the Company upon the approval of the Special Committee, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) to the fullest extent permitted by law, waive compliance with any of the agreements or conditions contained in the Merger Agreement (subject to the requirement that after our shareholders have adopted the Merger Agreement, there shall be no amendment that by law requires further approval by our shareholders without such further approval having been obtained).

     Our board of directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement.

APPRAISAL RIGHTS

     If you do not vote for the adoption of the Merger Agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 1091 of the Oklahoma General Corporation Act (the “OGCA”), you may be entitled to appraisal rights under Section 1091 of the OGCA. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps summarized below properly and in a timely manner.

     Section 1091 of the OGCA is printed in its entirety in Annex C to this proxy statement. Set forth below is a summary description. This summary describes certain material aspects of Section 1091 and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 1091 and this summary to “shareholder” are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which the appraisal rights are asserted. Failure to comply with the procedures set forth in Section 1091 of the OGCA may result in the loss of appraisal rights.

     Under the OGCA, holders of our common stock who follow the procedures set forth in Section 1091 of the OGCA will be entitled to have their shares appraised by an Oklahoma District Court and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

     Under Section 1091, in instances where appraisal rights are available, we must, not less than 20 days prior to the meeting, notify each of our shareholders that such rights are available and include a copy of Section 1091. This proxy statement constitutes such notice to the holders of our common stock and Section 1091 of the OGCA is attached to this proxy statement as Annex C. Any shareholder who wishes to exercise such appraisal rights or who wishes to preserve its right to do so should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the OGCA.

     If you wish to exercise appraisal rights, you must not vote for the adoption of the Merger Agreement (although you may choose not to vote) and must deliver to the Company, before the vote on the proposal to adopt the Merger Agreement, a written demand for appraisal of such shares of our common stock. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the Merger Agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either (i) refrain from executing and returning the enclosed proxy card, refrain from voting in person and refrain from submitting a proxy by telephone or through the Internet in favor of the adoption of the Merger Agreement, or (ii) check either the “AGAINST” or the “ABSTAIN” box next to the proposal on such card and return such card, vote “AGAINST” the proposal in person (or register in person your abstention thereto) or vote “AGAINST” the proposal by submitting a proxy by telephone or through the Internet (or register your abstention thereto by submitting a proxy by telephone or through the Internet). A vote or proxy against the adoption of the Merger Agreement or abstaining on such matter will not, in and of itself, constitute a demand for appraisal. You must make a separate and timely written demand for appraisal.

     Only a holder of record of shares of our common stock is entitled to assert appraisal rights for such shares. A demand for appraisal should be executed by or on behalf of the holder of record, state such holder’s name fully and correctly (ideally matching such holder’s name as it appears on his, her or its stock certificate or certificates), and must state that such holder intends thereby to demand appraisal rights of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners or expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

     A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners – in such case, the written demand should set forth the number of shares as to which appraisal is sought. The number of shares as to which appraisal is sought should reflect the shares of the beneficial owners for whom appraisal rights are being exercised. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

     All written demands for appraisal of shares must be mailed or delivered to Pre-Paid Legal Services, Inc., One Pre-Paid Way, Ada, Oklahoma 74820, Attention: Corporate Secretary, or delivered to the Secretary at the special meeting prior to the vote on the adoption of the Merger Agreement.

     Within ten days after the effective time of the merger, we will notify each shareholder who properly asserted appraisal rights under Section 1091 of the OGCA. Within 120 days after the effective date, the surviving corporation or any shareholder who has properly asserted appraisal rights may file a petition in an Oklahoma District Court demanding a determination of the value of the shares of all shareholders seeking appraisal rights. However, at any time within 60 days after the effective date, any shareholder shall have the right to withdraw the demand for appraisal and may accept the consideration for the merger, and with the consent of the Company the shareholder may withdraw the demand for appraisal and accept the consideration for the merger more than 60 days after the effective date. Within 120 days after the effective date, any shareholder who has properly asserted appraisal rights may make a written request to the surviving corporation to receive a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received, including the aggregate number of holders of the shares. This statement must be mailed to the requesting shareholder within ten days after the written request is received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition is filed by a shareholder, within twenty days after receipt of service we must file, in the office of the court clerk of the district court in which the petition was filed, a list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving corporation. The court clerk, if so ordered by the court, will provide notice of the time and place for a hearing by the applicable Oklahoma District Court to determine the shareholders who have properly perfected their appraisal rights. The court may require that shareholders demanding appraisal rights submit their stock certificates to the court clerk for the duration of the proceedings and, should any shareholder fail to so comply, the court may dismiss the proceedings as to that shareholder.

     After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid. In determining the fair value, the court will consider all relevant factors including the rate of interest which the surviving corporation would have to pay to borrow money during the pendency of the proceedings. After determining the fair value, the court will direct the surviving corporation to make payment, in the manner as the court may direct, to the shareholders entitled to such payment. The costs of any such proceedings may be determined by the court and taxed upon the parties as the court may determine.

     If you desire to exercise your appraisal rights, you must not vote for the adoption of the Merger Agreement and must strictly comply with the procedures set forth in Section 1091 of the Oklahoma General Corporation Act. Failure to do so will result in the termination or waiver of such rights.

MARKET PRICES AND DIVIDEND DATA

     Our common stock is listed and trades on the NYSE under the symbol “PPD.” This table shows, for the periods indicated, the high and low sales prices of our common stock as reported on the NYSE.

	High	Low
2009
First Quarter	$38.23	$26.45
Second Quarter	45.22	28.17
Third Quarter	52.92	41.83
Fourth Quarter	53.05	30.68

2010
First Quarter	43.69	37.00
Second Quarter	52.89	34.00
Third Quarter	68.66	44.05
Fourth Quarter	66.65	54.02

2011
First Quarter (through February 11)	$66.84	$59.33

     The closing sale price of our common stock on the NYSE on January 28, 2011, which was the last trading day before the announcement of the merger, was $60.26. On [●], 2011, which is the latest practicable trading day before this proxy statement was printed, the closing price for our common stock on the NYSE was $[●]. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock. We had [●] shareholders of record at the close of business on [●], 2011, the record date for the special meeting.

     As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of shares of our common stock immediately prior to the effective time of the merger will cease to have any rights as a shareholder, except the right to receive $66.50 per share in cash, without interest and less any applicable withholding taxes (other than shareholders who have perfected their appraisal rights). If the merger is completed, we will continue as the surviving corporation of the merger and a wholly owned subsidiary of Parent. As a result, there will be no further market for our common stock, and our common stock will be delisted from and will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

     No dividends have been declared or paid on our common stock since 2006. We have no current plans to pay dividends on our common stock, and the Merger Agreement prohibits us from making any such dividend payments. In the event that the merger is not completed, we will continue to evaluate the desirability of cash dividends considering our financial condition and available resources and market conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Greater than 5% Owners

     The following table sets forth certain information concerning the beneficial ownership of our shares of common stock as of February 18, 2011 (unless otherwise noted) by each person (other than Mr. Stonecipher, who is listed in the second table below) known by us to be the beneficial owner of more than five percent of our common stock.

	Number of Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned	Class
Thomas W. Smith (1)	2,450,315	25.0
Scott J. Vassalluzzo (1)	1,629,515	16.6
Steven M. Fischer (1)	1,544,415	15.8
Prescott Associates L.P. (1)	1,014,675	10.4
Blackrock, Inc. (2)	686,195	7.0
____________________

(1)	As reported on a Schedule 13D/A filed with the SEC on January 19, 2011. Messrs. Smith, Vassalluzzo and Fischer beneficially own 1,794,415, 1,620,515 and 1,544,415 shares of the Company’s common stock, respectively, in their capacity as investment managers for Idoya Partners, Prescott Associates and other managed accounts (the “Managed Accounts”). Messrs. Smith and Vassalluzzo have the sole power to vote or to direct the vote of and the sole power to dispose or to direct the disposition of 755,900 and 9,000 shares, respectively. Mr. Fischer has the sole power to vote or to direct the vote and to dispose or direct the disposition of no shares. Idoya Partners and Prescott Associates share the power to vote or to direct the vote and to dispose or to direct the disposition of 488,434 and 1,014,675 shares, respectively. Of the 1,805,515 shares owned by Managed Accounts, Messrs. Smith, Vassalluzzo and Fischer share the power to vote or to direct the vote of 1,694,415, 1,609,415 and 1,544,415 shares, respectively, and share the power to dispose or direct the disposition of 1,694,415, 1,620,515 and 1,544,415 shares, respectively. The address of Prescott and each of Messrs. Smith, Vassalluzzo and Fischer is 323 Railroad Avenue, Greenwich CT 06830.

(2)	As reported on a Schedule 13G/A filed with the SEC on February 8, 2011. Blackrock, Inc. has sole voting and dispositive power over the shares of the Company’s common stock reported as beneficially owned by it. The business address of Blackrock Inc. is 40 East 52nd Street, New York, NY 10022.

Security Ownership of Directors and Named Executive Officers

     The following table sets forth certain information concerning the beneficial ownership of our shares of common stock as of February 18, 2011 (unless otherwise noted) by: (i) each current director; (ii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-K) for our fiscal year ended December 31, 2010; and (iii) all of our current directors and executive officers as a group.

	Number of Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned(1)	Class(1)
Harland C. Stonecipher (2)	838,807	8.6
Randy Harp(3)	55,266	*
Mark Brown(4)	2,440	*
Steve Williamson(5)	9,507	*
Kathleen S. Pinson(6)	47,111	*
Orland G. Aldridge	-	-
Martin H. Belsky	361	*
Peter K. Grunebaum	1,400	*
John W. Hail	-	-
Duke R. Ligon	-	-
All directors and executive officers as a group (10 persons)(7)	954,892	9.8
____________________

* Less than 1%.

(1)	Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Includes 815,058 shares as to which Mr. Stonecipher has shared voting and dispositive power with his wife and 23,749 shares owned under the ESOP as to which Mr. Stonecipher has sole voting and shared dispositive power.

(3)	Includes 20,928 shares owned under the ESOP as to which Mr. Harp has sole voting and shared dispositive power.

(4)	Includes 2,440 shares owned under the ESOP as to which Mr. Brown has sole voting and shared dispositive power.

(5)	Includes 3,553 shares owned under the ESOP as to which Mr. Williamson has sole voting and shared dispositive power 372 shares held in an individual retirement account.

(6)	Includes 21,865 shares owned under the ESOP as to which Ms. Pinson has sole voting and shared dispositive power and 5,013 shares owned under the ESOP by Ms. Pinson’s husband as to he has sole voting and shared dispositive power. Ms. Pinson disclaims beneficial ownership of the shares that are owned by her husband.

(7)	Includes 77,548 shares owned under the ESOP as to which the executive officers in the aggregate have sole voting and shared dispositive power.

AUTHORITY TO ADJOURN THE SPECIAL MEETING

     We may ask our shareholders to vote on a proposal to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement. In addition, under the Merger Agreement, we are required to adjourn or postpone the special meeting one time, if requested to do so by Parent. We currently do not intend to propose that our board of directors have discretionary authority to adjourn the special meeting if there are sufficient votes to adopt the Merger Agreement. If any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of a majority of the votes cast on the matter.

     Our board of directors unanimously recommends that you vote “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

OTHER MATTERS

     We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting by or at the direction of our board of directors, we intend that shares of our common stock represented by properly submitted proxies will be voted in accordance with the recommendations of our board of directors.

     It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or by telephone.

HOUSEHOLDING OF PROXY STATEMENT

     Applicable rules of the SEC permit companies and brokers, banks or other nominees to deliver a single copy of a proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is known as “householding.” Beneficial owners sharing an address who have been previously notified by their bank, brokerage firm or other nominee and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only a single copy of this proxy statement, unless that bank, brokerage firm or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. A shareholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit their request to: PrePaid Legal Services, Inc., One Pre-Paid Way, Ada, Oklahoma 74820, Attention: Corporate Secretary, Telephone: (580) 436-1234. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

FUTURE SHAREHOLDER PROPOSALS

     If the merger is completed, there will be no public participation in any future meetings of our shareholders. However, if the merger is not completed, our public shareholders will continue to be entitled to attend and participate in our shareholders’ meetings. If the merger is not completed and any shareholder intends to present a proposal to be considered for inclusion in our proxy materials in connection with our 2011 Annual Meeting of Shareholders, the proposal must have been received by our Corporate Secretary at our principal executive offices (One Pre-Paid Way, Ada, Oklahoma 74820) no later than December 7, 2010 and otherwise meet the requirements of applicable SEC rules. If the date of our 2011 Annual Meeting of Shareholders is changed to a date that is more than 30 days before or after the anniversary of our 2010 Annual Meeting of Shareholders, the deadline is a reasonable time before we begin to print and send our proxy materials for our 2011 Annual Meeting of Shareholders. If the merger is not completed and any shareholder wishes to present a proposal at our 2011 Annual Meeting of Shareholders, but does not wish to have the proposal considered for inclusion in our proxy materials, the shareholder must give written notice to our Corporate Secretary, which such notice must be received by our Corporate Secretary at our principal executive offices not more than 150 days and not less than 90 days in advance of the anniversary of the 2010 Annual Meeting to be timely and contain all of the information required by our bylaws. An untimely proposal will not be permitted to be raised at the meeting.

MISCELLANEOUS

     If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

MacKenzie Partners, Inc.
(800) 322-2885 (toll-free)
(212) 929-5500 (collect)

     You should not send in your the Company stock certificates until you receive the transmittal materials from the paying agent. Our record shareholders who have further questions about their stock certificates or the exchange of our common stock for cash should contact the paying agent.

     You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

     Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or by telephone or attending the special meeting and voting in person. Please call our proxy solicitor, MacKenzie Partners, Inc. (800) 322-2885 (toll-free) or (212) 929-5500 (collect), if you have any questions about this proxy statement or the merger, or need assistance with the voting procedures.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this proxy statement, through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

     You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Pre-Paid Legal Services, Inc.
One Pre-Paid Way
Ada, Oklahoma 74820
Attention: Investor Relations
Telephone: (580) 436-1234

     If you would like to request documents from us, please do so by [●], 2011, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Pre-Paid Legal Services, Inc., One Pre-Paid Way, Ada, Oklahoma 74820, Attention: Investor Relations, or by Telephone at (580) 436-1234, on the Investor Relations page of our website at http://www.prepaidlegal.com, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Annex A

Agreement and Plan of Merger

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of January 30, 2011

by and among

MIDOCEAN PPL HOLDINGS CORP.,

PPL ACQUISITION CORP.

and

PRE-PAID LEGAL SERVICES, INC.

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

EXHIBITS

Exhibit A	Guarantee
Exhibit B	Certificate of Incorporation of the Surviving Corporation

A-iv

AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 30, 2011 (this “Agreement”), by and among MIDOCEAN PPL HOLDINGS CORP., a Delaware corporation (“Parent”), PPL ACQUISITION CORP., an Oklahoma corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation (the “Company”).

RECITALS

     WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

     WHEREAS, the respective boards of directors of each of Parent and Merger Sub, and the board of directors of the Company (the “Company Board”) acting upon the recommendation of the Special Committee, have approved and declared advisable this Agreement and the Merger;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as an inducement to and a condition to the willingness of the Company to enter into this Agreement, MidOcean Partners III, L.P., MidOcean Partners III-A, L.P. and MidOcean Partners III-D, L.P. (the “Guarantors”) are entering into a limited guarantee in favor of the Company in the form attached as Exhibit A hereto (the “Guarantee”), pursuant to which the Guarantors are, among other things, guaranteeing, pursuant to and subject to the terms thereof, certain obligations of Parent and Merger Sub under this Agreement; and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     “2010 Audited Financials” has the meaning set forth in Section 7.11(a)(v).

     “Acceptable Confidentiality Agreement” means a confidentiality agreement on terms that are substantially similar to those contained in the Confidentiality Agreement.

     “Additional Material Regulatory Consents” means, in addition to the Consents identified in clauses (i), (ii) and (iii) of Section 8.01(b), any Consent of, from or with any Governmental Entity that is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, that, if not obtained would materially impair the benefits, taken as a whole, that Parent or Merger Sub reasonably expects to derive from the consummation of the transactions contemplated by this Agreement.

     “Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Agreement” has the meaning set forth in the preamble hereto.

     “Alternative Transaction Agreement” has the meaning set forth in Section 6.02(d).

     “Alternative Transaction Proposal” has the meaning set forth in Section 6.02(i)(i).

     “Applicable Accounting Principles” has the meaning set forth in Section 4.06(c).

     “Applicable Tax Law” means any applicable Law relating to Taxes (including regulations and other official pronouncements of any Governmental Entity or political subdivision of such jurisdiction charged with interpreting such applicable Law).

     “Associate Compensation Plans” means the compensation or other incentive plans or programs of the Company and the Company Subsidiaries with respect to their sales associates, including commission, bonus and other incentive arrangements, including, the Player’s Club incentive program.

     “Business Day” means any day, other than (a) any Saturday or Sunday, (b) any other day on which banks in New York, New York or Oklahoma City, Oklahoma are authorized or required by Law to be closed for business or (c) any day on which the Office of the Secretary of State of the State of Oklahoma is closed for business.

     “Certificate” or “Certificates” mean the certificate or certificates that immediately prior to the Effective Time represent outstanding shares of Company Common Stock.

     “Certificate of Merger” means a certificate of merger to be filed with the Secretary of State of the State of Oklahoma to effect the Merger.

     “Change of Recommendation” has the meaning set forth in Section 6.02(f).

     “Closing” means the closing of the Merger.

     “Closing Date” means the date on which the Closing occurs.

     “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     “Company” has the meaning set forth in the preamble hereto.

     “Company Adverse Recommendation Change” shall have the meaning set forth in Section 6.02(d).

     “Company Board” has the meaning set forth in the recitals hereto.

     “Company Bylaws” means the amended and restated bylaws of the Company, as amended to the date of this Agreement.

     “Company Capital Stock” means the Company Common Stock, the Company Preferred Stock and the Company Special Preferred Stock.

     “Company Charter” means the amended and restated certificate of incorporation of the Company, as amended to the date of this Agreement.

     “Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

     “Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement.

     “Company Employees” has the meaning set forth in Section 7.09(a).

     “Company Financial Advisor” means Berenson & Company, LLC.

     “Company Intellectual Property Rights” has the meaning set forth in Section 4.15(a).

     “Company Material Adverse Effect” means any (a) change, event or effect that, when viewed on both a short-term and a long-term basis, is material and adverse to the financial condition, business, assets or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) material adverse effect on the ability of the Company to consummate the Merger; provided, however, that no change, event or effect relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Company Material Adverse Effect: (i) changes in Law; (ii) general conditions applicable to the economy, financial markets, currency markets or commodity markets, whether foreign, domestic or global (including trade embargoes and changes in interest rates); (iii) acts of God (including earthquakes, hurricanes, tornados or other natural disasters), acts of war, armed hostilities, terrorism, sabotage or civil unrest; (iv) the announcement or disclosure of the existence or terms of this Agreement or the Merger, including, any impact thereof (A) on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, associates, provider attorneys or members or (B) resulting in any decrease in membership sales or the recruitment of new associates; (v) any Proceeding brought by or on behalf of a shareholder of the Company relating to this Agreement or the transactions contemplated hereby; (vi) conditions affecting the insurance industry generally; (vii) changes in GAAP; (viii) the taking of any action by the Company required by this Agreement or consented to by Parent; (ix) changes in the market price of any of the Company’s securities (provided that the underlying causes of such changes shall not be excluded); (x) any failure by the Company to meet any internal or external projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof (provided that the underlying causes of such failure shall not be excluded); or (xi) any loss by the Company of the services of Harland C. Stonecipher; provided, however, that changes set forth in clauses (i) through (iii), (vi) and (vii) above shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur if and to the extent such changes have a substantially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to the other participants in the insurance industry.

     “Company Option Plan” means the Pre-Paid Legal Services, Inc. Stock Option Plan, as amended effective May 29, 2003.

     “Company Plans” has the meaning set forth in Section 4.10(a).

     “Company Preferred Stock” means the Preferred Stock, par value $1.00 per share, of the Company.

     “Company Recommendation” has the meaning set forth in Section 4.04(b).

     “Company Representatives” has the meaning set forth in Section 7.03.

     “Company Retained Qualifiers” means all qualifications and exceptions relating to materiality, Company Material Adverse Effect or words of similar import contained in Sections 4.06(a), 4.06(b), 4.06(c), 4.07, 4.08, 4.10(a) and 4.14(a) solely with respect to the requirement to provide information on disclosure schedules to the extent that the absence of such qualifications or exceptions would cause the disclosure schedules provided to Parent to be inaccurate or incomplete.

     “Company SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC by the Company at any time on or after January 1, 2008.

     “Company Shareholder Approval” has the meaning set forth in Section 4.04(a).

     “Company Shareholders Meeting” has the meaning set forth in Section 7.01.

     “Company Special Preferred Stock” means the Special Preferred Stock, par value $1.00 per share, of the Company.

     “Company Stock Option” means any option to purchase Company Common Stock granted under the Company Option Plan or otherwise.

     “Company Subsidiaries” means the Subsidiaries of the Company set forth in Section 1.01 of the Company Disclosure Schedule.

     “Company Termination Fee” has the meaning set forth in Section 9.02(b)(i).

     “Confidentiality Agreement” means the confidentiality agreement, dated November 1, 2010, between the Company and MidOcean Associates, SPC.

     “Consent” means any consent, approval, license, Permit, Order or authorization.

     “Contract” means any contract, lease, license, indenture, note, bond, mortgage, agreement, instrument or other binding arrangement.

     “Debt Financing” has the meaning set forth in Section 5.05.

     “Debt Financing Commitment” has the meaning set forth in Section 5.05.

     “Dissenting Shares” has the meaning set forth in Section 3.02.

     “Effective Time” has the meaning set forth in Section 2.03.

     “Environmental Laws” means all Laws relating to the environment, pollution, preservation, protection or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and welfare and worker health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents and any transfer of ownership notification or approval statute (including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

     “Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, interest, or other responsibility incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Entity or other Person or which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

     “Equity Financing” has the meaning set forth in Section 5.05.

     “Equity Financing Commitment” has the meaning set forth in Section 5.05.

     “Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing.

     “ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

     “ERISA Affiliate” means, with respect to any Person, any corporation or trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Exchange Fund” has the meaning set forth in Section 3.03(a).

     “Filed Company SEC Documents” means all Company SEC Documents that were filed and publicly available prior to the date of this Agreement.

     “Financial Statements” means the consolidated financial statements of the Company and the Company Subsidiaries included in each of the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2009, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and any consolidated financial statements of the Company and the Company Subsidiaries filed with the SEC after the date hereof, including in each case the footnotes thereto.

     “Financing” has the meaning set forth in Section 5.05.

     “Financing Commitments” has the meaning set forth in Section 5.05.

     “Florida Application” has the meaning set forth in Section 7.04(b).

     “Florida Insurance Law” means Chapters 624 through 651 of the Florida Statutes and the rules, regulations, bulletins and circular letters issued thereunder.

     “Foreign Competition Laws” means any Laws relating to the regulation of monopolies or competition in any non-U.S. jurisdiction.

     “Foreign Plan” means any employee benefit plan, program, agreement, policy, arrangement or contract that covers employees of the Company and its Affiliates who are employed outside of the United States.

     “Former Company Employees” has the meaning set forth in Section 7.09(a).

     “Fund Manager” means MidOcean US Advisor, LP.

     “GAAP” means generally accepted accounting principles, as applied, in the United States.

     “Governmental Entity” means any domestic or foreign governmental or regulatory authority, court, agency, department, division, commission, body or other legislative, executive or judicial governmental entity, including any subdivision thereof.

     “Guarantee” has the meaning set forth in the recitals hereto.

     “Guarantors” has the meaning set forth in the recitals hereto.

     “Hazardous Materials” means any material, substance of waste that is regulated under or pursuant to any Environmental Law as “hazardous”, “toxic”, a “pollutant”, a “contaminant”, “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

     “Indebtedness” means all indebtedness of the Company and any of the Company Subsidiaries, determined in accordance with GAAP, including (i) borrowed money (other than intercompany indebtedness), (ii) notes payable, (iii) capital leases, (iv) obligations evidenced by letters of credit, (v) obligations under earn out obligations or arrangements creating any obligation with respect to the deferred purchase price of property, (vi) interest rate or currency obligations, including swaps, hedges or similar arrangements and (vii) any guarantee of any of the foregoing, but excluding trade payables in the ordinary course of business.

     “Indemnified Parties” has the meaning set forth in Section 7.06(a).

     “Information” has the meaning set forth in Section 10.12.

     “Insurance Company Statements” has the meaning set forth in Section 4.06(c).

     “Insurance Company Subsidiaries” has the meaning set forth in Section 4.06(c).

     “Intellectual Property Rights” means all of the following (including all right, title or interest in or arising under the Laws of the United States, any state or common law or the Laws of any other country or international treaty associated with): (a) patents and applications therefor and all reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) trademarks, service marks, trade names, designs, logos, trade dress, Internet domain names and other indicia of origin, and all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) works of authorship, copyrights, copyright registrations and applications, and renewals therefor; (d) trade secrets and other proprietary, business and other information (including know-how, improvements, processes, methods, protocols, specifications, confidential information, technical and other data, databases, customer lists, marketing and other plans and proposals, methodologies, ideas, research and development, and all documentation relating to any of the foregoing); (e) software (including source code, executable code, data, databases, and related documentation); (f) all other proprietary and intellectual property rights; and (g) copies and tangible embodiments of any of the foregoing (in whatever form or medium).

     “Intervening Event” means an event or circumstance that was not known to the Company Board or the Special Committee on the date of this Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by the Company Board or the Special Committee as of the date hereof), which event or circumstance, or any consequences thereof, becomes known to the Company Board of the Special Committee prior to the time at which the Company receives the Company Shareholder Approval; provided, however, that in no event shall the receipt, existence or terms of an Alternative Transaction Proposal or Superior Proposal constitute an Intervening Event.

     “IRS” means the Internal Revenue Service.

     “Knowledge” means (i) with respect to the Company, the actual knowledge of Harland C. Stonecipher, Mark Brown, Randy Harp, Kathleen S. Pinson, Keri Prince, Melanie Lawson, John Long and Steve Williamson and (ii) with respect to Parent, the actual knowledge of Frank Schiff, Elias Dokas and Noah Rabinsky.

     “Laws” means all federal, state, local or non-U.S. laws (including common law), statutes, ordinances, codes, rules, regulations, orders and decrees of Governmental Entities.

     “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Company Subsidiary.

     “Leases” means all leases, subleases, licenses, and other agreements pursuant to which the Company or any Company Subsidiary holds any Leased Real Property.

     “Lender Identified Person” means Macquarie Capital (USA) Inc., the syndicate of banks, financial institutions and other entities arranged by the arranger in the Financing and each of its and their respective affiliates and subsidiaries (including MIHI LLC) and each of the respective officers, directors, partners, trustees, employees, affiliates, shareholders, advisors, agents, representatives, attorneys-in-fact and controlling persons of each of the foregoing.

     “Liens” means pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

     “Losses” has the meaning set forth in Section 7.06(a).

     “Marketing Period” shall mean the first period of twenty (20) consecutive Business Days after the date hereof (A) during which (1) Parent shall have the Required Financial Information that the Company is required to provide to Parent pursuant to Section 7.11(a)(v) and (2) no event has occurred and no conditions exist that would cause any of the conditions set forth in Section 8.03 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20-consecutive-Business-Day period, and (B) the conditions set forth in Section 8.01 have been satisfied (other than conditions that by their nature can be satisfied only at the Closing); provided that the Marketing Period shall not be deemed to have commenced if, (i) on or prior to the completion of such 20-consecutive-Business-Day period, Grant Thornton LLP shall have withdrawn its audit opinion with respect to any of the financial statements contained in, or the Company shall have publicly announced any intention to restate any of its financial information contained in, any of the Required Financial Information or (ii) if the financial statements included in the Required Information that is available to Parent on the first day of any such 20-consecutive-Business Day period would not be sufficiently current on any day during such 20-consecutive-Business-Day period to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of the 20-consecutive-Business-Day period; provided further that if the Marketing Period shall have commenced and/or been completed prior to the date that Parent shall be required to obtain alternative debt financing in accordance with Section 7.18 (unless such obligation is waived by the Company), then the Marketing Period shall, at Parent’s option, be extended for a period of up to an additional twenty (20) consecutive Business Days; and provided further that the Marketing Period shall end on any earlier date on which the Debt Financing shall have been obtained.

     “Material Contract” has the meaning set forth in Section 4.14(a).

     “Merger” has the meaning set forth in the recitals hereto.

     “Merger Consideration” has the meaning set forth in Section 3.01(c).

     “Merger Sub” has the meaning set forth in the preamble hereto.

     “Merger Sub Board” has the meaning set forth in Section 5.03.

     “Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.

     “Notice Period” has the meaning set forth in Section 6.02(e)(iii).

     “NYSE” means the New York Stock Exchange, Inc.

     “OGCA” means the Oklahoma General Corporation Act, as amended from time to time.

     “Oklahoma Form A” has the meaning set forth in Section 7.04(b).

     “Oklahoma Insurance Law” means Title 36 of the Oklahoma Statutes and the rules, regulations, bulletins and circular letters issued thereunder.

     “Option Cancellation Time” means the moment in time immediately prior to the Effective Time.

     “Order” means with respect to any Person, any award, decision, injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree or verdict entered, issued, made or rendered by any arbitrator or Governmental Entity.

     “ordinary course of business” means an action taken by a Person that is consistent with the past practices of such Person (including as to frequency and amount).

     “Outside Date” has the meaning set forth in Section 9.01(b)(i).

     “Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Company Subsidiary.

     “Parent” has the meaning set forth in preamble hereto.

     “Parent Board” has the meaning set forth in Section 5.03.

     “Parent Disclosure Schedule” means the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement.

     “Parent Group” means, collectively, Parent, the Guarantors or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing.

     “Parent Liability Limitation” has the meaning set forth in Section 10.12(c).

     “Parent Material Adverse Effect” means a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

     “Parent Representatives” has the meaning set forth in Section 7.03.

     “Parent Retained Qualifiers” means all qualifications and exceptions relating to materiality, Parent Material Adverse Effect or words of similar import contained in Section 5.07.

     “Parent Termination Fee” has the meaning set forth in Section 9.02(c)(i).

     “Paying Agent” has the meaning set forth in Section 3.03(a).

     “Permit” means licenses, franchises, permits, consents, approvals, Orders, certificates, authorizations, declarations, registrations, qualifications and filings of all Governmental Entities.

     “Permitted Liens” means (a) statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen incurred in the ordinary course of business for amounts not yet due and payable and which shall be paid in full and released at Closing, (b) Liens for Taxes not yet due and payable or being contested in good faith in appropriate proceedings during which collection or enforcement is stayed and for which appropriate reserves have been established in accordance with GAAP, (c) Liens securing any Indebtedness of the Company or the Company Subsidiaries existing on the date of this Agreement or any refinancing thereof or any Indebtedness not prohibited to be incurred by the Company or any of the Company Subsidiaries under the terms of this Agreement, and (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to Real Property which do not or would not materially impair the use or occupancy of such Real Property in the operation of the Company’s or any Company Subsidiary’s business conducted thereon.

     “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, company, limited liability company, trust, joint venture, estate, association, organization or other entity or Governmental Entity or “group” (as defined in the Exchange Act).

     “Proceeding” means any action, arbitration, proceeding, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

     “Proxy Statement” has the meaning set forth in Section 7.02(a).

     “Real Property” means the Owned Real Property and the Leased Real Property.

     “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

     “Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, members, employees, agents, advisors (including financial advisors, counsel and accountants), shareholders, owners and controlling persons.

     “Required Financial Information” shall have the meaning set forth in Section 7.11(a)(v).

     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Special Committee” means the committee of the Company Board formed for the purpose of evaluating the strategic alternatives of the Company.

     “Stock Transfer Tax” means any state, local, foreign or provincial Tax which is attributable to the transfer of Company Common Stock pursuant to this Agreement.

     “Subsidiary” means, with respect to any Person, any corporation, association, general or limited partnership, company, limited liability company, trust, joint venture, organization or other entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

     “Superior Proposal” has the meaning set forth in Section 6.02(i)(ii).

     “Surviving Corporation” has the meaning set forth in Section 2.01.

     “Takeover Statute” means any takeover, antitakeover, moratorium, “fair price”, “control share” or other similar Law enacted under any Law applicable to the Company.

     “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

     “Tax Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision, including any Governmental Entity that imposes, or is charged with collecting, social security or similar charges or premiums.

     “Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax Authority relating to Taxes.

     “Third Party” means any Person or group other than the Company, the Company Subsidiaries, the Parent Group or any Person in the Parent Group.

     “Transaction Litigation” has the meaning set forth in Section 7.17.

     “Transfer Taxes” means any state, local, foreign or provincial Tax which is attributable to the transfer of the beneficial ownership of the Company’s or the Company Subsidiaries’ real or personal property.

     “Voting Company Debt” means any bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

ARTICLE II

THE MERGER

     Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the OGCA, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

     Section 2.02 Closing. The Closing shall take place at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606 at 10:00 a.m. (local time) on the second Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver by the parties entitled to the benefits thereof) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing (which, for purposes of this Agreement, shall include the condition set forth in Section 8.02(d)), but subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the parties entitled to the benefits thereof) of those conditions at such time), or at such other place, time and date as shall be agreed in writing between Parent and the Company; provided, however, that notwithstanding the satisfaction or waiver of the conditions set forth in Article VIII, the Parties shall not be required to effect the Closing until the earlier of (x) a date during the Marketing Period specified by Parent on no less than three Business Days’ prior notice to the Company and (y) the last day of the Marketing Period.

     Section 2.03 Effective Time. At the Closing, the Surviving Corporation will cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Oklahoma in accordance with the relevant provisions of the OGCA. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Oklahoma or such later time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the OGCA (the “Effective Time”). From and after the Effective Time, the Merger shall have all the effects as provided in this Agreement and as provided by Section 1088 of the OGCA (including the effect that the Surviving Corporation shall possess all of the assets, rights, privileges, powers and franchises and shall be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the OGCA).

     Section 2.04 Certificate of Incorporation and Bylaws. (a) Upon the occurrence of the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read in the form of Exhibit B hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

          (b) Upon the occurrence of the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the certificate of incorporation of the Surviving Corporation or by applicable Law.

     Section 2.05 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

     Section 2.06 Officers. The officers of the Company shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

ARTICLE III

EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company or any Company Subsidiary or Parent or any Subsidiary of Parent shall no longer be outstanding and shall automatically be canceled, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b) and any Dissenting Shares) shall be converted into the right to receive $66.50 (referred to herein as the “Merger Consideration”) in cash payable to the holder thereof. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 3.03, without interest, and except as otherwise provided with respect to unpaid dividends and other distributions in Section 3.04.

     Section 3.02 Dissenting Shares. Shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held of record by shareholders who shall not have voted such shares in favor of the Merger and who shall have otherwise satisfied all requirements of Oklahoma Law, including Section 1091 of the OGCA, to have appraisal rights under Section 1091 (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as set forth in Section 3.01(c), but the holders thereof instead shall be entitled to receive, and the Dissenting Shares shall only represent the right to receive, payment of the fair value of such shares in accordance with the provisions of Section 1091 of the OGCA; provided, however, that (i) if such a holder fails to demand properly in writing from the Surviving Corporation the appraisal of that shareholder’s shares in accordance with Section 1091 of the OGCA or, after making such demand, subsequently delivers an effective written withdrawal of such demand, or fails to establish his entitlement to appraisal rights as provided in Section 1091 of the OGCA, or (ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his appraisal rights, then, in any such case, each share of Company Common Stock held of record by such holder or holders shall automatically be converted into, and represent only the right to receive, the Merger Consideration as set forth in Section 3.01(c), upon surrender of the certificate or certificates representing such Dissenting Shares. The Company recognizes that Parent has a substantial and direct financial interest with respect to the ultimate satisfaction of any Dissenting Shares. Therefore, the Company agrees to promptly provide to Parent any information and copies of any documents reasonably requested by Parent relating to the appraisal rights of holders of the Company Common Stock, including any written communication by the Company to such shareholders and any written communication received by the Company from any such shareholders. In the event any shareholders exercise their appraisal rights in a manner pursuant to which their shares of Company Common Stock become Dissenting Shares, then the Company shall permit legal counsel for the Parent to participate in any legal proceedings related thereto, including any legal proceeding to determine the fair value of the Dissenting Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for fair value for Dissenting Shares or offer to settle, settle or negotiate in respect of any such demands. Any cash paid in respect of Dissenting Shares shall be paid by the Company solely with its own funds, and the Company shall not be reimbursed therefor by Parent or any of its Subsidiaries, either directly or indirectly.

     Section 3.03 Exchange of Certificates. (a) Prior to the Effective Time, the Company shall select and appoint a commercial bank or trust company who shall be reasonably satisfactory to Parent to act as the paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of Certificates. At or prior to the Effective Time, Parent shall deposit with the Paying Agent for the benefit of the holders of shares of Company Common Stock immediately available funds in the amount of the aggregate Merger Consideration under Section 3.01(c) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Section 3.01(c) out of the Exchange Fund.

          (b) As soon as reasonably practicable after the Effective Time (but in no event more than three Business Days after the Effective Time), Parent shall instruct the Paying Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent (or affidavit of loss in lieu thereof in accordance with Section 3.08)) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof in accordance with Section 3.08) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall (A) pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or (B) establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is otherwise not applicable. Except as otherwise provided with respect to unpaid dividends and other distributions in Section 3.04, until surrendered as contemplated by this Section 3.03, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, as provided in this Agreement. No interest shall be paid or shall accrue on any Merger Consideration payable upon the surrender of any Certificate.

     Section 3.04 No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article III upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

     Section 3.05 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock six (6) months after the Effective Time shall be delivered to the Surviving Corporation and any holder of shares of Company Common Stock who has not theretofore complied with this Article III shall thereafter look only to Parent and the Surviving Corporation for payment of its claim for Merger Consideration.

     Section 3.06 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheatment or similar applicable Law.

     Section 3.07 Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided that: (a) such investments shall only be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (it being understood that any and all interest or income earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent); (b) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Agreement, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock in the amount of such losses; and (c) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement.

     Section 3.08 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 3.01(c) for the shares of Company Common Stock formerly represented thereby. When authorizing such payment of Merger Consideration in exchange therefor, Parent may, in its discretion thereof, require the owner of such lost, stolen or destroyed Certificate to make a reasonable undertaking to indemnify Parent or the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed, including the posting by such Person of a bond.

     Section 3.09 Adjustment to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event.

     Section 3.10 Withholding. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Stock Options, amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold under the Code or any provision of state, local or foreign Applicable Tax Law with respect to the making of such payment. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Capital Stock or Company Stock Options, as the case may be, in respect of whom such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in (i) any Filed Company SEC Document (excluding any disclosures set forth in any risk factor section or in any forward looking statements (whether or not specifically identified as such), including future operating results) (provided that this clause (i) shall not apply to Section 4.03) or (ii) in the Company Disclosure Schedule (it being understood that an item disclosed in one Section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to the Section of this Agreement that has the same number as such Section of the Company Disclosure Schedule and any other Section of this Agreement where the relevance of such item is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

     Section 4.01 Organization, Standing and Power. The Company and each of the Company Subsidiaries is validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite power and authority to own, lease or otherwise hold its properties and assets and to conduct its business as it is currently conducted, except for such failures to be in good standing or to have such power and authority, that, individually or in the aggregate, have not had or would not reasonably be likely to result in a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction in which the nature of its business or its ownership of its properties make such qualification necessary, except in such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. True and complete copies of the Company Charter and the Company Bylaws as in effect immediately prior to the date hereof have been made available to Parent.

     Section 4.02 Company Subsidiaries. The Persons listed in Section 1.01 of the Company Disclosure Schedule are the only Subsidiaries of the Company. The Company owns or has the right to acquire directly or indirectly each of the outstanding shares of capital stock of or a 100% ownership interest in, as applicable, each of the Company Subsidiaries, free and clear of all Liens. Each of the outstanding shares of capital stock of each of the Company Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Neither the Company nor any of the Company Subsidiaries has entered into any commitment, arrangement or agreement or are otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person, other than any such intercompany commitment, arrangement or agreement in the ordinary course of business consistent with past practice.

     Section 4.03 Capital Structure. The authorized capital stock of the Company consists of the following: (a) 100,000,000 shares of Company Common Stock, (b) 400,000 shares of Company Preferred Stock and (c) 500,000 shares of Company Special Preferred Stock. At the close of business on January 27, 2011, (i) 9,764,194 shares of Company Common Stock, no shares of Company Preferred Stock and no shares of Company Special Preferred Stock were issued and outstanding, (ii) 4,852,179 shares of Company Common Stock were held by the Company in its treasury or by a Company Subsidiary, (iii) 2,000,000 shares of Company Common Stock were reserved for issuance under the Company Option Plan (of which 36,300 shares of Company Common Stock were subject to outstanding Company Stock Options) and (iv) 203,086.861 shares of Company Common Stock were held by the trustee pursuant to the Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan. Except as set forth above, as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the OGCA, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or by which the Company is otherwise bound. The Company has made available to Parent a true and complete list, as of January 27, 2011, of all outstanding Company Stock Options or other rights to purchase or receive shares of Company Common Stock granted under the Company Option Plan or otherwise by the Company or any of the Company Subsidiaries, the number of shares of Company Common Stock subject thereto and the expiration dates, vesting schedules and exercise prices thereof. There is no Voting Company Debt issued or outstanding and the only rights outstanding under the Company Option Plan are Company Stock Options. Other than as contemplated by this Agreement and except for the Company Stock Options, there are no (A) options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (x) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (y) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of shares of Company Capital Stock, (B) outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary (other than open market purchases under the Employee Stock Ownership and Thrift Plan and the Associate Investment Club Stock Purchase Plan) or (C) voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party with respect to the voting or transfer of capital stock of the Company or any of the Company Subsidiaries.

     Section 4.04 Authorization; Validity of Agreement; Necessary Action. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action on the part of the Company other than the receipt of the affirmative vote by the holders of a majority of the outstanding shares of Company Common Stock to adopt this Agreement (the “Company Shareholder Approval”), and except for the Company Shareholder Approval in the case of the Merger, no other corporate action on the part of the Company is necessary to authorize the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and constitutes (assuming the due authorization, execution and delivery by Parent and Merger Sub) the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

          (b) The Company Board, acting upon the recommendation of the Special Committee, at a meeting duly called and held prior to execution of this Agreement, has unanimously: (i) approved and declared advisable this Agreement and the Merger; (ii) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its shareholders; (iii) resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement (the “Company Recommendation”); and (iv) directed that this Agreement be submitted to the holders of the Company Common Stock for their adoption at a meeting duly called and held for such purpose.

          (c) Assuming the accuracy of the representations and warranties contained in Section 5.06, the only vote of holders of any class or series of Company Capital Stock necessary to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement is the Company Shareholder Approval.

     Section 4.05 No Conflicts; Consents. The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby, including the Merger, and compliance with the terms hereof will not, conflict with, or require any consent or approval under, or result in any breach of or any loss of any benefit under, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (a) the Company Charter, the Company Bylaws or the comparable charter, bylaws or organizational documents of any Company Subsidiary, (b) any Material Contract or (c) subject to the filings and other matters referred to in the following sentence, any provision of any Order or Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the cases of clauses (b) or (c) above, any such items that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. No Consent of, from or with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, other than (i) compliance with and filings under the HSR Act and any required Foreign Competition Law filings, (ii) the filing with the SEC of such reports under Section 13 or Section 14 of the Exchange Act as may be required in connection with this Agreement and the Merger, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such other Consents as are set forth in Section 4.05 of the Company Disclosure Schedule and (v) such other Consents that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

     Section 4.06 SEC Documents; Financial Statements; Undisclosed Liabilities. (a) The Company has timely filed with or furnished to the SEC, as applicable, all Company SEC Documents. As of its respective date, each Company SEC Document (including any financial statements or schedules included therein) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

          (b) As of their respective dates, the Financial Statements complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, having been prepared in accordance with GAAP (except as may be indicated in the notes thereto and, in the case of unaudited statements, as permitted by Law) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments).

          (c) The Company has previously furnished or made available to Parent true and complete copies of the annual financial statement for the year ended December 31, 2009, and quarterly financial statements for each of the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, together with all exhibits and schedules thereto (collectively, the “Insurance Company Statements”), with respect to each of the Company Subsidiaries set forth in Section 4.06(c) of the Company Disclosure Schedule (the “Insurance Company Subsidiaries”), in each case as filed with the Governmental Entity charged with supervision of such Insurance Company Subsidiary in its jurisdiction of domicile. The Insurance Company Statements were prepared in all material respects in conformity with accounting standards and accounting practices prescribed or permitted by the Governmental Entity charged with supervision the applicable Insurance Company Subsidiary in its jurisdiction of domicile (“Applicable Accounting Principles”) applied on a consistent basis, except as may have been noted therein and present fairly, in all material respects, to the extent required by and in conformity with Applicable Accounting Principles, the financial condition of such Company Insurance Subsidiary at the respective dates and the results of operations, changes in capital and surplus and cash flows of such Insurance Company Subsidiary for each of the periods then ended.

          (d) The Company and the Company Subsidiaries have no liabilities, whether accrued, absolute, contingent or otherwise that would be required to be disclosed on a balance sheet prepared in accordance with GAAP, except liabilities (i) stated or reserved against in the Financial Statements, (ii) incurred in the ordinary course of business since December 31, 2009 or in connection with this Agreement or the Merger or in connection with the exploration of strategic alternatives announced by the Company on October 25, 2010 (including fees and expenses of advisors of the Company or the Special Committee), none of which would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect, (iii) under any Contract to which the Company or any Company Subsidiary is a party or by which any of them or their respective assets or properties are bound or (iv) that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company SEC Documents nor any obligations to enter into any such arrangements. As of December 31, 2010, the Company and the Company Subsidiaries, on a consolidated basis, had unrestricted cash and cash equivalents of approximately $47.8 million and outstanding Indebtedness of approximately $0.9 million.

     Section 4.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made in or omitted from the Proxy Statement relating to Parent or its Affiliates based on information supplied by Parent or its Affiliates for inclusion or incorporation by reference in the Proxy Statement.

     Section 4.08 Absence of Certain Changes or Events. Since September 30, 2010 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course of business. Since September 30, 2010, there has not been any change, event or effect that has had or would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. Since December 31, 2010 neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement without Parent’s consent, would constitute a breach of any of the covenants set forth in Section 6.01.

     Section 4.09 Taxes. (a) The Company and the Company Subsidiaries have: (i) prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) paid all material Taxes that are required to be paid or that the Company or any of the Company Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party; and (iii) not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of material Taxes or material Tax matters. There are not, to the Knowledge of the Company, any unresolved questions or claims concerning the Company’s or any of the Company Subsidiaries’ Tax liability that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. None of the Company or any Company Subsidiary has been a party to any distribution occurring during the last 30 months in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign Law) applied. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax law). The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii). Each contract, arrangement or plan of the Company that is a "nonqualified deferred compensation plan" (as defined for purposes of Section 409A(d)(1) of the Code) is in documentary and operational compliance with Section 409A of the Code and the applicable guidance issued thereunder in all material respects. The Company has no obligation to indemnify any Person for any Taxes imposed under Section 4999 or 409A of the Code.

          (b) Neither the Company nor any Company Subsidiary has engaged in any transaction that is the same as, or substantially similar to, a transaction which is a “reportable transaction” for purposes of Treasury Regulations Section 1.6011-4(b) (including any transaction which the IRS has determined to be a “listed transaction” for purposes of 1.6011-4(b)(2)), or would be reportable to a similar extent under any other provision of state, local, or foreign Tax Law. Neither the Company nor any Company Subsidiary has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than Tax Returns which include only the Company and any Company Subsidiary) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality for any taxable period for which the statute of limitations has not expired. Neither the Company nor any Company Subsidiary is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Tax Authority.

     Section 4.10 Benefit Plans. (a) Section 4.10 of the Company Disclosure Schedule contains a correct and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and each other material employee benefit plan, agreement, program or policy, which is sponsored or maintained by the Company or any of the Company Subsidiaries, to which the Company or any of the Company Subsidiaries is required to contribute, or with respect to which the Company or any of the Company Subsidiaries has any liability or potential liability. All such plans, agreements, programs, policies and arrangements, regardless of materiality, shall be collectively referred to as the “Company Plans.”

          (b) Each Company Plan has been established and complies and has been administered in form and operation, in all material respects, in accordance with its terms and applicable Laws. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS upon which it may rely as to its qualification under Section 401(a) of the Code, and nothing has occurred with respect to such plan that would reasonably be expected to adversely affect such qualification or result in material liability to the Company or the Company Subsidiaries. No non-exempt “prohibited transaction” (as such term is defined in ERISA Section 406 and Section 4975 of the Code) or breach of fiduciary duty has occurred with respect to any Company Plan for which the Company or any of its ERISA Affiliates may have any material liability.

          (c) With respect to any Company Plan (or the assets thereof), (i) no actions, suits or claims (other than routine claims for benefits), or, to the Knowledge of the Company, any audits or investigations, are pending or have been, to the Knowledge of the Company, threatened and (ii) to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such audits, investigations, actions, suits or claims (other than routine claims for benefits).

          (d) No Company Plan is subject to Title IV of ERISA, and neither the Company nor any ERISA Affiliate has any obligation or liability (including contingent liability) under or with respect to Title IV or Sections 302 of ERISA or Sections 412 of the Code.

          (e) Neither the Company nor any of its ERISA Affiliates has an obligation to contribute to, or any liability or obligation with respect to (i) a Multiemployer Plan, (ii) a Foreign Plan, or (iii) a plan, policy agreement or arrangement that provides for retiree or post-employment medical, life insurance or other welfare-type benefits (other than health continuation coverage required by Section 4980B of the Code for which the covered individual pays the full cost of coverage).

          (f) The consummation of the transactions contemplated by this Agreement alone, or in combination with any other event (where such event would not alone have an effect described in this sentence), will not give rise to any liability under any Company Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer, director, or other service provider of the Company or the Company Subsidiaries (whether current, former or retired) or their beneficiaries.

          (g) To the Knowledge of the Company, the Company and the Company Subsidiaries have appropriately classified persons who provide services as either employees or independent contractors for federal income tax, Company Plan participation, and all other purposes.

          (h) Neither the Company nor any Company Subsidiary have any material liability to persons who were not permitted to participate in a Company Plan due to their designation as an independent contractor. Each employee of the Company and the Company Subsidiaries has been properly classified as “exempt” or “non-exempt” under applicable Law.

          (i) The Company has made available to Parent: (i) copies of all material documents setting forth the terms of each Company Plan, including all amendments thereto and all related trust documents; (ii) the most recent annual report (Form Series 5500), if any, required under ERISA or the Code in connection with each Company Plan; (iii) the most recent actuarial reports (if applicable) for all Company Plans; (iv) the most recent summary plan description, if any, required under ERISA with respect to each Company Plan; (v) all material written contracts, instruments or agreements relating to each Company Plan, including administrative service agreements and group insurance contracts; (vi) the most recent IRS determination or opinion letter issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code.

     Section 4.11 Employment and Labor Matters. There is no labor strike, material labor dispute, material work stoppage or other material labor difficulty pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries. None of the employees of the Company or any of the Company Subsidiaries is covered by any collective bargaining agreement. To the Knowledge of the Company, no representation petition has been filed by an employee of the Company or any of the Company Subsidiaries or is pending before the National Labor Relations Board, and no union organizing campaign is in progress or has been threatened.

     Section 4.12 Litigation. Except for such Orders or Proceedings that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect, there are (a) no Orders to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound that require the performance of any material future obligation or that restrict or limit the Company’s operations in any material respect, and (b) no Proceedings pending and for which service of process has been made against the Company or any Company Subsidiary or, to the Knowledge of the Company, threatened or pending against the Company or any Company Subsidiary. Without limiting the foregoing, except as set forth on Section 4.12 of the Company Disclosure Schedule, (i) there is no Proceeding pending or, to the Knowledge of the Company, threatened and (ii) to the Knowledge of the Company there is no inquiry or investigation pending or threatened, in each case by any Governmental Entity against the Company or any of the Company Subsidiaries.

     Section 4.13 Compliance with Applicable Laws.

          (a) The businesses of the Company or any Company Subsidiary are, and since January 1, 2008 have been, conducted in compliance with all Laws applicable to the Company or such Company Subsidiary or by which any property, asset or right of the Company or such Company Subsidiary is bound, except for such noncompliance that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. Except for matters that, individually or in the aggregate, would not reasonably be likely to result in a Company Material Adverse Effect, (i) the Company is in material compliance with the applicable listing, corporate governance and other rules and regulations of the NYSE, (ii) each of the Company and each Company Subsidiary holds all Permits necessary for the lawful conduct of its business and the ownership, use, occupancy and operation of its assets and properties, (iii) the Company and each Company Subsidiary is in compliance with the terms of such Permits, and (iv) no such Permit shall cease to be effective as a result of the transactions contemplated by this Agreement.

          (b) Except for matters that, individually or in the aggregate, would not reasonably be likely to result in a Company Material Adverse Effect, since January 1, 2008 neither the Company, any Company Subsidiary, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary has, in the course of its actions for, or on behalf of, any of them used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity.

     Section 4.14 Contracts. (a) As of the date hereof, neither the Company nor any of the Company Subsidiaries is a party to or bound by any Contract (i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S–K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Documents filed prior to the date hereof, (ii) that contains a non–compete or client or customer non–solicit requirement or other provision that materially restricts the conduct of, or the manner of conducting, any line of business material to the Company and the Company Subsidiaries, taken as a whole, or, to the Knowledge of Company, upon consummation of the Merger could materially restrict the ability of Parent, the Surviving Company or any of their respective Subsidiaries to engage in any material line of business and, in each case, that is material, (iii) that obligates Company or any of the Company Subsidiaries to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Company or any of their respective Subsidiaries to conduct business with any third party on an exclusive or preferential basis, and in each case, that is material, (iv) the absence of which would reasonably be likely to result in a Company Material Adverse Effect, (v) would prohibit or materially delay the consummation of the Merger or otherwise impair the ability of the Company to perform its obligations hereunder, (vi) requires or is reasonably likely to require either (x) annual payments from Third Parties to the Company and the Company Subsidiaries of at least $500,000 in the aggregate or (y) annual payments from the Company and Company Subsidiaries to Third Parties of at least $500,000 in the aggregate except, in the case of each of the foregoing clauses (x) and (y), for Contracts that provide for payments to attorney providers or the payment of commissions, (vii) involves any directors, executive officers (as such term is defined in the Exchange Act) or 5% shareholders of the Company or any of their Affiliates (other than the Company or any Company Subsidiary) or immediate family members; or (viii) contains any covenant granting “most favored nation” status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation and/or their respective Subsidiaries or Affiliates. Each Contract described in the immediately preceding sentence being a “Material Contract”.

          (b) Except as would not reasonably be likely to result in a Company Material Adverse Effect, (i) each Material Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Company Subsidiary in accordance with its terms; (ii) to the Knowledge of the Company, each Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms; (iii) since January 1, 2008 neither the Company nor any Company Subsidiary has received any written claim of default under any Material Contract; (iv) no condition exists or event has occurred which (whether with or without notice or lapse of time or both) would result in a breach or violation of, or constitute a default by the Company or a Company Subsidiary or, to the Knowledge of the Company, any other party thereto under any Material Contract or result (other than due to consummation of the Merger) in a right of termination of any Material Contract; and (v) since January 1, 2008 the Company has not received any written notice from any other party to any Material Contract, and otherwise has no Knowledge that such Third Party intends to terminate, or not renew any Material Contract, or is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect. True and correct copies of all Material Contracts have been either publicly filed with the SEC or made available to Parent by the Company.

     Section 4.15 Intellectual Property.

          (a) Section 4.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the following that are owned by the Company or any Company Subsidiary (identifying for each, the owner): (i) all patents, (ii) all Internet domain names, (iii) all registered trademarks, service marks and trade names, (iv) all registered copyrights and (v) all applications for registration with respect to any of the foregoing. The Company or a Company Subsidiary (x) solely owns or (y) otherwise has the right to use pursuant to a valid written license agreement, all Intellectual Property Rights that are material for the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, free and clear of Liens (other than Permitted Liens) (the “Company Intellectual Property Rights”).

          (b) Section 4.15(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Contracts to which the Company or a Company Subsidiary is a party under which any Person grants or has been granted a license or other right or any covenant not to sue, with respect to any Intellectual Property Rights (other than licenses for commercially available off-the-shelf software applications with a replacement value and/or annual license fee of less than $15,000).

          (c) No written claims have been made within the past three (3) years or are presently pending and, to the Knowledge of the Company, no other claims have been made or threatened, in each case, with regard to, or challenging, the ownership or use by or on behalf of the Company or any of the Company Subsidiaries or the validity or enforceability of any of their respective Intellectual Property Rights that are material to the conduct of the business of the Company or any of the Company Subsidiaries.

          (d) The conduct of the respective businesses of the Company and the Company Subsidiaries has not infringed, misappropriated or otherwise conflicted with any Intellectual Property Rights of any Person, except for such infringement, misappropriation or conflict that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. No written claims have been made within the past three (3) years or are presently pending and, to the Knowledge of the Company, no other claims have been made or threatened, in each case, that the conduct of the Company’s or any of the Company Subsidiaries’ respective businesses as currently conducted has infringed, misappropriated or otherwise violated any of the Intellectual Property Rights of any Person.

          (e) As of the date of this Agreement, to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Rights that are material to the conduct of the business of the Company or any of the Company Subsidiaries.

          (f) The consummation of the Merger will not: (i) result in the breach, modification, cancellation, termination or suspension of any agreement for any Intellectual Property Rights that are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole, that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect; or (ii) result in the loss or impairment of the Company’s or the Company Subsidiaries’ ownership or right to use any Intellectual Property Rights that are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole, that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

          (g) The Company and the Company Subsidiaries have taken reasonable actions to maintain and protect all of the Company Intellectual Property Rights, including the secrecy, confidentiality and value of trade secrets and other confidential information.

          (h) Each of the Company and the Company Subsidiaries is, and for the past three (3) years has in all material respects been, in compliance with its posted privacy policies. During the past three (3) years, there have not been any material incidents of data security breaches or any written complaints with respect to the Company or any of the Company Subsidiaries by any Governmental Entity or any other Person regarding the collection, use, storage, distribution, transfer, import, export, disclosure or other disposition of any personal information and none is pending, and, to the Knowledge of the Company, none is threatened.

          (i) In the past eighteen (18) months, there has not been any material failures with respect to any of the computers and computer systems (including computer programs, operating systems, applications, firmware and software) that are owned by or under the control of the Company or any of the Company Subsidiaries in connection with the conduct of their respective businesses that has not been remedied in all material respects. The Company maintains commercially reasonable back-up systems, security, disaster recovery and business continuity plans, procedures and facilities.

     Section 4.16 Title to Properties. Each of the Company and the Company Subsidiaries has good title to, or valid leasehold interests in, all its properties and other assets except for such as are no longer used or useful in the conduct of its business and except for defects in title, restrictive covenants and similar encumbrances that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. All such properties and other assets, other than properties and other assets in which the Company or any of the Company Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Permitted Liens and Liens that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. Each of Parent, Merger Sub and the Company acknowledge and agree that the representations and warranties set forth in this Section 4.16 shall not apply to (a) Intellectual Property Rights (the sole and exclusive representations and warranties with respect to Intellectual Property Rights that relate to the subject matter of this Section 4.16 being set forth in Section 4.15) or (b) Owned Real Property (the sole and exclusive representations and warranties with respect to Owned Real Property that relate to the subject matter of this Section 4.16 being set forth in Section 4.23(a)).

     Section 4.17 Environmental Matters. Except for those matters that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, and holds, and has held, and is and has been in compliance with all Permits required under applicable Environmental Laws, (ii) there is no investigation, suit, claim, Order or Proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or any of the Company Subsidiaries which could reasonably be expected to result in the Company or any of the Company Subsidiaries incurring Environmental Liabilities, (iii) neither the Company nor any of the Company Subsidiaries has received any written notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under any Environmental Law, (iv) to the Knowledge of the Company no facts, circumstances or conditions exist with respect to the Company or any of the Company Subsidiaries or any property currently or formerly owned, operated or leased by the Company or any of the Company Subsidiaries or any other property, including any property to or at which the Company or any of the Company Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials, that would reasonably be expected to result in the Company or any the Company Subsidiaries incurring Environmental Liabilities (v) none of the transactions contemplated hereby requires notice to or approval of any Governmental Entity with jurisdiction over Environmental Laws and (vi) the Company has provided to Parent all environmental audits, assessments, and reports and other material environmental documents relating to the Owned Real Property that are in its possession or under its control and were prepared since January 1, 2004.

     Section 4.18 Brokers. No broker, investment banker, financial advisor or other Person, other than Berenson & Company, LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

     Section 4.19 Opinion of Financial Advisor. The Special Committee has received the opinion of Berenson & Company, LLC, dated the date of this Agreement, that, as of such date, and subject to the limitations, qualifications and assumptions set forth in such opinion, the consideration to be received in the Merger by the Company’s shareholders is, in the opinion of such advisor, fair to the Company’s shareholders from a financial point of view.

     Section 4.20 State Takeover Statutes. The Company Board has taken all actions necessary so that the provisions of Section 1090.3 of the OGCA and any “takeover”, “moratorium”, “fair price”, “control share” or other anti-takeover regulations enacted under any Law applicable to the Company are not applicable to this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.21 [Reserved]

     Section 4.22 Internal Controls.

          (a) The Company maintains a “system of internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act) in compliance with the Exchange Act.

          (b) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act) in compliance with the Exchange Act.

          (c) There are no outstanding loans or other extensions of credit made by the Company or any of the Company Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

     Section 4.23 Real Property.

          (a) Section 4.23(a) of the Company Disclosure Schedules sets forth the address and description of each Owned Real Property. With respect to each Owned Real Property: (i) the Company or Subsidiary (as the case may be) has good and marketable title to such Owned Real Property, free and clear of all Liens, except Permitted Liens, (ii) except as set forth in Section 4.23(a) of the Company Disclosure Schedules, the Company or Subsidiary has not leased such Owned Real Property or any portion thereof; and (iii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Company Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

          (b) Section 4.23(b) of the Company Disclosure Schedules sets forth the address of each Leased Real Property and a true and complete list of all Leases for each such Leased Real Property. The Company has delivered to Parent a true and complete copy of each such Lease (including all amendments, renewals and guaranties with respect thereto). Except as set forth in Section 4.23(b) of the Company Disclosure Schedules and as would not reasonably be likely to result in a Company Material Adverse Effect, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Company nor the applicable Company Subsidiary nor, to the Knowledge of the Company, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination or modification of, or acceleration of rent under, such Lease, and (iii) neither the Company nor the applicable Company Subsidiary has subleased such Leased Real Property or any portion thereof.

     Section 4.24 Insurance. Section 4.24 of the Company Disclosure Schedule sets forth a list of all material insurance policies maintained by the Company or any Company Subsidiary. Except for matters that, individually or in the aggregate, are not reasonably be likely to result in a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) and all premiums due and payable thereon have been paid; and (b) neither the Company nor any Company Subsidiary is in breach or default of any of the insurance policies, and neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. Except for matters that, individually or in the aggregate, are not reasonably be likely to result in a Company Material Adverse Effect, the Company has not received any written notice of termination or cancellation or denial of coverage with respect to any insurance policy.

     Section 4.25 Affiliate Transactions. To the Knowledge of the Company, there are no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Filings filed prior to the date hereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the Parent Disclosure Schedule (it being understood that an item disclosed in one Section of the Parent Disclosure Schedule shall be deemed to be disclosed with respect to the Section of this Agreement that has the same number as such Section of the Parent Disclosure Schedule and any other Section of this Agreement where the relevance of such item is reasonably apparent), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     Section 5.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to own, lease or otherwise hold its properties and assets and conduct its business as it is currently conducted, except for such failures to be so organized, existing or in good standing, or to have such power and authority that would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect.

     Section 5.02 Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent. Since the date of its incorporation, each of Parent and Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Each of Parent and Merger Sub was formed solely for purposes of engaging in the transactions contemplated hereby.

     Section 5.03 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Parent and/or Merger Sub, as the case may be, pursuant to or in connection with this Agreement and to consummate the transactions contemplated hereby, including the Merger. The Board of Directors of Merger Sub (the “Merger Sub Board”) has adopted a resolution approving, and declaring the advisability of, this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly authorized by the Board of Directors of Parent (the “Parent Board”) and the Merger Sub Board and no other corporate action on the part of Parent or Merger Sub or any other Person is necessary to authorize this Agreement or the consummation of the Merger. This Agreement, assuming due and valid authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, as the case may be, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

     Section 5.04 No Conflicts; Consents. The execution and delivery by each of Parent and Merger Sub of this Agreement, do not, and the consummation of the transactions contemplated hereby, including the Merger, and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under any provision of (a) the certificate of incorporation or bylaws or comparable organizational documents of Parent or Merger Sub, (b) any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound or (c) subject to the filings and other matters referred to in the following sentence, any Order or Law applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect. No Consent of, from or with any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger, other than (i) compliance with and filings under the HSR Act and any required Foreign Competition Law filings, (ii) the filing with the SEC of such reports under Sections 13 and Section 14 of the Exchange Act as may be required in connection with this Agreement and the Merger, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma and (iv) such other items as are set forth in Section 5.04 of the Parent Disclosure Schedule.

     Section 5.05 Financing. Parent and Merger Sub have delivered to the Company a true and complete copy of the debt commitment letter, dated as of January 21, 2011, from Macquarie Capital (USA) Inc. and MIHI LLC (the “Debt Financing Commitment”), regarding the amounts set forth therein for the purposes of financing the Merger and the other transactions contemplated by this Agreement and related fees and expenses (the “Debt Financing”). Parent and Merger Sub have delivered a true and complete copy of the equity commitment letter, dated as of the date of this Agreement, from the MidOcean Partners III, L.P. and its affiliated investment funds (the “Equity Financing Commitment” and together with the Debt Financing Commitment, the “Financing Commitments”), regarding the proposed equity investments set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). The Financing Commitments, in the forms so delivered, are in full force and effect and are legal, valid and binding obligations of Parent and Merger Sub and, to the Knowledge of Parent, the other parties thereto. The Financing Commitments have not been amended or modified prior to the date of this Agreement, no such amendment or modification is contemplated, and the commitment contained in the Financing Commitments have not been withdrawn or rescinded in any respect. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub or, to the Knowledge of Parent, any other party thereto under any term or condition of the Financing Commitments; provided that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article IV. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than as expressly set forth in the Financing Commitments. Parent has fully paid, or will fully pay when due, any and all commitment and other fees required to be paid in connection with the Financing Commitments. Assuming (i) the accuracy of Section 4.03 (except to a de minimis extent), (ii) the accuracy of all other representations and warranties set forth in Article IV in all material respects and (iii) the performance by the Company in all material respects of its obligations under Section 6.01, and that the Financing Commitments are fully funded, including the funding in full of the term loan in the amount of $410,000,000 under the Debt Financing, the net proceeds of the Financing, together with the unrestricted cash or cash equivalents available to the Company, will be sufficient for the Parent and Merger Sub to pay the aggregate Merger Consideration and to pay all of the fees and expenses relating to the consummation of the Merger and the other transactions contemplated hereby. As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Financing Commitments; provided that Parent is not making any representation regarding the accuracy of the representations and warranties set forth in Article IV, or compliance by the Company of its obligations hereunder.

     Section 5.06 Ownership of Company Common Stock; Section 1090.3 of the OGCA. As of the date of this Agreement, neither Parent nor Merger Sub or any of their respective Subsidiaries or Affiliates owns, of record or beneficially, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, borrowing, voting or disposing of, directly or indirectly, shares of Company Common Stock. Neither Parent nor Merger Sub is, and at no time during the last three years has been, an “interested shareholder” of the Company as defined in Section 1090.3 of the OGCA.

     Section 5.07 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Merger Sub with respect to statements made in or omitted from the Proxy Statement relating to the Company or its Affiliates based on information supplied by Company for inclusion or incorporation by reference in the Proxy Statement.

     Section 5.08 Brokers. No broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

     Section 5.09 Litigation. Except for such Orders or Proceedings that would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect, there are (a) no continuing Orders to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, and (b) no Proceedings pending and for which service of process has been made against Parent or any Subsidiary of Parent or, to the Knowledge of Parent, threatened or pending against Parent or any Subsidiary of Parent.

     Section 5.10 Interests in Competitors. Neither Parent nor Merger Sub owns any interest(s), nor do any of their respective Affiliates insofar as such Affiliate-owned interests would be attributed to Parent or Merger Sub under the HSR Act or any Foreign Competition Law, in any Person that derives a substantial portion of its revenues from a line of business within the principal lines of business of the Company or any Company Subsidiary.

     Section 5.11 WARN Act. Neither Parent nor Merger Sub is planning or contemplating, and neither of Parent nor Merger Sub has made or taken, any decisions or actions concerning employees of the Company and the Company Subsidiaries after the Closing that would require the service of notice under The Worker Adjustment and Retraining Notification Act or similar Laws.

     Section 5.12 Guarantee. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Guarantee. The Guarantee is in full force and effect and is a valid, binding and enforceable obligation of each of the Guarantors and no event has occurred, that, with or without notice, lapse of time or both, would constitute a default on the part of any of the Guarantors under the Guarantee.

     Section 5.13 Management Agreements. Except as set forth on Section 5.13 of the Parent Disclosure Schedule, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Surviving Corporation after the Effective Time.

     Section 5.14 Solvency. Neither Parent nor Merger Sub is entering into the Merger with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, the Company or the Surviving Corporation. To the Knowledge of the Parent, based on information available to the Parent as of the date of this Agreement, immediately after giving affect to the Merger, including the Financing, and the payment of the aggregate Merger Consideration and any other repayment or financing of debt that may be contemplated in the Debt Financing Commitment, assuming (a) satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger as set forth herein and (b) any estimates, projections or forecasts of the Company and the Company Subsidiaries provided to Parent and Merger Sub have been prepared in good faith based upon assumptions that were and continue to be reasonable as of the Closing, the Surviving Corporation (i) as of such date will be able to pay its existing debts, together with any other debts it intends to incur as of or after the Closing, as they become due and shall own as of such date property having a fair saleable value greater than the amount of its debts; and (ii) shall not have, as of such date, unreasonably small capital to carry on its business.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 6.01 Conduct of Business. From the date of this Agreement until the Effective Time, the Company shall and shall cause each Company Subsidiary to (i) conduct its business in the ordinary course of business and (ii) use its reasonable best efforts to (A) keep available the services of the current officers, key employees and consultants of the Company and each Company Subsidiary and (B) to preserve the current relationships of the Company and each Company Subsidiary with each of the customers, suppliers and other Persons with whom the Company or any Company Subsidiary has business relations. Except for matters expressly contemplated by this Agreement or disclosed in Section 6.01 of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent (which consent, except for clauses (a), (b) and (j) and, to the extent relating to any of the foregoing clauses, clause (u) below, shall not be unreasonably withheld, conditioned or delayed):

          (a) (i) declare, set aside, establish a record date for, or pay any dividends on, or make any other distributions (whether payable in cash, stock property or a combination thereof) in respect of, any of its capital stock, other than dividends and distributions by a wholly-owned domestic Company Subsidiary to its parent or enter into any agreement with respect to the voting of its capital stock, (ii) split, combine, reclassify, or subdivide any of its capital stock or other Equity Interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other Equity Interests, (iii) purchase, redeem, or otherwise acquire or offer to acquire, directly or indirectly, any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other Equity Interests or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or dissolution;

          (b) issue, deliver, sell, pledge, transfer, encumber, grant or otherwise dispose, or authorize, propose or agree to the issuance, delivery, sale, pledge, transfer, encumbrance, grant or disposition of (i) any shares of its capital stock or other Equity Interests, (ii) any Voting Company Debt or other voting securities, (iii) any securities convertible into or exchangeable for, or any options, warrants, calls, commitments or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (iv) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than issuances upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

          (c) amend its certificate of incorporation, bylaws or other organizational documents;

          (d) acquire or agree to acquire by merging or consolidating with, or, by purchasing the assets of, or by any other manner, any business or any Person or division thereof or, other than in the ordinary course of business, acquire or agree to acquire any other assets;

          (e) except as required pursuant to existing agreements or Company Plans, (i) grant to any employee, director or other service provider of the Company or any Company Subsidiary any increase in compensation or employee benefits (other than in the ordinary course of business), (ii) grant to any present or former employee, officer, director or other service provider of the Company or any Company Subsidiary any severance or termination pay, or (iii) enter into or amend any employment, consulting, indemnification, severance or termination agreement with any such present or former employee, officer, director or other service provider;

          (f) (i) establish, adopt, enter into or amend in any material respect any Company Plan except as required by applicable Law, (ii) except as required under the term of any Company Plan, take any action to accelerate any material rights or benefits under any Company Plan, (iii) loan or advance money or other property to any present or former employee, director or other service provider of the Company or any Company Subsidiary, (iv) grant or announce any new, or amend any existing, Company Stock Option or other incentive award or enter into any agreement under which any Company Stock Option or other incentive award would be required to be issued, or (v) hire any new employees, unless such hiring is in the ordinary course of business consistent with past practice and is with respect to employees having an annual base salary and incentive compensation opportunity not to exceed $100,000;

          (g) make any change in accounting methods, principles or practices, except insofar as may be required by GAAP or as may be required as a result of a change in applicable Law;

          (h) make or agree to make any new capital expenditure or expenditures that are, in the aggregate, in excess of $1,500,000 per fiscal quarter;

          (i) change any method of material Tax accounting, failure to pay Taxes when they become due and payable, make or change any material Tax election, file any material amended Tax Return settle or compromise any material Tax liability or refund, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes (other than extensions or waivers agreed in the ordinary course of business), or enter into any closing agreement with respect to any material Tax or surrender any material right to claim a Tax refund;

          (j) redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of any Indebtedness other than indebtedness with respect to borrowed money and debt securities in the aggregate amount of up to $250,000;

          (k) grant any Lien on any of its assets, other than Liens granted in connection with any indebtedness permitted under this Section 6.01;

          (l) sell, transfer, lease, license, sublicense, abandon, assign or otherwise dispose of (including, by merger, consolidation, or sale of stock or assets) any entity, business, assets, rights or properties (including Intellectual Property Rights) of the Company or any Company Subsidiary having a current value in excess of $500,000 in the aggregate (other than non-exclusive licenses in the ordinary course of business);

          (m) enter into any new business segment;

          (n) pay, discharge, settle or satisfy any material claims or obligations (absolute, accrued, contingent or otherwise), other than (i) performance of contractual obligations in accordance with their terms, (ii) payment, discharge, settlement or satisfaction in the ordinary course of business or (iii) payment, discharge, settlement or satisfaction in accordance with their terms, of claims, liabilities or obligations that have been (x) disclosed in the most recent financial statements of the Company filed with the SEC immediately prior to the date hereof to the extent of such disclosure or (y) incurred since the date of such financial statements in the ordinary course of business;

          (o) settle, release, waive or compromise any pending or threatened Proceeding of or against the Company or any of the Company Subsidiaries (A) for an amount in excess of $250,000 in the aggregate, (B) entailing the incurrence of (x) any obligation or liability of the Company in excess of such amount, including costs or revenue reductions, or (y) obligations that would impose any material restrictions on the business or operations of the Company or any of the Company Subsidiaries, or (C) that is brought by any current, former or purported holder of any capital stock or debt securities of the Company or any Company Subsidiary relating to the transactions contemplated by this Agreement;

          (p) other than in the ordinary course of business, (A) enter into, terminate or materially amend or modify any Material Contract or Contract that, if in effect on the date hereof, would have been a Material Contract, or (B) waive any material default under, or release, settle or compromise any material claim against the Company or liability or obligation owing to the Company under any Material Contract;

          (q) voluntarily cancel, terminate or fail to renew (in a form and amount consistent with past practice) material insurance policies covering the Company and the Company Subsidiaries and their respective properties, assets and businesses;

          (r) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger or any merger or consolidation among wholly-owned Subsidiaries of the Company);

          (s) establish, adopt, enter into or amend in any material respect any Associate Compensation Plan;

          (t) make any loans or advances (excluding normal advance commission payments) to (i) any employee, director, or officer, or (ii) any sales associate, or other Person that sells membership interests for or on behalf of the Company or any Company Subsidiary; or

          (u) authorize any of, or commit or agree to take any of, the foregoing actions or enter into any letter of intent (binding or non-binding) or similar agreement or arrangement with respect to any of the foregoing actions.

          Notwithstanding the foregoing or any other provision of this Agreement, nothing shall prevent the Company from engaging in or causing intercompany transactions involving the Company and/or the Company Subsidiaries.

     Section 6.02 Alternative Transactions. (a) Except as otherwise permitted by this Section 6.02, from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any of the Company Subsidiaries, or any director, officer or employee of the Company or any Company Subsidiary or any investment banker, attorney or other advisor or representative retained by it or any of the Company Subsidiaries to, directly or indirectly, (i) initiate, solicit, propose or knowingly encourage (including by providing information), or take any other action to knowingly facilitate, any Alternative Transaction Proposal, or any inquiries or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an Alternative Transaction Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or provide access to any Person any information or data concerning the Company or any Company Subsidiary with respect to, any Alternative Transaction Proposal (except to disclose the existence of the provisions of this Section 6.02) or any proposal or offer that could reasonably be expected to lead to an Alternative Transaction Proposal, (iii) grant any waiver, amendment or release under any standstill or confidentiality agreement or Takeover Statutes, (iv) approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Alternative Transaction Proposal, or that contradicts this Agreement or requires the Company to abandon this Agreement; or (v) resolve, propose, commit or agree to do any of the foregoing. The Company shall, and shall cause each of the Company Subsidiaries to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Transaction Proposal. The Company shall promptly inform the Company Representatives of the Company’s obligations under this Section 6.02. The Company shall immediately terminate electronic access to the Company’s electronic datasite located on www.intralinks.com for each Person other than Parent and its Representatives.

          (b) Until the Effective Time, promptly (but in any event within two (2) Business Days) after receipt of any Alternative Transaction Proposal or any request for nonpublic information or any inquiry relating to any Alternative Transaction Proposal, the Company shall provide Parent with a copy of such Alternative Transaction Proposal (if in writing) and any written amendments, changes, modifications, supplements, or additions thereto. The Company shall keep Parent reasonably informed on a current basis (and in any event within 24 hours of the occurrence of any material changes, developments, discussions or negotiations) of the status of any such Alternative Transaction Proposal (including the material terms and conditions thereof and any material modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation.

          (c) Notwithstanding anything to the contrary contained in this Section 6.02, if the Company has otherwise complied with its obligations under this Section 6.02, but only prior to the receipt of the Company Shareholder Approval, in the event that the Company receives an unsolicited, bona fide Alternative Transaction Proposal from any Person, the Company may, subject to compliance with this Section 6.02(c) (i) furnish or provide access to information or data to the Person making such Alternative Transaction Proposal with respect to the Company or the Company Subsidiaries; provided that the Company has received from the Person so requesting the information an executed Acceptable Confidentially Agreement (it being understood that the Company shall promptly make available to Parent and Merger Sub any written material non-public information concerning the Company or the Company Subsidiaries that is provided to any Person pursuant to this Section 6.02(c)(i) to the extent such information was not previously made available to Parent or Merger Sub) and (ii) engage in or otherwise participate in any discussions or negotiations with such Person and its Representatives with respect to such Alternative Transaction Proposal; provided, that prior to taking any action described in Section 6.02(c)(i) or Section 6.02(c)(ii) above, (x) the Company Board or the Special Committee shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Laws, and (y) the Company Board or the Special Committee shall have determined in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such Alternative Transaction Proposal could reasonably be expected to lead to a Superior Proposal.

          (d) Except as set forth in Section 6.02(e) or Section 6.02(f), neither the Company Board nor the Special Committee shall (i) change, withhold, withdraw, qualify or modify, or publicly propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation, (ii) fail to make or fail to include the Company Recommendation in the Proxy Statement, (iii) make any recommendation or public statement in connection with a tender offer or exchange offer that affirmatively supports such offer or (iv) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the shareholders, any Alternative Transaction Proposal (any action described in clauses (i) through (iv), a “Company Adverse Recommendation Change”), or (v) cause or permit the Company or any Company Subsidiary to enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or similar agreement (other than any Acceptable Confidentiality Agreement entered into in accordance herewith) (an “Alternative Transaction Agreement”) relating to any Alternative Transaction Proposal.

          (e) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Shareholder Approval, if the Company Board or the Special Committee determines, in good faith, that a bona fide Alternative Transaction Proposal that did not result from a breach of this Section 6.02 is a Superior Proposal (to the extent that such Alternative Transaction Proposal has not been withdrawn), the Company Board or the Special Committee may, in response to a Superior Proposal, effect a Company Adverse Recommendation Change with respect to such Superior Proposal or authorize the Company to terminate this Agreement to enter into an Alternative Transaction Agreement with respect to such Superior Proposal, only if:

     (i) the Company Board or the Special Committee determines in good faith, after consultation with an independent financial advisor and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable Laws;

     (ii) [Reserved];

     (iii) (A) the Company shall have provided prior written notice to Parent at least three (3) Business Days in advance (the “Notice Period”), to the effect that the Company Board or the Special Committee has resolved to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to this Section 6.02(e), which notice shall specify the identity of the party making the Superior Proposal, the material terms thereof and unredacted copies of the relevant material transaction documents relating to such Superior Proposal (including debt and equity commitment letters and guarantees); and (B) prior to effecting such Company Adverse Recommendation Change or termination, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Alternative Transaction Proposal would cease to constitute a Superior Proposal; provided, that in the event of any material revisions to the Alternative Transaction Proposal that the Company Board or the Special Committee has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.02(e)(iii) with respect to such new written notice (it being understood and agreed that (x) in such event the Notice Period shall be two (2) Business Days and (y) in no event shall any such additional two-Business-Day Notice Period be deemed to shorten the initial three-Business-Day Notice Period); and

     (iv) if the Company Board or the Special Committee authorizes terminating this Agreement or entering into an Alternative Transaction Agreement with respect to a Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 9.01(d)(i), including the payment of the Company Termination Fee in accordance with Section 9.02(b).

          (f) Notwithstanding anything to the contrary herein, prior to the time the Company Shareholder Approval is obtained, but not after, the Company Board or the Special Committee may withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, in a manner adverse to Parent, the Company Recommendation in response to an Intervening Event (“Change of Recommendation”) if the Company Board or the Special Committee has determined in good faith, after consultation with independent financial advisors and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that prior to taking such action, (x) the Company Board or the Special Committee has given Parent at least three (3) Business Days’ prior written notice of its intention to take such action and a description of the Intervening Event, (y) the Company has negotiated, and has caused its financial and legal advisors to negotiate, in good faith with Parent during such notice period to the extent Parent desires to negotiate, to enable Parent to revise the terms of this Agreement, in such a manner as would obviate the need for taking such action as a result of an Intervening Event and (z) following the end of such notice period, the Company Board or the Special Committee shall have considered in good faith any changes to this Agreement, proposed in writing by Parent, and shall have determined in good faith, after consultation with independent financial advisors and outside legal counsel, that failure to effect a Change of Recommendation in response to an Intervening Event still would be inconsistent with its fiduciary duties under applicable Law.

          (g) No Company Adverse Recommendation Change or Change of Recommendation shall change the approval of the Company Board for purposes of causing any Takeover Statute to be inapplicable to the transactions contemplated by this Agreement.

          (h) Nothing contained in this Section 6.02 shall prohibit the Company from taking and disclosing to its shareholders with regard to an Alternative Transaction Proposal a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company’s shareholders if, in the good faith judgment of each of the Company Board and the Special Committee, failure to so disclose would be inconsistent with their obligations under applicable Law; provided that the Company Board and the Company shall not recommend that the shareholders of the Company tender their shares in connection with any tender offer or exchange offer (or otherwise approve or recommend any Takeover Proposal) unless the requirements of Section 6.2(e) and Section 6.2(f) shall have been satisfied.

          (i) For purposes of this Agreement:

     (i) “Alternative Transaction Proposal” means any inquiry, offer or proposal relating to (i) the acquisition of twenty (20) percent or more of the Equity Interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary of the Company) representing, directly or indirectly, twenty (20) percent or more of the net revenues, net income or total assets of the Company and the Company Subsidiaries, taken as a whole, (iii) any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of the Company Subsidiaries pursuant to which any person or group (or the shareholders of any person) would own, directly or indirectly, twenty (20) percent or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity or (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty (20) percent or more of the outstanding shares of Company Common Stock and any other voting securities of the Company, in each case, other than the Merger and the transactions contemplated by this Agreement.

(ii) “Superior Proposal” means any bona fide written Alternative Transaction Proposal that is not solicited or received in violation of Section 6.02 that the Special Committee or Company Board has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s shareholders than the transaction contemplated by this Agreement (including any changes to the terms of this Agreement proposed by Parent to the Company in writing in response to such proposal or otherwise); provided, that for purposes of the definition of “Superior Proposal”, the references to “twenty (20) percent” in the definition of Alternative Transaction Proposal shall be deemed to be references to “fifty (50) percent.”

ARTICLE VII

ADDITIONAL AGREEMENTS

     Section 7.01 Company Shareholders Meeting. As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC and the completion of any process with respect to an Alternative Transaction Proposal that is then ongoing pursuant to Section 6.02, the Company, acting through the Company Board (as applicable), shall take all action necessary to establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholders Meeting”) including, (a) not more than five (5) Business Days after the Proxy Statement has been cleared by the SEC, mailing the Proxy Statement to the holders of Company Common Stock as of the record date established for the Company Shareholders Meeting (subject to completion of any process with respect to an Alternative Transaction Proposal that is then ongoing pursuant to Section 6.02) and (b) holding the Company Shareholders Meeting as promptly as practicable after the date of mailing (but in any event within thirty-five (35) days thereafter (subject to completion of any process with respect to an Alternative Transaction Proposal that is then ongoing pursuant to Section 6.02)) of the Proxy Statement to consider and vote upon the adoption of this Agreement and the Merger; provided that the Company may postpone or adjourn the Company Shareholders Meeting (i) with the consent of Parent (not to be unreasonably withheld, delayed or conditioned), (ii) for the absence of a quorum, (iii) to allow additional time for the preparation, filing and mailing of any supplemental or amended disclosure which the Company Board has determined is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Company Shareholders Meeting or (iv) if the Company has provided a written notice to Parent pursuant to Section 6.02(e) or Section 6.02(f) and the deadline contemplated under such Section (as applicable) with respect to such notice has not been reached. In addition to and notwithstanding the foregoing, Parent may require the Company to adjourn or postpone the Company Shareholders Meeting one (1) time. The Company shall (i) advise Parent as Parent may reasonably request, and at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Shareholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Shareholder Approval and (ii) except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change in accordance with Section 6.02(e) or a Change of Recommendation in accordance with Section 6.02(f), (A) include in the Proxy Statement the Company Recommendation and (B) use its reasonable best efforts to obtain the Company Shareholder Approval. At such Company Shareholders Meeting, the Company shall, through the Company Board or any committee thereof, make the Company Recommendation, except as provided in the immediately succeeding sentence. Unless this Agreement is validly terminated in accordance with Article IX, the Company shall establish a record date for, duly call, give notice of, convene and hold a Company Shareholders Meeting at which it shall submit this Agreement to its shareholders even if the Company Board shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected a Company Adverse Recommendation Change or Change of Recommendation or proposed or announced any intention to do so. The Company shall in no event propose, recommend or allow to be included at such Company Shareholders Meeting a proposal for the shareholders to act on any Alternative Transaction Proposal or Superior Proposal, and the Company shall not permit the shareholders to propose any business to be transacted at such Company Shareholders Meeting.

     Section 7.02 Proxy Statement, SEC Comments and Information Supplied.

          (a) As promptly as reasonably practicable following the date of this Agreement (and in any event within fifteen (15) Business Days after the date hereof) (subject to completion of any process with respect to an Alternative Transaction Proposal that is then ongoing pursuant to Section 6.02), the Company shall prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the adoption of this Agreement by the holders of the Company Common Stock at the Company Shareholders Meeting. Prior to filing the Proxy Statement with the SEC or responding to any comments of the SEC with respect thereto, the Company shall (i) give Parent a reasonable opportunity to review and comment on such document or response and (ii) include in such document or response comments reasonably proposed by Parent. The Company and Parent each agree to correct any information provided by it for use in the Proxy Statement that shall have become false or misleading in any material respect. Parent will furnish (or cause to be furnished) to the Company the information relating to Parent and its Affiliates (including Merger Sub) to be set forth in the Proxy Statement as the Company may reasonably request. The Company agrees to provide or cause to be provided all information with respect to itself, its Subsidiaries and its Representatives, including all material disclosure relating to the Company Financial Advisor (including the amount of fees and other considerations of the Company Financial Advisor will receive upon consummation of the Merger, and the conditions for the payment of such fees and other considerations) in the Proxy Statement, as and to the extent required by the Exchange Act.

          (b) The Company, after consultation with Parent, will use its reasonable best efforts to respond as promptly as reasonably practicable (subject to completion of any process with respect to an Alternative Transaction Proposal that is then ongoing pursuant to Section 6.02) to any comments made by the SEC with respect to the Proxy Statement. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly supply Parent with copies of all correspondence between the Company or any of the Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. Prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or response (which comments, if any, shall be provided by Parent to the Company as promptly as is reasonably practicable) and shall include in such document or response comments reasonably proposed by Parent.

     Section 7.03 Access to Information; Confidentiality. Upon reasonable notice, and except as may otherwise be prohibited by applicable Law, the Company shall, and shall cause each of the Company Subsidiaries and each of its and their respective Representatives (collectively, the “Company Representatives”) to, (i) afford to Parent and Merger Sub, and each of their respective Representatives (collectively, the “Parent Representatives”), reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, offices and other facilities, books and records, Contracts and personnel (including officers, employees and agents) and (ii) furnish or cause to be furnished such information concerning the business, properties, Contracts, assets, liabilities and personnel of the Company and the Company Subsidiaries as Parent, Merger Sub or any Parent Representative may reasonably request; provided, however, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of the Company and the Company Subsidiaries or violate any of its contractual obligations or any obligations with respect to confidentiality or privacy; and provided, further, that nothing in this Section 7.03 shall require the Company to take or allow any action that would unreasonably interfere with the Company’s or any Company Subsidiary’s business or operations. In no event shall the Company or any Company Subsidiary be required pursuant to this Section 7.03 to conduct or allow to be conducted any invasive testing of soil, groundwater or building components at any property of the Company or any Company Subsidiary. All information exchanged pursuant to this Section 7.03 shall be subject to the Confidentiality Agreement, and the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

     Section 7.04 Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, except as may be otherwise permitted by this Agreement, and except for the undertaking of Parent to obtain financing pursuant to the Financing Commitments, which shall be governed solely by Section 7.18, except as may be otherwise permitted by this Agreement, each of the parties hereto shall use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VIII to be satisfied as promptly as practicable, including (i) obtaining all necessary Consents from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any necessary Consent from, or to avoid an action or Proceeding by, any Governmental Entity (including under the HSR Act or any Foreign Competition Law), (ii) obtaining all Consents necessary or advisable to be obtained from Third Parties in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (iii) defending any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby (including seeking to avoid the entry of, or to have reversed, terminated or vacated, any Order entered by any Governmental Entity), and (iv) executing and delivering any additional instruments necessary to consummate the Merger and other transactions contemplated hereby and to fully carry out the purposes of this Agreement; provided, however, all obligations hereunder of the Company, Parent and Merger Sub relating to the Financing shall not be governed by this Section 7.04. To the extent not prohibited by applicable Law, upon the terms and subject to the conditions set forth in this Agreement, each of Parent and the Company shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and shall work cooperatively with the other in connection with obtaining all required Consents of any Governmental Entity, including (A) promptly notifying the other of, and, if in writing, furnishing the other with copies of (or, in the case of material oral communications, advising the other orally of) any communications from or with any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (B) permitting the other to review and discuss in advance, and considering in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity, (C) not participating in any meeting with any such Governmental Entity unless it notifies the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat, (D) furnishing the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Merger, and (E) cooperating with the other to furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with the parties’ mutual cooperation in preparing any necessary filings or submissions of information to any such Governmental Entity.

          (b) Without limiting the generality of the provisions of Section 7.04(a), the Company and Parent shall make all filings and submissions required by all applicable Laws, including the HSR Act and all applicable state, federal and non-U.S. insurance Laws, and promptly file any additional information requested as soon as reasonably practicable after receipt of such request therefor. Parent shall file with all applicable Governmental Entities all filings required to be made under the Laws governing the insurance businesses of Parent and the Company and their respective Subsidiaries in connection with the transactions contemplated by this Agreement as promptly as practicable hereafter, including an application with the Commissioner of the Oklahoma Insurance Department for approval of the acquisition of Pre-Paid Legal Casualty, Inc. of in connection with the transactions contemplated hereby pursuant to the Oklahoma Insurance Law (the “Oklahoma Form A”) and an application with the Commissioner of the Florida Office of Insurance Regulation for approval of the acquisition of Pre-Paid Legal Services, Inc. of Florida in connection with the transactions contemplated hereby pursuant to the Florida Insurance Law (the “Florida Application”). Parent will submit or cause to be submitted (i)(A) a complete Oklahoma Form A on or prior to February 22, 2011, (B) the notification required pursuant to Section 628.4615(2)(a) of the Florida Insurance Law in connection with the transactions contemplated hereby within five days of the execution of this Agreement, (C) a complete Florida Application on or prior to February 22, 2011, (D) all other required pre-acquisition notification statements (Form Es and equivalent forms) under the insurance holding company Laws of applicable states and non-U.S. jurisdictions, including those set forth in Section 7.04(b) of the Company Disclosure Schedule, in each case, on or prior to February 22, 2011 and (E) all required notifications under the HSR Act or any Foreign Competition Law within ten (10) Business Days of the execution of this Agreement and (ii) Parent shall have responsibility for and pay the filing fees associated with all such filings.

          (c) In the event any Proceeding by any Governmental Entity or other Person is commenced that challenges the validity or legality of this Agreement or the Merger or seeks damages in connection therewith, except as otherwise permitted by this Agreement or necessary to avoid violation of applicable Law, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto, in accordance with Section 7.04(a). The Company shall be entitled to control the defense and settlement of any such Proceeding but shall provide Parent reasonable opportunity to participate at its expense in the defense or settlement thereof.

     Section 7.05 Company Stock Options. (a) At the Option Cancellation Time, each Company Stock Option then outstanding (whether vested or unvested), shall be canceled and, in consideration of such cancellation, Parent shall as promptly as reasonably practicable, but in no event more than ten (10) Business Days after the Option Cancellation Time, pay or cause to be paid to the holder as soon as practicable following the Option Cancellation Time, in full satisfaction of such Company Stock Option, an amount in cash equal to the product of (i) the excess of (if any) (A) the Merger Consideration over (B) the per share exercise price with respect to such Company Stock Option, and (ii) the number of shares of Company Common Stock subject to such outstanding Company Stock Option, as the case may be, less any applicable withholding taxes; provided that if the per share exercise price of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall (i) take all actions necessary to cause the actions and effects specified in Section 7.05(a) to occur, (ii) take all actions necessary to ensure that, effective as of the Option Cancellation Time, no holder of shares of Company Stock Options will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise or settlement of any Company Stock Option or any other event and (iii) cooperate with all reasonable requests of Parent to ensure the effective application of Section 7.05(a) without limitation.

     Section 7.06 Indemnification. (a) From and after the Effective Time, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless (i) each present and former director and officer of the Company or any of the Company Subsidiaries, (ii) to the extent not covered by the foregoing clause (i), those individuals indentified in clause (i) of the definition of “Knowledge” and (iii) each person who served at the request of the Company or any Company Subsidiary as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (collectively, the “Indemnified Parties”) against any costs or expenses (including fees and expenses of counsel), judgments, fines, penalties, interest, losses, claims, damages or liabilities and amounts paid in settlement (collectively, “Losses”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time relating to the Indemnified Party’s service with or at the request of the Company, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent permitted by applicable Law. To the fullest extent permitted by applicable Law, expenses (including attorneys’ fees) incurred by any Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Parent or the Surviving Corporation in advance of the final disposition of such action, suit or proceeding, subject to (if legally required) receipt of an undertaking by or on behalf of such Indemnified Party to repay such amounts to the extent it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified under applicable Law. The indemnification rights hereunder are not exclusive and shall be in addition to any other rights such Indemnified Party may have under any Law or Contract or any organizational documents of any Person, under the OGCA or otherwise. The certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the Surviving Corporation to fulfill and honor, provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable to the Indemnified Parties as those set forth in the Company Charter and Company Bylaws as of the date of this Agreement, and those provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the Indemnified Parties. The parties agree that the provisions relating to exoneration of directors and officers and the rights to indemnification and advancement of expenses incurred in defense of any action or suit in the Company Charter or Company Bylaws and the comparable organizational documents of the Company Subsidiaries with respect to matters occurring through the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided that all rights to indemnification and advancements in respect of any action, suit or proceeding pending or asserted or claim made within such period shall continue until the disposition of such action, suit or proceeding or resolution of such claim.

          (b) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.06.

          (c) Parent and the Surviving Corporation shall be jointly and severally liable for and, to the fullest extent permitted by applicable Law, shall pay (within 10 days of receiving a reasonably detailed invoice therefor) all expenses (including reasonable fees and expenses of counsel) that an Indemnified Party may incur in enforcing the indemnity and other rights and obligations provided for in this Section 7.06.

          (d) The provisions of this Section 7.06 are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses or contribution that any such Person may have by contract or otherwise. No release executed by any Indemnified Party in connection with his or her departure from the Company or any of the Company Subsidiaries shall be deemed to be a release or waiver of any of the indemnity or other rights provided such Indemnified Party in this Section 7.06, unless the release or waiver of the provisions of this Section 7.06 is expressly provided for in such release.

     Section 7.07 Public Announcements.

          (a) The initial press release regarding the Merger shall be a joint press release by the Company and Parent and thereafter, except with respect to any action pursuant to Section 6.02, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (including conference calls with investors and analysts) with respect to this Agreement and the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, by court process or by obligations pursuant to any listing agreement with any national securities exchange, in which case such party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

     Upon Parent’s request, subject to completion of any process with respect to an Alternative Transaction Proposal that is then ongoing pursuant to Section 6.02, (i) the Company and Parent shall promptly prepare a mutually acceptable joint written presentation to RiskMetrics Group recommending this Agreement and the transactions contemplated hereby, including the Merger, and (ii) the Company shall request a meeting with RiskMetrics Group for purposes of obtaining its recommendation of the adoption of this Agreement by the Company’s shareholders.

     Section 7.08 Transfer Taxes. All Transfer Taxes, if any, and any penalties or interest with respect to the Transfer Taxes, payable in connection with the consummation of the Merger, and all Stock Transfer Taxes, if any, and any penalties or interest with respect to any such Stock Transfer Taxes shall be paid by either Merger Sub or the Surviving Corporation, and shall not be paid out of the aggregate Merger Consideration.

     Section 7.09 Employee Matters. (a) With respect to employee benefit plans, programs, policies and arrangements that are established or maintained by Parent or its Affiliates (including the Company and the Company Subsidiaries) for the benefit of each person who is employed by the Company or any of the Company Subsidiaries as of the Closing Date (the “Company Employees”) and, to the extent applicable, any former employees of the Company and the Company Subsidiaries (“Former Company Employees”) (and their eligible dependents), Company Employees and Former Company Employees (and their eligible dependents) shall be given credit for their service with the Company and the Company Subsidiaries (i) for purposes of eligibility to participate, vesting and level of benefits under vacation and severance plans (but not benefit accrual for any purpose, including under a defined benefit pension plan) to the extent such service was taken into account under a corresponding Company Plan and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations, and shall be given credit for amounts paid under a corresponding Company Plan during the plan year in which the Closing Date occurs for purposes of applying deductibles, copayments and out-of-pocket maximums for such plan year as though such amounts had been paid in accordance with the terms and conditions of the plans, programs, policies and arrangements maintained by Parent. Notwithstanding the foregoing provisions of this Section 7.09(a), service and other amounts shall not be credited to Company Employees or Former Company Employees (or their eligible dependents) to the extent the crediting of such service or other amounts would result in the duplication of benefits.

          (b) As of the Effective Time, the Surviving Corporation shall assume and agree to perform in accordance with their terms (i) all employment, severance, bonus, incentive and other compensation agreements and arrangements existing as of the date hereof between the Company or any of the Company Subsidiaries and any director, officer or employee thereof and (ii) any such agreements or arrangements entered into after the date hereof and prior to the Effective Time by the Company or any of the Company Subsidiaries in compliance with the terms of this Agreement that have been provided to Parent.

          (c) Nothing contained in this Agreement, (i) shall be construed to establish, amend, or modify any benefit or compensation plan, program, agreement or arrangement, or (ii) create any third-party beneficiary rights or obligations in any Person (including any Company Employee or Former Company Employee), including with respect to (x) any right to employment or continued employment or to a particular term or condition of employment with Parent, the Company, any of the Company Subsidiaries or any of their respective Affiliates and (y) the ability of Parent or any of its Affiliates (including, following the Closing Date, the Company and the Company Subsidiaries) to amend, modify, or terminate any benefit or compensation plan, program, agreement or arrangement at any time established, sponsored or maintained by any of them; provided, however, that nothing in this Section 7.09(c) shall affect the obligations between Parent and the Company under this Agreement.

     Section 7.10 Section 16(b). Prior to the Effective Time, the Company shall take all actions reasonably necessary to cause the transactions contemplated by this Agreement, including any dispositions of equity securities of the Company (including derivative securities) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     Section 7.11 Financing Cooperation.

          (a) Prior to the Closing, the Company shall provide to Parent and Merger Sub and their financing sources, and shall cause the Company Subsidiaries to, and shall use its reasonable best efforts to cause the respective officers, employees and advisors, including legal and accounting, of the Company and the Company Subsidiaries to, provide to Parent and Merger Sub and their financing sources all cooperation reasonably requested by Parent in connection with the arrangement of the Financing, including:

     (i) participating in a reasonable number of sessions with ratings agencies; and using reasonable best efforts to obtain ratings as and when set forth in the Debt Financing Commitment;

     (ii) hosting one or more meetings with prospective financing sources as and when set forth in the Debt Financing Commitment;

     (iii) providing reasonable assistance with the preparation of marketing materials and materials for rating agency presentations;

     (iv) executing and delivering any definitive financing certificates, documents and/or instruments as may be reasonably requested by Parent, including pledge and security documents, currency or interest hedging agreements, and a certificate of an officer of the Company or any borrowing Company Subsidiary with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Debt Financing,

     (v) furnishing Parent and its financing sources as promptly as practicable with financial and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent, including the audited consolidated financial statements of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2010 (the “2010 Audited Financials”), and all other financial statements and projections and other pertinent information required by the Financing Commitments and all financial statements, pro forma financial information, financial data, audit reports and other information of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in a registration statement on Form S-1 (or any applicable successor form) under the Securities Act (subject to exceptions customary for private placements pursuant to Rule 144A promulgated under the Securities Act) for a public offering to consummate the offering(s) of debt securities, or as otherwise required by Law in connection with the Debt Financing and the transactions contemplated by this Agreement (all such information in this clause (v), the “Required Financial Information”);

     (vi) using reasonable best efforts to obtain accountants’ comfort letters, consents, legal opinions, surveys and title insurance as reasonably requested by Parent;

     (vii) providing quarterly financial statements no later than the date by which the applicable quarterly filing is required to be made with the SEC;

     (viii) providing customary letters to the financing sources of Parent and Merger Sub authorizing the dissemination of marketing materials, including confirming that such materials do not contain material non-public information; and

     (ix) entering into one or more credit or other agreements on terms satisfactory to Parent in connection with the Debt Financing immediately prior to the Effective Time to the extent direct borrowings or debt incurrences by the Company or any Company Subsidiary are contemplated by the Debt Financing Commitment;

provided that (1) irrespective of the above, no obligation of the Company or any of the Company Subsidiaries under any certificate, document or instrument shall be effective until the Effective Time and none of the Company or any of the Company Subsidiaries shall be required to take any action under any certificate, document or instrument that is not contingent upon the Closing (including the entry into any agreement that is effective before the Effective Time) or that would be effective prior to the Effective Time, (2) such efforts do not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries and (3) none of the Company or any of the Company Subsidiaries shall be required to issue or disseminate any offering or information document. Parent shall, promptly upon request by the Company, reimburse the Company for all out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with the performance of the provisions of this Section 7.11(a).

          (b) Parent acknowledges and agrees that the Company and its Representatives shall not have any responsibility for, or incur any liability to, any Person under, any Financing that Parent or Merger Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 7.11 and that Parent and Merger Sub shall, jointly and severally, indemnify and hold harmless the Company and its Representatives from and against any and all Losses suffered or incurred by any of them in connection with any Financing and any information utilized in connection therewith.

          (c) All non-public or otherwise confidential information regarding the Company or any of the Company Subsidiaries obtained by Parent or Merger Sub or their respective Representatives pursuant to Section 7.11(a) shall be kept confidential in accordance with the Confidentiality Agreement.

     Section 7.12 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its covenants and agreements, and comply with its obligations, under this Agreement, including consummating the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement.

     Section 7.13 Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or cause a consent to be given with respect to) any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries or other Affiliates or with respect to which it or any of its Subsidiaries or other Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at any meeting of shareholders of the Company at which this Agreement shall be submitted for adoption and at all adjournments or postponements thereof (or, if applicable, by any action of shareholders of the Company by consent in lieu of a meeting).

     Section 7.14 Solvency Opinion Assistance. Parent will, in connection with the preparation and delivery of the solvency opinion referenced in Section 8.02(d), (a) make its officers available and will use its reasonable best efforts to make its other Representatives available on a customary basis and upon reasonable notice, (b) provide or make available such information concerning the business, properties, Contracts, assets and liabilities of Parent and its Affiliates as may reasonably be requested, and (c) pay the fees and reimbursable expenses of the firm referred to in Section 8.02(d) that are incurred in such preparation and delivery.

     Section 7.15 State Takeover Statutes. Parent, the Company and their respective Boards of Directors (or with respect to the Company, the Special Committee, if appropriate) shall (i) take all reasonable action necessary to ensure that no Takeover Statute is or becomes applicable to this Agreement or the transactions contemplated by this Agreement and (ii) if any Takeover Statute becomes applicable to this Agreement or the transactions contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions provided for in this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on this Agreement or the transactions provided for in this Agreement. In furtherance of the foregoing, any Contract entered into after the execution of this Agreement between Parent or any member of the Parent Group, on the one hand, and any Third Party, on the other hand, that has the effect of causing a Takeover Statute (including Section 1090.3 of the OGCA) to be applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement shall be deemed to be a breach of this Section 7.15 by Parent.

     Section 7.16 Resignation of Directors. At the Closing, except as otherwise may be agreed to by Parent no later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent the resignation of all members of the Company Board who are in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

     Section 7.17 Transaction Litigation. From and after the date of this Agreement until the Effective Time, each of the Company and Parent shall promptly notify the other orally and in writing of any Action commenced against, such party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated hereby (the “Transaction Litigation”). The Company and Parent shall give each other the opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation; provided, that neither the Company nor any Company Subsidiary or Company Representative shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall have consented in writing; provided, further, that after receipt of Company Shareholder Approval, the Company shall cooperate with Parent and, if requested by Parent, use its reasonable best efforts to settle any unresolved Transaction Litigation in accordance with Parent’s direction; provided that any such settlement shall be conditioned on the consummation of the Merger.

     Section 7.18 Financing. (a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in or contemplated by the Debt Financing Commitment and shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy under, the Debt Financing Commitment without the prior written consent of the Company if such amendments, modifications or waivers would or would reasonably be expected to (w) reduce the aggregate amount of the Debt Financing below the amount required to consummate the Merger and the other transactions contemplated hereby, (x) impose new or additional conditions to the receipt of the Debt Financing, (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (z) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Commitments (provided that Parent and Merger Sub may amend the Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitment as of the date of this Agreement so long as such action would not reasonably be expected to delay or prevent the Closing), including using reasonable best efforts to (i) maintain in effect the Debt Financing Commitment, (ii) satisfy on a timely basis all conditions and covenants applicable to Parent and Merger Sub in the Debt Financing Commitment (including by consummating the financing pursuant to the terms of the Equity Financing Commitment) and otherwise comply with its obligations thereunder, (iii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Financing Commitment (or terms and conditions no less favorable, in the aggregate, to Parent and Merger Sub (in the reasonable judgment of Parent) than the terms and conditions in the Debt Financing Commitment), (iv) in the event that all conditions in the Debt Financing Commitment (other than the availability or funding of any Equity Financing) have been satisfied, consummate the Debt Financing at or prior to Closing and (v) subject to compliance with the requirements of Section 10.09(b), enforce its rights under the Debt Financing Commitment in the event that all conditions in the Debt Financing Commitment (other than the availability or funding of any Equity Financing) have been satisfied, to cause the lenders and other persons providing Debt Financing to fund on the Closing Date the Debt Financing required to consummate the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (containing a reasonable description of the circumstances giving rise to the notified matter): (A) of any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach or material default) by any party to the Debt Financing Commitment or definitive document related to the Debt Financing of which Parent or Merger Sub become aware; (B) of the receipt of any written notice or other written communication from any party to the Debt Financing Commitment with respect to any breach, default, termination or repudiation by any party to the Debt Financing Commitment or any definitive document related to the Debt Financing or any provisions of the Debt Financing Commitment or any definitive document related to the Debt Financing; and (C) if Parent or Merger Sub will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Financing Commitment or the definitive documents related to the Debt Financing; provided, that the Parent and Merger Sub shall be under no obligation to disclose any information that is subject to attorney client or similar privilege, but only if such privilege is asserted in good faith. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, Parent shall, if requested by the Company, use its reasonable best efforts to arrange and obtain alternative debt financing from alternative debt sources in an amount sufficient to consummate the transactions contemplated by this Agreement upon terms and conditions not less favorable, taken as a whole, to Parent and Merger Sub (in the reasonable judgment of Parent) than those in the Debt Financing Commitment as promptly as practicable following the occurrence of such event but no later than the Business Day immediately prior to the Closing Date. To the extent Parent, at the Company’s request, seeks to arrange and obtain alternative debt financing from alternative debt sources and such actions by Parent are determined to have constituted a breach of the Debt Financing Commitment, the Company agrees that such result shall not be deemed to be a breach by Parent of its obligations under this Section 7.18 or otherwise under this Agreement. Notwithstanding anything contained in this Section 7.18 or in any other provision of this Agreement, in no event shall Parent or Merger Sub be required (x) to amend or waive any of the terms or conditions hereof or (y) consummate the Closing any earlier than the final day of the Marketing Period.

          (b) Each of Parent and Merger Sub shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Equity Financing on the terms and conditions described in or contemplated by the Equity Financing Commitment and shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy under the Equity Financing Commitment without the prior written consent of the Company if such amendments, modifications or waivers would or would reasonably be expected to (w) reduce the aggregate amount of the Equity Financing, (x) impose new or additional conditions to the receipt of the Equity Financing, (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (z) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Equity Financing Commitment, including (i) maintaining in effect the Equity Financing Commitment and (ii) satisfying on a timely basis all conditions and covenants applicable to Parent and Merger Sub in the Equity Financing Commitment and otherwise complying with their obligations thereunder. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (containing a reasonable description of the circumstances giving rise to the notified matter): (A) of any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or material default) by any party to the Equity Financing Commitment; (B) of the receipt of any written notice or other written communication from any party to the Equity Financing Commitment with respect to any breach, default, termination or repudiation by any party to the Equity Financing Commitment of the Equity Financing Commitment or any provisions of the Equity Financing Commitment; and (C) if Parent or Merger Sub will not be able to obtain all or any portion of the Equity Financing on the terms, in the manner or from the sources contemplated by the Equity Financing Commitment.

          (c) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 7.18 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against the counterparties to the Financing Commitments to enforce its respective rights under the Financing Commitments, except that Parent shall seek enforcement of the Financing Commitments solely if the Company seeks and is granted a decree of specific performance after all conditions to the granting therefor set forth in Section 10.09(b) of this Agreement have been satisfied, (ii) seek the Equity Financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Commitments or (iii) pay any fees in connection with the Financing in excess of those contemplated by the Financing Commitments (whether to secure waiver of any conditions contained therein or otherwise).

ARTICLE VIII

CONDITIONS PRECEDENT

     Section 8.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated herein are subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

          (b) Regulatory Approvals. (i) The waiting period (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, (ii) the Commissioner of the Oklahoma Insurance Department shall have approved the Oklahoma Form A, (iii) the Commissioner of the Florida Office of Insurance Regulation shall have approved the Florida Application and (iv) the Additional Material Regulatory Consents, if any, shall have been obtained.

          (c) Statutes; Court Orders. No statute, rule, regulation or Orders shall have been enacted, entered, promulgated, issued or enforced by any Governmental Entity of competent jurisdiction and shall be in effect that restrains, enjoins or otherwise prohibits the consummation of the Merger.

     Section 8.02 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a) Accuracy of Representations and Warranties. (i) The representations and warranties made by Parent and Merger Sub herein, other than in Section 5.03, shall be true and correct as of the date hereof and on the Closing Date with the same effect as if made on and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier specified date (including the date of this Agreement), which shall be true and correct only as of such earlier specified date), disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect (other than the Parent Retained Qualifiers), except for such failures to be so true and correct which, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement; and (ii) the representations and warranties set forth in Section 5.03 shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties that address matters only as of an earlier specified date (including the date of this Agreement), which shall be true and correct only as of such earlier specified date).

          (b) Compliance with Covenants. Each of Parent and Merger Sub shall have performed in all material respects all covenants and agreements, and complied in all material respects with all obligations, contained in this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

          (c) Officer’s Certificate. The Company shall have received a certificate of Parent, dated as of the Closing Date, signed by an executive officer of Parent to the effect that the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

          (d) Solvency Opinion. The Company shall have received a favorable opinion from a firm reasonably acceptable to Parent and the Company addressed to the Company Board, in customary form and substance, that (i) as of and immediately after the Effective Time, neither Parent, the Surviving Corporation nor any of the Company Subsidiaries is insolvent (as defined in section 101(32) of title 11 of United States Code), (ii) neither Parent, the Surviving Corporation nor any of the Company Subsidiaries is, as of the Effective Time, engaged or about to engage in a business or transaction for which its remaining property was an unreasonably small capital, and (iii) neither Parent, the Surviving Corporation nor any of the Company Subsidiaries intended, as of the Effective Time to incur, or believed at the Effective Time that it would incur, debts beyond their ability to pay as such debts matured.

     Section 8.03 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the effective time of each of the following conditions:

          (a) Accuracy of Representations and Warranties. (i) The representations and warranties made by the Company herein, other than in Sections 4.03, 4.04, 4.08 (second sentence only) and 4.20, shall be true and correct as of the date hereof and on the Closing Date with the same effect as if made on and as of the Closing Date (except for those representations and warranties that address matters only as of an earlier specified date (including the date of this Agreement), which shall be true and correct only as of such earlier specified date), disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect (other than the Company Retained Qualifiers), except for such failures to be so true and correct which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties set forth in Section 4.03 shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties that address matters only as of an earlier specified date (including the date of this Agreement), which shall be true and correct only as of such earlier specified date), except for such failures to be so true and correct that do not exceed a de minimis extent; and (iii) the representations and warranties set forth in Sections 4.04, 4.08 (second sentence only) and 4.20 shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties that address matters only as of an earlier specified date (including the date of this Agreement), which shall be true and correct only as of such earlier specified date).

          (b) Compliance with Covenants. The Company shall have performed in all material respects all covenants and agreements, and complied in all material respects with all obligations, contained in this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

          (c) Officer’s Certificate. Parent shall have received a certificate of the Company, dated as of the Closing Date, signed by an executive officer of the Company to the effect that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

          (d) FIRPTA Certificate. The Company shall have delivered to Parent a properly completed and executed certificate to the effect that the Common Stock of the Company is not a U.S. real property interest (such certificate in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)), along with written authorization for Parent to deliver such form to the IRS on behalf of the Company upon Closing.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

     Section 9.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after Company Shareholder Approval has been obtained (other than as provided in Section 9.01(d)(i)), by written notice (other than termination pursuant to Section 9.01(a)) by the terminating party to the other parties specifying the subsection of this Section 9.01 pursuant to which such termination is effected:

          (a) by mutual written consent of the Company (upon approval of the Special Committee) and Parent;

          (b) by either Parent or the Company:

     (i) if the Merger shall not have been consummated on or before July 31, 2011 (as may extended in accordance with this Section 9.01(b)(i), the “Outside Date”); provided, further that (x) if the Marketing Period has commenced on or before such Outside Date, but not ended before any such Outside Date, such Outside Date shall automatically be extended by one month and (y) the Outside Date shall not occur sooner than three (3) Business Days after the final day of the Marketing Period; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any party whose breach of, or failure to fulfill any obligation under, this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated on or before such date; provided further that in the event the Company has brought any litigation seeking to enforce any of its rights under Section 10.09 and such litigation is pending as of the Outside Date, Parent shall not be entitled to terminate this Agreement pursuant to this Section 9.01(b)(i) until the third Business Day immediately following the date on which Parent and Merger Sub have complied with all orders (if any) included in the final ruling (including any appeals) on the merits of such litigation that is issued by the courts in which such litigation is pending;

     (ii) if (x) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall have become final and nonappealable or (y) any Law makes consummation of the Merger illegal or otherwise prohibited (unless the consummation of the Merger in violation of such Law would not have a Company Material Adverse Effect); provided, however, that no party hereto shall have such right to terminate pursuant to this Section 9.01(b)(ii) unless, prior to such termination, such party shall have used its reasonable best efforts to oppose any such Order or Law or to have such Order or Law vacated or made inapplicable to the Merger and shall have complied in all material respects with its obligations under Section 7.04; provided further that the right to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of any such Order or the failure of such Order to be resisted, resolved or lifted, as applicable; or

     (iii) if at the Company Shareholders Meeting (or any adjournment thereof), a proposal to adopt this Agreement shall have been voted upon by the holders of shares of Company Common Stock and the Company Shareholder Approval shall not have been obtained.

          (c) by Parent:

     (i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 8.03(a) or 8.03(b) and (y) (1) is incapable of being cured or (2) if capable of being cured, is not cured by the earlier to occur of thirty (30) calendar days (or, in the case of a breach of Section 6.02, five (5) calendar days) after the Company receives notice of such breach from Parent or Merger Sub and the Outside Date; provided, however, that each of Parent and Merger Sub is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 8.01, 8.02(a) or 8.02(b), as applicable, not to be satisfied; or

     (ii) if, prior to the obtaining of the Company Shareholder Approval, (A) the Company Board or the Special Committee shall have effected a Company Adverse Recommendation Change or the Company Board or the Special Committee shall have effected a Change of Recommendation in response to an Intervening Event; or (B) Parent shall have received written notice from the Company to the effect that the Company intends to terminate this Agreement in accordance with Section 6.02(e).

          (d) by the Company:

     (i) at any time prior to obtaining the Company Shareholder Approval, if the Company Board or the Special Committee shall have determined, in good faith, that an Alternative Transaction Proposal is a Superior Proposal and the Company shall have complied with the provisions of Section 6.02 and Section 9.02(b);

     (ii) if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b) and (B) (1) is incapable of being cured or (2) if capable of being cured, is not cured by the earlier to occur of (x) thirty (30) calendar days after Parent or Merger Sub receives notice of such breach from the Company and (y) the Outside Date; provided, however, that the Company is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 8.01, 8.03(a) or 8.03(b), as applicable, not to be satisfied; or

     (iii) if (A) the conditions set forth in Sections 8.01 and 8.03 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing), (B) the Company has irrevocably confirmed in writing that all conditions set forth in Section 8.02 have been satisfied or that it is willing to waive all unsatisfied conditions in Section 8.02 provided that the Closing occurs by the close of business on the second Business Day following the date of such notice, (C) the Marketing Period has ended or will end on the date of such notice, and (D) by the close of business on the second Business Day after the Company has delivered written notice to Parent of the satisfaction of such conditions and such confirmation, the Merger shall not have been consummated; provided that such conditions in Sections 8.01 and 8.03 remain satisfied and the Company’s certification remains in full force and effect at the close of business on such second Business Day; provided, further, that during such period of two (2) Business Days, no party shall be entitled to terminate this Agreement pursuant to Section 9.01(b)(i) until after the close of business on the Business Day immediately following the last day of such period.

     Section 9.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than Section 4.18, Section 5.08, the last sentence of Section 7.03, the last sentence of Section 7.11(a), Section 7.11(b), Section 7.11(c), this Section 9.02, and Article X; provided, however, that no such termination shall relieve any party from any liability for damages to any other party resulting from any material and willful breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement. The Confidentiality Agreement and the Guarantee shall survive any termination of this Agreement in accordance with their respective terms.

          (b) Company Termination Fee.

     (i) In the event that this Agreement is terminated pursuant to Section 9.01(d)(i), the Company shall pay to the Fund Manager a fee equal to $21,500,000 (the “Company Termination Fee”) prior to such termination by wire transfer of same day funds to one or more accounts designated by Fund Manager (except that if the Fund Manager shall not have so designated one or more accounts to the Company by 12:00 pm, New York City time, on the final day of the Notice Period, the Company shall be permitted to terminate this Agreement pursuant to Section 9.01(d)(i) without paying the Company Termination Fee prior to such termination; provided, that the Company shall thereafter pay the Company Termination Fee to the Fund Manager within two (2) Business Days of the later to occur of (A) the termination of this Agreement pursuant to Section 9.01(d)(i) and (B) the date that the Fund Manager shall have designated such account or accounts to the Company).

     (ii) In the event that this Agreement is terminated pursuant to Section 9.01(c)(ii), the Company shall pay the Company Termination Fee to the Fund Manager promptly, but in any event within two (2) Business Days after the date of such termination, by wire transfer of same day funds to one or more accounts designated by the Fund Manager.

     (iii) In the event that this Agreement is terminated pursuant to Section 9.01(b)(iii) and prior to the Company Shareholders Meeting the Company Board has made a Change of Recommendation based on an Intervening Event, the Company shall pay the Company Termination Fee to Fund Manager promptly, but in any event within two (2) Business Days after the date of such termination, by wire transfer of same day funds to one or more accounts designated by Fund Manager.

     (iv) In the event that (A) after the date of this Agreement (and in the case of a termination pursuant to Section 9.01(b)(iii), prior to the Company Shareholders Meeting (or any adjournment thereof)) an Alternative Transaction Proposal shall have become publicly known and not withdrawn, (B) thereafter, this Agreement is terminated (1) by Parent or the Company pursuant to Section 9.01(b)(i), (2) by Parent or the Company pursuant to Section 9.01(b)(iii), or (3) by Parent pursuant to Section 9.01(c)(i), and (C) within 12 months after such termination, the Company enters into a definitive agreement providing for any transaction contemplated by any Alternative Transaction Proposal (regardless of when made) (which transaction is thereafter consummated) or consummates any Alternative Transaction Proposal (regardless of when made), then the Company shall, on the date such Alternative Transaction Proposal is consummated, pay the Company Termination Fee to the Fund Manager; provided that for purposes of clause (C) of this Section 9.02(b)(iv), the term “Alternative Transaction Proposal” shall have the meaning set forth in Section 6.02(i)(i) except that all references to “twenty (20) percent or more” shall be deemed to be references to “fifty (50) percent or more”.

In no event shall the Company Termination Fee be paid more than once.

          (c) Parent Termination Fee.

     (i) In the event that this Agreement is terminated by the Company pursuant to Section 9.01(d)(ii) or Section 9.01(d)(iii), Parent shall pay or cause to be paid to the Company a fee equal to $50,000,000 (the “Parent Termination Fee”), in each case promptly, and in any event within two (2) Business Days following such termination, by wire transfer of same day funds to one or more accounts designated by the Company.

     (ii) In no event shall Parent be obligated to pay, or cause to be paid, the Parent Termination Fee on more than one occasion.

     (iii) If Parent becomes obligated to pay the Parent Termination Fee pursuant to this Section 9.02(c), the Company agrees that its right to receive the Parent Termination Fee from Parent or the Guarantors pursuant to the Guarantee shall be its sole and exclusive remedy against Parent, the Parent Group and the Lender Identified Persons and, upon payment of the Parent Termination Fee, neither Parent nor any member of the Parent Group nor any Lender Identified Person shall have any liability or obligation to the Company relating to or arising out of this Agreement or the transactions contemplated hereby. Each Lender Identified Person is an express third party beneficiary of this Section 9.02(c)(iii).

          (d) In the event that this Agreement is terminated pursuant to (i) (A) Section 9.01(b)(i) and, as of the date of such termination, (1) all of the conditions set forth in Sections 8.01 and 8.02 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, all of which would be satisfied if the Closing were to occur on the date of such termination (except that the condition set forth in Section 8.02(d) would fail to be satisfied as of such date)) and (2) Parent shall have complied in all material respects with its obligations contained in Section 7.14 or (B) either Section 9.01(b)(iii) or Section 9.01(c)(i) and (ii) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 9.02(b), then the Company shall promptly reimburse Parent for all reasonably documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources (including commitment fees), experts, consultants and the costs of all filing fees and printing costs) incurred by the Parent Group in connection with this Agreement and the transactions contemplated hereby (“Parent Expenses”) by payment to the Fund Manager of the amount thereof by wire transfer of same day funds as promptly as reasonably practicable (and, in any event, within two (2) Business Days following request therefor), which amount shall not be greater than $5,000,000; provided, that the payment by the Company of Parent Expenses pursuant to this Section 9.02(d) shall be credited against any amount that may become payable pursuant to Section 9.02(b).

          (e) Each party acknowledges that (i) the agreements contained in this Section 9.02 are an integral part of the transactions contemplated in this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 9.02(b) or Section 9.02(c) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without the agreements contained in this Section 9.02, the parties would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 9.02(b) or if Parent fails to promptly pay any amount due pursuant to Section 9.02(c) and, in order to obtain such payment, Parent or the Company, as the case may be, commences a suit that results in a judgment against the Company for the amount set forth in Section 9.02(b) or Section 9.02(c) or any portion thereof or a judgment against Parent for the amount set forth in or any portion thereof, the Company shall pay to Parent, or Parent shall pay to the Company, as the case may be, costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party and its Affiliates in connection with such suit, together with interest on the amount of such amount or portion thereof at the prime rate in effect on the date such payment was required to be made through the date of payment.

     Section 9.03 Amendment. This Agreement may be amended by the parties at any time before the Effective Time; provided, that after receipt of Company Shareholder Approval, there shall be no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders; provided, further that no amendment of Section 7.06 or the second sentence of Section 10.06 (to the extent such sentence refers to Section 7.06 or Section 10.12(c)) shall be effective against any Indemnified Party without the prior written consent of such Indemnified Party. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 9.04 Extension; Waiver. At any time prior to the Effective Time, the parties may, and in the case of the Company upon the approval of the Special Committee, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in the first sentence of Section 9.03, and to the fullest extent permitted by Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE X

GENERAL PROVISIONS

     Section 10.01 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, nor any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

     Section 10.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy, facsimile or email, upon confirmation of receipt or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	if to Parent or Merger Sub, to

c/o MidOcean Partners
320 Park Avenue
16th Floor
New York, NY 10022
Tel: (212) 497-1400
Fax: (212) 497-1373
	Email:	fschiff@midoceanpartners.com
nrabinsky@midoceanpartners.com
	Attention:	Frank Schiff and Noah Rabinsky

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Tel: (212) 446-4800
Fax: (212) 446-4900
	Email:	george.stamas@kirkland.com,
mark.director@kirkland.com,
andrew.herman@kirkland.com
	Attention:	George P. Stamas, Mark D. Director
and Andrew M. Herman

with a copy to:

Hartzog Conger Cason & Neville
201 Robert S. Kerr Ave., Suite 1600
Oklahoma City, Oklahoma 73102
Tel: (405) 235-7000
Fax: (405) 996-3403
Email:	lcason@hartzogLaw.com,
rwarren@hartzoglaw.com
Attention:	Len Cason and Rick Warren

if to the Company, to

Pre-Paid Legal Services, Inc.
One Pre-Paid Way
Ada, Oklahoma 74820
Tel: (580) 436-1234
Fax: (580) 436-7412
Attention:	General Counsel

with a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Tel: (312) 782-0600
Fax: (312) 701-7711
Email:	sdavis@mayerbrown.com
wkucera@mayerbrown.com
anoreuil@mayerbrown.com
Attention:	Scott J. Davis, William R. Kucera
and Andrew J. Noreuil

and a copy to:

Fellers, Snider, Blankenship, Bailey & Tippens, P.C.
The Kennedy Building
321 South Boston, Suite 800
Tulsa, Oklahoma 74103-3318
Tel: (918) 599-0621
Fax: (918) 583-9659
Email:	lfoster@fellerssnider.com
Attention:	Lon Foster, III

     Section 10.03 Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” to the extent such words do not already follow any such term. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

     Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 10.05 Counterparts. This Agreement (i) may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall be considered one and the same agreement and (ii) shall become effective when signed by all of the parties or when counterparts have been signed by each of the parties and delivered to all of the other parties. Delivery of an executed counterpart of this Agreement by facsimile or “.pdf” file shall be effective to the fullest extent permitted by applicable Law.

     Section 10.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Schedule, Parent Disclosure Schedule and all Exhibits hereto, the Guarantee and the Confidentiality Agreement, taken together, constitute the entire agreement, and supersede all prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and the transactions contemplated hereby. Other than as provided in Section 7.06 and Section 10.12(c) (each of which is intended to be for the benefit of the Persons referred to therein), each of Parent and the Company hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement and no provision of this Agreement is intended to, and does not, confer upon any Person other than the parties hereto and the Lender Identified Persons any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. For the avoidance of doubt and without limitation on the foregoing, in no event shall any Lender Identified Person have any liability or obligation under this Agreement.

     Section 10.07 Governing Law. Except to the extent the Laws of the State of Oklahoma are mandatorily applicable to the Merger, this Agreement, the transactions contemplated by this Agreement or the internal affairs of any parties hereto, the Merger, this Agreement and the transactions contemplated by this Agreement, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by, and construed in accordance with, the Laws of the State of New York, without reference to conflicts of laws principles.

     Section 10.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the two immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 10.09 Enforcement.

          (a) The parties agree that irreparable injury, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties agree that, prior to the valid termination of this Agreement in accordance with Section 9.01 but in all cases subject to the specific requirements set forth in Section 10.09(b), the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in accordance with Section 10.10, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity.

          (b) Notwithstanding the foregoing, the right of the Company to obtain an injunction, or other appropriate form of specific performance or equitable relief, in each case, solely with respect to causing Parent and Merger Sub to, or to directly, cause the Equity Financing to be funded at any time but only simultaneously with the receipt of the Debt Financing (whether under this Agreement, the Equity Financing Commitment or the Guarantee) shall be subject to the requirements that: (A) all conditions in Sections 8.01 and 8.03 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (B) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.02, (C) the Debt Financing (or, if alternative financing is being used in accordance with Section 7.18, pursuant to the commitments with respect thereto) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (D) the Company has irrevocably confirmed that (1) all conditions set forth in Section 8.02 have been satisfied or that it is willing to waive any of the conditions to the extent not so satisfied in Section 8.02 and (2) if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur. It is further hereby acknowledged and agreed that the Company's right to specific performance to cause Parent and Merger Sub to use reasonable best efforts to enforce the terms of the Debt Financing Commitment, which may include a demand that Merger Sub and Parent file one or more lawsuits against the sources of Debt Financing to fully enforce such sources’ obligations thereunder and Parent’s and Merger Sub’s rights thereunder shall be subject to the requirements that (A) all conditions in Sections 8.01 and 8.03 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (B) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.02, (C) the Company has irrevocably confirmed that (1) all conditions set forth in Section 8.02 have been satisfied or that it is willing to waive any of the conditions to the extent not so satisfied in Section 8.02 and (2) if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur and (D) all conditions to the consummation of the Debt Financing contemplated by the Debt Financing Commitment (other than the receipt of the Equity Financing and those conditions that by their nature cannot be satisfied until the Closing, but each of which, including the receipt of the Equity Financing, shall be capable of being satisfied on the Closing (and shall be satisfied on the Closing Date)) have been satisfied and remain satisfied.

          (c) Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

     Section 10.10 Submission to Jurisdiction.

          (a) Each party to this Agreement hereby (a) agrees that any litigation, proceeding or other legal action brought in connection with or relating to this Agreement or any matters or transactions contemplated hereby shall be brought, heard and determined exclusively in the courts of the State of Delaware located in New Castle County, Delaware or the federal courts of the United States of America located in the District of Delaware, (b) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any matters or transactions contemplated by this Agreement in any other court, (c) consents and irrevocably submits itself to personal jurisdiction in connection with any such litigation, proceeding or action in any such court described in clause (a) of this Section 10.10, as well as to the jurisdiction of all courts to which an appeal may be taken from such court, and to service of process upon it in accordance with the rules and statutes governing service of process, (d) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (e) expressly waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum, (f) designates, appoints and directs Corporation Service Company, as its authorized agent to receive on its behalf service of any and all process and documents in such litigation, proceeding or action in the State of Delaware, (g) agrees to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other parties written evidence of such substitute agent’s acceptance of such designation, (h) agrees, to the fullest extent permitted by Law, as an alternative method of service to service of process in such litigation, proceeding or action by mailing of copies thereof to such party at its address set forth in Section 10.02, (i) agrees, to the fullest extent permitted by Law, that any service made as provided herein shall be effective and binding service in every respect and (j) agrees that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable Law. Each of the parties further agrees to waive any bond, surety or other security that might be required of any other party with respect to any action or proceeding, including an appeal thereof.

          (b) Each of the parties hereto irrevocably agrees (on their own behalf and on behalf of each of their respective Subsidiaries and Affiliates) that (i) any litigation, proceeding or other legal action arising against any Lender Identified Person, or with respect to which any Lender Identified Person otherwise becomes subject to, arising out of, relating to, resulting from or otherwise in connection with the Debt Financing Commitment, the Financing, the use of the proceeds therefrom, the Merger, or any of the other transactions contemplated by the Debt Financing Commitment shall be subject to the exclusive jurisdiction of a New York State or Federal court sitting in the County of New York, New York, and (ii) each Lender Identified Person is an express third party beneficiary of this Section 10.10(b).

     Section 10.11 Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE FINANCING OR ANY MATTERS CONTEMPLATED HEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

     Section 10.12 Non-Reliance; Limitation of Damages.

          (a) Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement, neither the Company nor any of its Representatives has made, in connection with Parent’s and Merger Sub’s investigation of the Company or otherwise, any representation or warranty, express or implied, including with respect to the accuracy or completeness of any information, written or oral, relating to the Company or the Company Subsidiaries (collectively, the “Information”). Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge that neither the Company nor any of its Representatives has made any representation or warranty with respect to (i) any projections, forecasts or forward-looking statements made or made available to Parent or Merger Sub or any of their respective Representatives or (ii) any memoranda, charts, summaries, schedules or other information about the Company or the Company Subsidiaries made available to Parent or Merger Sub or any of their respective Representatives (including any information by any financial advisor for the Company), except as expressly set forth in this Agreement. Parent and Merger Sub acknowledge and agree that neither the Company nor any of its Representatives shall have any liability to Parent or Merger Sub or any of their respective Representatives relating to or resulting from the use of the Information or any errors or inaccuracies contained therein or omissions therefrom, except for any liability resulting from the breach of the representations, warranties, covenants and agreements expressly set forth in this Agreement or from Parent’s reliance on the Company SEC Documents. Parent and Merger Sub also agree that, except for the representations and warranties expressly set forth in this Agreement, neither they nor any of their respective Representatives has relied upon any representations or warranties of any nature made by or on behalf of or imputed to the Company or any of its Representatives, and Parent and Merger Sub acknowledge that, in entering into this Agreement, they have relied solely on their own investigation of the Company and the Company Subsidiaries, the Company SEC Documents and the representations and warranties expressly set forth in this Agreement, subject to the limitations and restrictions specified herein.

          (b) Parent and Merger Sub acknowledge and agree that neither the Company nor any of its Representatives shall have any liability to Parent or Merger Sub or any of their respective Representatives relating to or resulting from the use of the Information or any errors or inaccuracies contained therein or omissions therefrom, except for any liability resulting from the breach of the representations, warranties, covenants and agreements expressly set forth in this Agreement.

          (c) For the avoidance of doubt and subject only to the Company’s right to seek specific performance under Section 10.09, notwithstanding anything herein to the contrary, the maximum aggregate liability of Parent and Merger Sub under or relating to this Agreement to any Person shall be limited to the amount of the Parent Termination Fee (the “Parent Liability Limitation”), and in no event shall the Company or any of its Affiliates seek, obtain or accept, or permit to be sought (and no liability shall attach to the any member of the Parent Group with respect to), any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, under or in connection with this Agreement, the Financing Commitments or the Guarantee or the transactions contemplated hereby or thereby, against Parent, Merger Sub, the Guarantor or any other member of the Parent Group, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent against the Guarantors or any other member of the Parent Group, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, other than against Parent or Merger Sub pursuant to this Agreement or against Guarantor pursuant to the Guarantee, in each such case not to exceed the Parent Liability Limitation, and in no event shall the Company and its Affiliates be entitled to an aggregate amount equal to more than the Parent Liability Limitation. The Company acknowledges that both Parent and Merger Sub are newly-formed companies and do not have any material assets except in connection with this Agreement or the Financing Commitment as expressly set forth herein and therein. The provisions of this Section 10.12(c) are intended to be for the benefit of, and shall be enforceable by, each member of the Parent Group. Notwithstanding anything herein to the contrary, if the Company receives the Parent Termination Fee from Parent pursuant to Section 9.03(c), (i) such payment shall be the sole and exclusive remedy of the Company against any member of the Parent Group and its respective Subsidiaries and any of its respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates with respect to this Agreement and the transactions contemplated hereby, (ii) no member of the Parent Group nor its respective Subsidiaries nor any of its respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and (iii) the Company shall not be entitled to specific enforcement of this Agreement.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers all as of the date first written above.

MIDOCEAN PPL HOLDINGS CORP.

By: /s/ Frank Schiff
Name:	Frank Shiff
Title:	Managing Director

PPL ACQUISITION CORP.

By: /s/ Frank Schiff
Name:	Frank Shiff
Title:	Managing Director

PRE-PAID LEGAL SERVICES, INC.

By: /s/ Harland C. Stonecipher
Name:	Harland C. Stonecipher
Title:	Chairman of the Board

EXHIBIT A

GUARANTEE

LIMITED GUARANTEE

          LIMITED GUARANTEE, dated as of January 30, 2011 (this “Limited Guarantee”), by MidOcean Partners III, L.P., MidOcean Partners III-A, L.P. and MidOcean Partners III-D, L.P. (collectively, the “Guarantors”), in favor of Pre-Paid Legal Services, Inc., an Oklahoma corporation (the “Company”).

          WHEREAS, contemporaneously with the execution and delivery of this Limited Guarantee, MidOcean PPL Holdings Corp., a Delaware corporation (“Parent”), PPL Acquisition Corp., an Oklahoma corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement) pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

          WHEREAS, Guarantors are entering into this Limited Guarantee as an inducement to and a condition to the willingness of the Company to enter into the Merger Agreement.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Limited Guarantee, the parties agree as follows:

     1. Limited Guarantee. To induce the Company to enter into the Merger Agreement, Guarantors, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantee to the Company the due and punctual payment by Parent and Merger Sub of, and to cause Parent and Merger Sub to punctually pay and perform, when due pursuant to the terms and condition of the Merger Agreement of (1) the Parent Termination Fee, when required to be paid by Parent pursuant to Section 9.02(c) of the Merger Agreement, subject to the provisions of Section 9.02(c) and the other terms and conditions of the Merger Agreement, and (2) any reimbursement obligations of Parent pursuant to Sections 7.11(a) and (c) of the Merger Agreement (collectively, the “Guaranteed Obligations”); provided, however, that, notwithstanding anything to the contrary set forth in this Limited Guarantee (except the immediately succeeding proviso), the Merger Agreement, or any other agreement contemplated hereby or thereby, in no event shall the aggregate liability of the Guarantors pursuant to this Limited Guarantee exceed $50,000,000 (such amount, plus the aggregate amount to which the Company shall be entitled pursuant to Section 10 of this Limited Guarantee being, the “Maximum Liability Cap”), it being understood that in no event shall this Limited Guarantee be enforced without giving effect to the Maximum Liability Cap. The Company hereby agrees that (i) the Guarantors shall in no event be required to pay an aggregate amount in excess of the Maximum Liability Cap under or in respect of this Limited Guarantee (or in the case of each Guarantor, its Pro Rata Amount of the Maximum Liability Cap), and (ii) neither the Guarantors nor any Guarantor Affiliate (as hereinafter defined) shall have any obligation or liability to any person relating to, arising out of or in connection with, this Limited Guarantee, other than as expressly set forth herein.

     2. Nature of Guarantee; Waivers.

     (a) The Company shall not be obligated to file any claim relating to the Guaranteed Obligations in the event Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect any Guarantor’s obligations hereunder. In the event any payment theretofore applied by the Company to the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever (including by reason of the insolvency, bankruptcy or reorganization of Merger Sub or any Guarantor), such Guaranteed Obligations shall, for the purposes of this Limited Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Company, and this Limited Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by the Company had not been made.

     (b) Each Guarantor agrees that the Company may, in its sole discretion, at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of payment of the Guaranteed Obligations, and may also make any agreement with Parent or Merger Sub for the extension or renewal thereof, in whole or in part, without in any way impairing or affecting such Guarantor’s obligations under this Limited Guarantee or affecting the validity or enforceability of this Limited Guarantee. Each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Guarantor or any other Person interested in the transactions contemplated by the Merger Agreement; (ii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iii) the addition, substitution, discharge or release of any Person interested in the transactions contemplated by the Merger Agreement; (iv) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Guarantor; (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub or any other Guarantor; (vi) the lack of enforceability of the Merger Agreement (in each case against any Person other than the Company); (vii) except as otherwise provided herein, the existence of any claim, set-off or other right that such Guarantor may have at any time against Parent, Merger Sub or any other Guarantor, whether in connection with the Guaranteed Obligations or otherwise; (viii) the adequacy of any means the Company may have of obtaining payment related to the Guaranteed Obligations. To the fullest extent permitted by Law, each Guarantor hereby expressly waives any rights and defenses arising by reason of any applicable Law that would otherwise require any election of remedies by the Company. Each Guarantor hereby waives promptness, diligence in collection or protection of or realization upon any Guaranteed Obligations, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Guarantor, and all suretyship and guarantor defenses generally (other than fraud or willful misconduct by the Company or any of its Affiliates, defenses to the payment of the Guaranteed Obligations that are available to Parent under the Merger Agreement or breach by the Company of this Limited Guarantee). Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits. Each Guarantor hereby covenants and agrees that is shall not assert, directly or indirectly, and shall cause its Affiliates not to assert, in any proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms.

     (c) Notwithstanding any other provision of this Limited Guarantee, the Company hereby agrees that (i) each of the Guarantor may assert, as a defense to, or release or discharge of, any payment by such Guarantor under this Limited Guarantee, any claim, set off, deduction, defense or release that Parent or Merger Sub could assert against the Company under the terms of, or with respect to, the Merger Agreement and (ii) any failure by the Company to comply with the terms of the Merger Agreement, including any breach by the Company of any representation, warranty, covenant or agreement contained therein or in any of the agreements, certificates and other documents required to be delivered by the Company pursuant to the terms of the Merger Agreement (whether any such breach results from fraud, intentional misrepresentation or otherwise), that would relieve each of Parent and Merger Sub of its obligations to consummate the transactions contemplated by the Merger Agreement or any obligations to pay any fees, costs or expenses under the Merger Agreement shall likewise automatically and without any further action on the part of any Person relieve the Guarantors of their obligations under this Limited Guarantee.

     3. Continuing Guarantee; Primary Obligations. This Limited Guarantee may not be revoked or terminated and shall remain in full force and effect until all of the Guaranteed Obligations have been satisfied in full. Subject to the provisions of the immediately preceding sentence, this Limited Guarantee is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, irrevocable and continuing guaranty of payment and not of collectibility and shall (a) be binding upon each Guarantor, its successors and permitted assigns and (b) inure to the benefit of, and be enforceable by the Company and its successors and permitted assigns against each Guarantor and its successors and permitted assigns. Each Guarantor agrees that it is directly liable to the Company and that a separate action may be brought against each Guarantor, irrespective of whether such action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in such action. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantors shall have no further obligations under this Limited Guarantee as of the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms under circumstances set forth in the Merger Agreement in which Parent would not be obligated to pay any Guaranteed Obligation, and (iii) the 90th day after any termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to pay any Guaranteed Obligation if the Company has not presented a claim for payment of any Guarantee Obligation to Parent or any Guarantor by such 90th day; provided, that, such claim shall set forth in reasonable detail the basis for such claim. Notwithstanding the foregoing, in the event that the Company or any of its Subsidiaries asserts in any litigation or other proceeding that the provisions of Section 1 hereof or that any other provisions of this Limited Guaranty are illegal, invalid or unenforceable in whole or in part, that the Guarantors are liable in excess of or to a greater extent than the applicable amount of the Guaranteed Obligations or asserting any theory of liability against the Guarantors or the Guarantor Affiliates of the Guarantors with respect to the transactions contemplated by the Merger Agreement other than liability of the Guarantors under this Limited Guarantee (as limited by the provisions of Section 1 and Section 9), then (i) the obligations of the Guarantors under this Limited Guarantee shall terminate ab initio and shall thereupon be null and void, (ii) if any Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments from the Company, and (iii) no Guarantor shall have any liability to the Company or any of its Affiliates with respect to the Merger Agreement, the Equity Commitment Letter, the transactions contemplated by the Merger Agreement or under this Limited Guarantee.

     4. No Recourse. The Company agrees and acknowledges that no Person other than the Guarantors has any obligations hereunder and that, notwithstanding that Guarantors may be limited partnerships, the Company hereunder has no remedy, recourse or right of recovery against, or contribution from, (i) any former, current or future general or limited partners, stockholders, holders of any equity, partnership or limited liability company interest, officer, member, manager, director, employees, agents, controlling persons, assignee or Affiliates of any Guarantor, (ii) Parent or Merger Sub, (iii) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent or Merger Sub or (iv) any former, current or future general or limited partners, stockholders, holders of any equity, partnership or limited liability company interest, officer, member, manager, director, employees, agents, attorneys, controlling persons, assignee or Affiliates of any of the foregoing (those persons and entities described in the foregoing clauses (i), (iii) and (iv) being referred to herein collectively as “Guarantor Affiliates”), through any Guarantor, Parent or Merger Sub or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of any Guarantor, Parent or Merger Sub against any Guarantor or any Guarantor Affiliate, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for its rights against the Guarantors under this Limited Guarantee; provided, however, that in the event any Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of all of such Guarantor’s remaining net assets plus uncalled capital is less than such Guarantor’s Pro Rata Share of the Guaranteed Obligations, then, in each such case, the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statue, regulation or other applicable law, against such continuing or surviving entity or such Person (in either case, a “Successor Entity”), as the case may be, but only to the extent of the unpaid liability hereunder up to the portion of amount of the Guaranteed Obligations for which such Guarantor is liable, as determined in accordance with this Limited Guarantee. As used herein, unless otherwise specified, the term Guarantor shall include such Guarantor’s Successor Entity.

     5. No Waiver; Cumulative Rights. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Company or allowed it by Law (and not limited by this Limited Guarantee) shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights or remedies against Parent or Merger Sub or any other Person liable for the Guaranteed Obligations prior to proceeding against the Guarantors hereunder and the failure by the Company to pursue rights or remedies against Parent or Merger Sub shall not relieve Guarantors of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of the Company. The Company shall have the right to seek recourse against Guarantors to the fullest extent provided for herein, and no election by the Company to proceed in one form of action or proceeding, or against any Person, or on any obligation, shall constitute a waiver of the Company’s right to proceed in any other form of action or proceeding or against any other Person unless the Company shall have expressly waived such right in writing. Nothing in this Limited Guarantee shall affect or be construed to affect any liability of Parent or Merger Sub to the Company.

      6. No Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent, Merger Sub or any other Person liable with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of such Guarantor’s obligation under or in respect of this Limited Guarantee or any other agreement in connection therewith, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against Parent, Merger Sub or such other Person, whether or not such claim, remedy or right arises in equity or under contract or Law, including the right to take or receive from Parent, Merger Sub or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Guaranteed Obligations and any other amounts that may be payable under this Limited Guarantee shall have been indefeasibly paid in full in cash or otherwise fully performed. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Guaranteed Obligations and any other amounts that may be payable under this Limited Guarantee, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and any other amounts that may be payable under this Limited Guarantee, in accordance with the terms of the Merger Agreement and herewith, whether matured or unmatured, or to be held as collateral for the Guaranteed Obligations or other amounts payable under this Limited Guarantee thereafter arising.

     7. Representations of Guarantor. Each Guarantor, severally and not jointly, hereby represents and warrants to the Company as to itself the following:

     (a) Guarantor has all requisite power and authority to execute and deliver this Limited Guarantee and to perform its obligations hereunder. The execution and delivery by Guarantor of this Limited Guarantee and the performance by Guarantor of its obligations hereunder have been duly authorized by all necessary action and no other action on the part of Guarantor or any other Person is necessary to authorize the execution or delivery of this Limited Guarantee or the performance by Guarantor of its obligations hereunder. This Limited Guarantee constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

     (b) The execution and delivery by Guarantor of this Limited Guarantee, do not, and the performance by Guarantor of its obligations hereunder will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under any provision of (i) the organizational documents of Guarantor, (ii) any Contract to which Guarantor is a party or by which any of its properties or assets is bound or (iii) any Order or Law applicable to Guarantor or its properties or assets. No Consent of, from or with any Governmental Entity is required to be obtained or made by or with respect to Guarantor in connection with the execution, delivery and performance of this Limited Guarantee.

     (c) Guarantor has the capacity (financial and otherwise) to pay and perform the obligations under this Limited Guarantee, including the Guaranteed Obligations, when payment of such obligations shall be due.

     (d) Guarantor is currently informed of the financial condition of Parent and Merger Sub, respectively, and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

     (e) Guarantor has read and understands the terms and conditions of the Merger Agreement.

     (f) Guarantor acknowledges that in consideration of the execution and delivery of the Merger Agreement by the Company, the Company is relying on the representations, warranties, covenants and agreements made by Guarantor in this Limited Guarantee.

     8. Payments; Availability of Funds. All payments to be made hereunder by the Guarantors shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and, subject to Section 2(c) hereof, shall be made without deduction (whether for taxes or otherwise), offset, defense, claim or counterclaim of any kind. For so long as this Limited Guarantee shall remain in effect in accordance with Section 3, each Guarantor shall have available to it all funds necessary for it to satisfy all of its obligations under this Limited Guarantee, including its Pro Rata Amount of the Guaranteed Obligations.

     9. Relationship of the Parties. Each party acknowledges and agrees that (a) this Limited Guarantee is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this Limited Guarantee nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, and (b) the obligations of each of the Guarantors under this Limited Guarantee are solely contractual in nature. Notwithstanding anything to the contrary contained in this Limited Guarantee, the liability of each Guarantor hereunder shall be several, not joint and several, based upon its respective Pro Rata Amount, and no Guarantor shall be liable for any amount hereunder in excess of its Pro Rata Amount of the amount payable by the Guarantors hereunder. The “Pro Rata Amount” for each Guarantor is as set forth below:

Name of Investor	Pro Rata Amount
MidOcean Partners III, L.P.	$30,923,174
MidOcean Partners III-A, L.P.	$16,439,991
MidOcean Partners III-D, L.P.	$2,636,834

     10. Attorneys’ Fees and Costs. Each Guarantor agrees to pay, on demand, all reasonable attorneys’ fees and all other costs and expenses that may be incurred by the Company in the enforcement of this Limited Guarantee if (i) such Guarantor asserts in any litigation or other proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms and (ii) the Company prevails in such litigation or proceeding.

     11. Amendment and Waiver. This Limited Guarantee may not be amended except by an instrument in writing signed on behalf of each of the parties; provided that no amendment of this Limited Guarantee shall relieve any Guarantor of, or reduce any Guarantor’s liability for, any Guaranteed Obligation with respect to Parent’s obligations under Section 7.06 of the Merger Agreement. A party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Limited Guarantee or (c) to the fullest extent permitted by Law, waive compliance with any of the agreements or conditions contained in this Limited Guarantee. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Limited Guarantee to assert any of its rights under this Limited Guarantee or otherwise shall not constitute a waiver of such rights.

     12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy, facsimile or email, upon confirmation of receipt or (2) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	if to Guarantors, to

c/o MidOcean Partners
320 Park Avenue
16th Floor
New York, NY 10022
Tel: (212) 497-1400
Fax: (212) 497-1373
Email: fschiff@midoceanpartners.com
nrabinsky@midoceanpartners.com
Attention: Frank Schiff and Noah Rabinsky

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Tel: (212) 446-4800
Fax: (212) 446-4900
Email: george.stamas@kirkland.com,
mark.director@kirkland.com, andrew.herman@kirkland.com
Attention: George P. Stamas, Mark D. Director
and Andrew M. Herman

with a copy to:

Hartzog Conger Cason & Neville
201 Robert S. Kerr Ave., Suite 1600
Oklahoma City, Oklahoma 73102
Tel: (405) 235-700

Fax: (405) 996-3403
Email:	lcason@hartzogLaw.com,
rwarren@hartzoglaw.com
Attention: Len Cason and Rick Warren

(b)	if to the Company, to

Pre-Paid Legal Services, Inc.
One-Pre-Paid Way
Ada, Oklahoma 74820
Tel: (580) 436 - 1234
Fax: (580) 436-7412
Attention: General Counsel

with a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Tel: (312) 782-0600
Fax: (312) 701-7711
	Email:	sdavis@mayerbrown.com
wkucera@mayerbrown.com
anoreuil@mayerbrown.com
Attention: Scott J. Davis, William R. Kucera
and Andrew J. Noreuil

and a copy to:

Fellers, Snider, Blankenship, Bailey & Tippens, P.C.
The Kennedy Building
321 South Boston, Suite 800
Tulsa, Oklahoma 74103-3318
Tel: (918) 599-0621
Fax: (918) 583-9659
Email: lfoster@fellerssnider.com
Attention: Lon Foster, III

     13. Interpretation. When a reference is made in this Limited Guarantee to a Section, such reference shall be to a Section of this Limited Guarantee unless otherwise indicated. The headings contained in this Limited Guarantee are for reference purposes only and shall not affect in any way the meaning or interpretation of this Limited Guarantee. Whenever the words “include”, “includes” or “including” are used in this Limited Guarantee, they shall be deemed to be followed by the words “without limitation” to the extent such words do not already follow any such term. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Limited Guarantee as a whole and not to any particular provision of this Limited Guarantee.

     14. Severability. If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     15. Counterparts. This Limited Guarantee (a) may be executed in counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall be considered one and the same agreement and (b) shall become effective when signed by all of the parties or when counterparts have been signed by each of the parties and delivered to all of the other parties. Delivery of an executed counterpart of this Limited Guarantee by facsimile shall be effective to the fullest extent permitted by applicable Law.

     16. Entire Agreement; No Third-Party Beneficiaries. This Limited Guarantee constitutes the entire agreement, and supersedes all prior agreements, arrangements and understandings, both written and oral, between the parties with respect to the subject matter hereof. No provision of this Limited Guarantee is intended to confer upon any Person other than the parties any rights or remedies.

     17. Confidentiality. Other than as required by Law (including as may be required in connection with any filing with the SEC in connection with the Merger) or the rules of any national securities exchange, each of the parties agrees that it will not, nor will it permit its advisors or Affiliates to, disclose to any person or entity the contents of this Limited Guarantee, other than to Parent and Merger Sub and their advisors who are instructed to maintain the confidentiality of this Limited Guarantee in accordance herewith.

     18. Governing Law. This Limited Guarantee and all disputes between the parties under or related to this Limited Guarantee or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by, and construed in accordance with, the Laws of the State of New York, without reference to conflicts of laws principles.

     19. Submission to Jurisdiction. Each party to this Limited Guarantee hereby (a) agrees that any litigation, proceeding or other legal action brought in connection with or relating to this Limited Guarantee or any matters or transactions contemplated hereby shall be brought, heard and determined exclusively in the courts of the State of Delaware located in New Castle County, Delaware or the federal courts of the United States of America located in the District of Delaware, (b) agrees not to bring any action or proceeding arising out of or relating to this Limited Guarantee or any matters or transactions contemplated by this Limited Guarantee in any other court, (c) consents and irrevocably submits itself to personal jurisdiction in connection with any such litigation, proceeding or action in any such court described in clause (a) of this Section 19, as well as to the jurisdiction of all courts to which an appeal may be taken from such court, and to service of process upon it in accordance with the rules and statutes governing service of process, (d) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (e) expressly waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum, (f) designates, appoints and directs Corporation Service Company, as its authorized agent to receive on its behalf service of any and all process and documents in such litigation, proceeding or action in the State of Delaware, (g) agrees to notify the other party to this Limited Guarantee immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation, (h) agrees, to the fullest extent permitted by Law, as an alternative method of service to service of process in such litigation, proceeding or action by mailing of copies thereof to such party at its address set forth in Section 12, (i) agrees, to the fullest extent permitted by Law, that any service made as provided herein shall be effective and binding service in every respect and (j) agrees that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable Law. Each of the parties further agrees to waive any bond, surety or other security that might be required of the other party with respect to any action or proceeding, including an appeal thereof.

     20. Waiver of Jury Trial. EACH PARTY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS GUARANTEE OR ANY MATTERS CONTEMPLATED HEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Limited Guarantee to be duly executed by their respective authorized officers all as of the date first written above.

MIDOCEAN PARTNERS III, L.P.

By:	MidOcean Associates, SPC, for and on behalf
of its Segregated Portfolio,
MidOcean Partners Segregated Portfolio III

By:
Name:
Title:

MIDOCEAN PARTNERS III-A, L.P.

By:	MidOcean Associates, SPC, for and on behalf
of its Segregated Portfolio,
MidOcean Partners Segregated Portfolio III

By:
Name:
Title:

MIDOCEAN PARTNERS III-D, L.P.

By:	MidOcean Associates, SPC, for and on behalf
of its Segregated Portfolio,
MidOcean Partners Segregated Portfolio III

By:
Name:
Title:

PRE-PAID LEGAL SERVICES, INC.

By:
Name:
Title:

EXHIBIT B

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION

OF

[SURVIVING CORPORATION]

     For the purposes of establishing a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated under the provisions and subject to the requirements of the Oklahoma General Corporation Act, as it may be amended from time to time (hereinafter referred to as the “Act”), the undersigned does make and file this Certificate of Incorporation and does hereby certify as follows:

     FIRST:           The name of the Corporation is:

[Surviving Corporation]

     SECOND: The duration of the Corporation is perpetual.

     THIRD: The address of its registered office in the State of Oklahoma is 115 S.W. 89th Street, Oklahoma City, Oklahoma 731139-8511. The name of its registered agent at such address is Corporation Service Company.

     FOURTH: The nature of the businesses or purposes to be conducted or promoted are:

     To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act, and in general, to possess and exercise all the powers and privileges granted by the Act or by any other law of Oklahoma or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.

     FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares, all of which shall be Common Stock. The par value of each such share of Common Stock is One Cent ($.01), amounting in the aggregate to One Dollar ($1.00) of capital. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter upon which holders of Common Stock are entitled to vote.

     SIXTH: (1) Indemnity for Third Party Actions. To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

     (2) Indemnity for Action by or in right of Corporation. To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such suit or action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SEVENTH. (1) To the fullest extent that the Act as it existed on [INSERT DATE OF CLOSING OF MERGER] (the “Effective Date”), permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or repeal.

          (2) If the Act is amended after the Effective Date to further limit or eliminate liability of this Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Act as so amended. If the Act is amended after the Effective Date to increase or expand liability of this Corporation’s directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

     EIGHTH: The Corporation reserves the right to amend or repeal any provision contained herein, to add any additional provisions hereto, to increase or decrease the number of authorized shares of stock, or to restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.

Annex B

Opinion of Berenson & Company, LLC

January 30, 2011

CONFIDENTIAL

The Special Committee of the Board of Directors
Pre-Paid Legal Services, Inc.
One Pre-Paid Way
Ada, OK 74820-5813

Ladies and Gentlemen:

Berenson & Company, LLC understands that Pre-Paid Legal Services, Inc. (the “Company”), MidOcean PPL Holdings Corp. (“Parent”) and PPL Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”), intend to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Merger Sub would be merged with and into the Company in a merger (the “Merger”), in which each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than any shares of Company Common Stock that are owned by the Company or any Company Subsidiary (as defined in the Agreement) or Parent or any subsidiary of Parent, would be converted into the right to receive $66.50 per share in cash (the “Merger Consideration”).

You have asked us to render our opinion to you as to whether the Merger Consideration to be received by the holders of the shares of the Company Common Stock pursuant to the Merger is fair from a financial point of view to such holders as of the date hereof (the “Opinion”).

In arriving at our Opinion, we have, among other things:

(i) reviewed the Agreement;

(ii) reviewed, and discussed with members of management of the Company, certain publicly available business and financial information relating to the Company that we deemed to be relevant, including the Company’s recent public filings and financial statements;

(iii) reviewed, and discussed with members of management of the Company, certain information, including financial forecasts, relating to the business, earnings, cash flow, capital structure, assets, liabilities and prospects of the Company, furnished to us by the Company;

(iv) participated in certain discussions and negotiations among representatives of the Company and Parent and their advisors; and

(v) reviewed such other information, performed such other analyses and took into account such other factors we deemed relevant.

The Special Committee of the Board of Directors Pre-Paid Legal Services, Inc. January 30, 2011 Page 2

For purposes of rendering the Opinion, we have assumed and relied upon the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independent verification of such information or for any independent valuation or appraisal of any assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor were we furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any laws relating to bankruptcy, insolvency or similar matters. We did not assume any obligation to, and accordingly did not, conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed, and relied upon the fact, that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the Company’s senior management as to the expected future financial performance of the Company. In addition, we have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have a materially adverse effect on the Company.

The Opinion is necessarily based upon economic, monetary, market and other conditions, and on information made available to us, as of the date hereof, and we assume no responsibility for updating, revising or reaffirming this Opinion based on circumstances, developments or events occurring after the date hereof. As you know, we are not legal, tax, accounting or regulatory experts and have relied on the assessments of other advisors to the Company and the Special Committee of the Board of Directors of the Company with respect to such issues.

The Opinion is provided at the request and solely for the use and benefit of the Special Committee of the Board of Directors of the Company. The Opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. This Opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed Merger. We do not express any view on, and the Opinion does not address, any term or aspect of the Agreement or Merger other than as described in the last paragraph of this letter. In addition, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the shares of Company Common Stock.

We are acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services, a portion of which will be payable upon delivery of this Opinion and a portion of which is contingent upon the consummation of the Merger, and the Company has agreed to reimburse our expenses and to indemnify us for certain liabilities arising out of our engagement. We also may provide investment banking and other financial services to the Company and Parent and their respective affiliates in the future for which we may receive compensation.

The Special Committee of the Board of Directors Pre-Paid Legal Services, Inc. January 30, 2011 Page 3

This Opinion has been approved by a fairness committee of Berenson & Company, LLC. This Opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval or as permitted in our engagement letter with the Special Committee of the Board of Directors of the Company.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the shares of the Company Common Stock pursuant to the Merger is fair from a financial point of view to the holders of such shares.

Very truly yours,

/s/ Berenson & Company, LLC

Annex C

18 Oklahoma Statutes §1091

APPRAISAL RIGHTS

A.	Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to the shares, who continuously holds the shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of the shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word “shareholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and “depository receipt” means an instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

B.	1.
Except as otherwise provided for in this subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Section 1081, other than a merger effected pursuant to subsection G of Section 1081, and Section 1082, 1086, 1087, 1090.1 or 1090.2 of this title.

	2.
a. No appraisal rights under this section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

		(1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

		(2) held of record by more than two thousand holders.

No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in subsection G of Section 1081 of this title.

b. In addition, no appraisal rights shall be available for any shares of stock, or depository receipts in respect thereof, of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

	3.
Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Section 1081, 1082, 1086, 1087, 1090.1 or 1090.2 of this title to accept for the stock anything except:

		a. shares of stock of the corporation surviving or resulting from the merger or consolidation or depository receipts thereof, or

		b. shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than two thousand holders, or

c. cash in lieu of fractional shares or fractional depository receipts described in subparagraphs a and b of this paragraph, or

d. any combination of the shares of stock, depository receipts, and cash in lieu of the fractional shares or depository receipts described in subparagraphs a, b, and c of this paragraph.

	4.	In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

C.	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

D.	Appraisal rights shall be perfected as follows:

	1.	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in the notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of the merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

	2.	If the merger or consolidation is approved pursuant to the provisions of Section 1073 or 1083 of this title, either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten (10) days thereafter shall notify each of the holders of any class or series of stock of the constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of the constituent corporation, and shall include in the notice a copy of this section. The notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify the shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the holder’s shares. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the holder’s shares. If the notice does not notify shareholders of the effective date of the merger or consolidation either:

a. each constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of the constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or

b. the surviving or resulting corporation shall send a second notice to all holders on or within ten (10) days after the effective date of the merger or consolidation; provided, however, that if the second notice is sent more than twenty (20) days following the mailing of the first notice, the second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of the holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given; provided, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be the effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

E.
Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders; provided, however, at any time within sixty (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. The written statement shall be mailed to the shareholder within ten (10) days after the shareholder’s written request for a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

F.	Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after service, shall file, in the office of the court clerk of the district court in which the petition was filed, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or other publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

G.	At the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with this direction, the court may dismiss the proceedings as to that shareholder.

H.	After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

I.	The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be made to each shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing the stock. The court’s decree may be enforced as other decrees in the district court may be enforced, whether the surviving or resulting corporation be a corporation of this state or of any other state.

J.	The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

K.	From and after the effective date of the merger or consolidation, no shareholder who has demanded appraisal rights as provided for in subsection D of this section shall be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if the shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of the shareholder to an appraisal shall cease; provided further, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and approval may be conditioned upon terms as the court deems just.

L.	The shares of the surviving or resulting corporation into which the shares of any objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRE-PAID LEGAL SERVICES, INC.
ONE PRE-PAID WAY
ADA, OKLAHOMA 74820-5813

There are three ways to vote: by the Internet, by Telephone or by Mail. Internet and Telephone voting authorizes the named proxies to vote your shares in the same manner as if you had returned your Proxy Card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

VOTE BY INTERNET - [●]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [●]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to [●].

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE FOLLOWING PROPOSALS.

		FOR	AGAINST	ABSTAIN

1.	To adopt the Agreement and Plan of Merger, dated as of January 30, 2011, by and among the Company, MidOcean PPL Holdings Corp. and PPL Acquisition Corp., as such agreement may be amended from time to time (the “Merger Agreement”).	☐	☐	☐
2.	To authorize the Company’s board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the proposal in Item 1. and FOR the proposal in Item 2. In their discretion, the persons named in this proxy are authorized to vote on such other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Company’s board of directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PRE-PAID LEGAL SERVICES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Special Meeting of Shareholders

[●], 2011

     The shareholder(s) of Pre-Paid Legal Services, Inc., an Oklahoma corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of the Company, each dated [●], 2011, and hereby appoints Randy Harp and Kathleen S. Pinson, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company’s special meeting of shareholders to be held at the Company’s corporate offices located at One Pre-Paid Way, Ada, Oklahoma, on [●], 2011, at [●]a.m., local time, and at any adjournment or postponement thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE, WILL BE VOTED “FOR” THE PROPOSAL IN ITEM 1. AND “FOR” THE PROPOSAL IN ITEM 2. ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.